As filed with the Securities and Exchange Commission on February 11, 2019

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOCIAL REALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7311	45-2925231
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

456 Seaton Street

Los Angeles, CA 90013

telephone (323) 694-9800

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Paracorp Incorporated

2140 S Dupont Hwy

Camden, DE  19934

Telephone: (302) 697-4590

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

———————

Copy to:

Raul Silvestre

Silvestre Law Group, P.C.

31200 Via Colinas, Suite 200

Westlake Village, CA 91362

(818) 597-7552

Fax (805) 553-9783

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If any emerging growth company, indicate by check mark if the registrant has elected to extend the transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(b) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Offering Price Per Share		Proposed Aggregate Offering Price	Amount of Registration Fee

Big Token Preferred Tracking Stock	20,000,000	$0.20	(2)	$4,000,000	$484.80
Total	20,000,000			4,000,000

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(1)	Pursuant to SEC Rule 416, also covers additional common shares that may be offered to prevent dilution as a result of stock splits or stock dividends.

(2)

We will receive user data instead of cash as consideration for the issuance of the shares. We have set the Purchase Price of shares for data based on our management’s evaluation of the fair value of the data to be received.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	February 11, 2019

Social Reality, Inc.

20,000,000 Shares of BIGToken Preferred Tracking Stock

——————————————

This prospectus relates to the offer of up to 20,000,000 shares of our BIGToken Preferred Tracking Stock, par value $0.001 per share (“Preferred Tracking Stock”), by Social Reality, Inc. (the “Company”). The shares of Preferred Tracking Stock will be issued to users of the BIGToken application (“BIGToken Application”), our wholly owned subsidiary’s consumer data management and distribution system pursuant to such users’ interactions and use with the BIGToken Application and the completion of tasks thereunder.

The shares of the Preferred Tracking Stock will be subject to the BIGToken Preferred Tracking Stock Policy (“Tracking Stock Policy”). See “Synopsis of BIGToken Application,” “Plan of Distribution,” “BIGToken Application,” and “Description of Securities” sections contained in this Prospectus for more information. The shares of Preferred Tracking Stock will be issued for no monetary consideration and can be issued in fractional shares in amounts as small as 0.000001 of a share. No underwriter or person has been engaged to facilitate the sale or distribution of the Preferred Tracking Stock in this prospectus. The shares will be distributed directly by Social Reality.

Currently, the Company’s Class A Common Stock is traded on the NASDAQ Capital Market under the symbol “SRAX.” The Company’s Preferred Tracking Stock is not presently traded on any market or securities exchange and we have not applied for listing or quotation on any public market. No assurances can be given that a public market for the Preferred Tracking Stock will ever materialize. Additionally, even if a public market for the Preferred Tracking Stock develops and the shares become traded, the trading volume may be limited, making it difficult to sell such shares.

Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA 90013, telephone 323-694-9800.

Recipients of the Preferred Tracking Stock must consent to electronic delivery of this Prospectus, the accompanying, all prospectus amendments and supplements, confirmations and other information relating to this offering. This consent may not be revoked. Upon receipt of Preferred Tracking Stock pursuant to the redemption of points in the BIGToken Application, you must also consent to electronic delivery of annual reports, proxy statements, communications and other materials provided generally to our stockholders from time to time.

The BIGToken Application and redemptions of points thereunder may be suspended, modified, terminated at any time. The terms and conditions of the BIGToken Application and the Tracking Stock Policy may be changed, limited, modified or eliminated at any time.

As described in more detail in the “BIGToken Application” section of this Prospectus, you will be required to agree to certain rules, regulations, and policies of the BIGToken Application.

The Shares of Preferred Tracking Stock will be issued in book-entry form through our transfer agent, Transfer Online.

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Investing in our Class A Common Stock and Preferred Tracking Stock is highly speculative and involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” on page 8 of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [_________], 2019

Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You may rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide information or to make representations not contained in this prospectus. This prospectus is neither an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where an offer or solicitation would be unlawful. Neither the delivery of this prospectus, nor any sale made under this prospectus, means that the information contained in this prospectus is correct as of any time after the date of this prospectus. This prospectus may be used only where it is legal to offer and sell these securities.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

i

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety by reference to the more detailed information and financial statements in this prospectus and related notes included elsewhere herein. This prospectus contains forward-looking statements, which involves risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” and elsewhere in this prospectus. Since this is only a summary, it does not contain all of the information that may be important to you in making your investment decision. You should carefully read the more detailed information contained in this prospectus, including our financial statements in this prospectus and related notes. Our business involves significant risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 8 of this prospectus.

As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” the “Company” and “Social Reality” refer to Social Reality, Inc. Also, any reference to “common stock” refers to our Class A common stock, $0.001 par value per share. Any references to “preferred tracking stock” refers to our BIGToken Preferred Tracking Stock, $0.001 par value, being registered hereunder.

Our Company

We are a digital marketing and data technology company with tools to reach and reveal valuable audiences with marketing and advertising communication. Our machine-learning technology analyzes marketing data to identify brands and content owners' core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, we discover new and measurable opportunities that amplify campaign performance and maximize profits. In addition to our business services and technologies, we also operate a direct to consumer platform, BIGToken, that enables consumers to own, manage and sell access to their digital identity and data. This provides us with a direct consumer relationship and gives us valuable proprietary data. We derive our revenues from:

•

sales of digital advertising campaigns to advertising agencies and brands;

•

sales of media inventory through real-time bidding, or “RTB”, exchanges;

•

sale and licensing of our SRAX Social platform and related media;

•

creation of custom platforms for buying media on SRAX for large brands; and

•

sales of proprietary consumer data.

The core elements of our business as of are:

•

SRAXcore is our generalized services and technologies supporting brands and agencies in data management, audience optimization, and multi-channel and omnichannel media and marketing services;

•

SRAX Social is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence;

•

SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales; and

•

SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments; and

•

SRAXir tools to assist public companies in analyzing and marketing to their shareholder population; and

•

BIGtoken which is a platform for consumers to own, manage and participate in the sales of their digital data, which provides SRAX proprietary audiences and data.

BIGTOKEN

Summary

We have formed a wholly-owned subsidiary, BIG Token, Inc. (“BIGToken Sub”). Social Reality, Inc. will be the issuer of our Preferred Tracking Stock which is intended to track the financial performance of our BIGToken Sub and BIGToken Application (“BIGToken”). Our Preferred Tracking Stock is intended to be a rewards system for using and interacting our BIGToken whereby users receive points convertible into shares of our Preferred Tracking Stock in exchange for their information. We have developed BIGToken as a way for consumers to benefit off of the use of their data in the online world. In BIGToken, users will have the ability to earn points that are convertible into shares of Preferred Tracking Stock through the completion of tasks. The shares of Preferred Tracking Stock will have such rights as further described herein.

We currently anticipate that our products and technologies will be enhanced through the creation of BIGToken, and that users in the application will fall into three basic categories:

•

Manufacturers, consumer product companies, marketing firms, brands and other sellers of goods and services;

•

Individuals that provide personally identifiable information to us and our customers; and

•

Application developers that will include the BIGToken software into their applications.

As specified herein, these categories will allow users will earn shares of Preferred Tracking Stock by performing certain tasks in BIGToken, including but not limited to:

•

Users will earn points that will be redeemable for shares of Preferred Tracking Stock by signing up for an account with BIGToken, provided they meet all of the eligibility rules, and agree to the terms of service contained therein;

•

Users will earn points redeemable for shares of shares of Preferred Tracking Stock through answering questions, taking surveys, enabling location tracking, integrating social media accounts, uploading data from retailers and banking systems, and a variety of other methods to be updated from time to time (collectively “Actions”);

•

Users will earn points redeemable for shares of Preferred Tracking Stock when they refer new users that sign up for BIGToken;

•

Users will earn points redeemable for shares of Preferred Tracking Stock from the Actions that their referred network complete; and

•

Users will earn points redeemable for shares of Preferred Tracking Stock when businesses and third parties purchase access to their data.

BIGToken is designed for consumers to own, manage, and earn from their digital identity and data. Consumers are rewarded for providing their data and completing other activities in the BIGToken platform through the receipt of points that are redeemable for the Preferred Tracking Stock. Any eligible consumer can participate. Each participating consumer is subject to the following:

•

Simple Sign-up. Eligible users will be able to sign up for an account on BIGToken by downloading the application at the App Store and Google Player, or at https://bigtoken.com and creating an account. A list of the terms, conditions, and agreements are available at https://www.bigtoken.com.

•	No Fees to Sign-up. Users will be able to use BIGToken at no cost.
•

Fully Electronic Stockholder Communications. To use BIGToken and receive shares of Preferred Tracking Stock, users must agree, subject to applicable law, to receive all stockholder communications from BIGToken and the Company electronically.

•	Review Positions Online. Users can access their account on BIGToken and stock rewards earned by visiting https://bigtoken.com.
•

No Control over Exact Timing of Transactions. Users will not have complete control over the exact timing of certain transactions or the value of the shares of Preferred Tracking Stock at the time they are earned or eventually sold or otherwise disposed of.

•	Right to Suspend. BIGToken, and the shares of Preferred Tracking Stock to be issued thereunder, may be suspended, modified, or terminated at any time.
•

Access to Features. Users of BIGtoken will have access to platform features that are essential for earning points and the preferred tracking stock such as Actions, Team, Stream, and other features like Friends, Messaging, and Wallet.

The Offer

Eligible users will be able to earn shares of Preferred Tracking Stock for completing certain tasks enumerated in BIGToken and as further governed by the rules and terms as updated and amended from time to time and contained at https://bigtoken.com.

Any questions regarding BIGToken or the terms, conditions and rules governing BIGToken should be referred to https://bigtoken.com.

Applicable Restrictions

Must be eighteen (18) years or older to participate.

Referral Offer Program Rules

Stream is a feature in the application that supports referral incentivization. For each referred user, the referring user receives an immediate point award for a signed up and verified referred user. The referring user earns from each Action that the referred user completes and the Actions of their network for 14 referral levels below the original referring user.

Source of the Shares of Preferred Tracking Stock

Shares of our Preferred Tracking Stock, or such fractional shares thereof, will be issued as stipulated in our Preferred Tracking Stock Policy. Please see the section of this prospectus entitled “BIGToken Preferred Tracking Stock Policy.”

Timing of Receipt of Shares of Preferred Tracking Stock

Eligible users that have earned points will be eligible to receive shares or fractional shares of Preferred Tracking Stock in exchange for their points. The shares will be issued by Transfer Online, our transfer agent, pursuant to the terms of the BIGToken Preferred Tracking Stock Policy.

Electronic Book-Entry of Shares

Shares earned from BIGToken will be issued in your name in book-entry form. Physical certificates are not available.

Communications and Reports to Participants

By becoming a user of the BIGToken Application, you agree, for so long as you continue as a user or hold shares of Preferred Tracking Stock, to receive all communications from the Company electronically either via email or email notification to access online information (except when the Company is required to provide the option for non-electronic communication or documentation by law or regulation upon your request). Electronic communication will include, but will not be limited to, confirmations of transactions, account statements, proxy materials and stockholder communications, notices of modifications of BIGToken and the Preferred Tracking Stock Policy as well as other basic communications. Any communications electronically delivered to you, will be deemed to have been received by you at the time notice by email is sent to your email address, and any communications delivered by email when sent to your email address. You agree to advise the Company promptly of any change of your email and/or residential address. You also agree to notify the Company promptly of any errors or omissions in any transaction or in the handling of your use of BIGToken.

You will also consent to electronically receive U.S. tax reporting documents (such as an IRS Form 1099-B) upon your receipt of shares of Preferred Tracking Stock unless you affirmatively opt to receive them in paper form by writing to the Company at Corporate Secretary of Social Reality, 456 Seaton St. Los Angeles, CA 90013.

Termination of Plan Participation

You may discontinue your membership and use of BIGToken at any time by deleting your data in the application and then terminating your account in the application.

Cost to Participants

Applicable fees are as follows:

BIGToken Sign up:	No charge
Receive earned shares of Preferred Tracking Stock:	No charge

The fees specified above may be changed at any time. The Company will provide you with advance notice of the imposition of any change to such fees. Furthermore, the Company reserves the right to terminate any account that the Company, in its sole discretion, deems to violate the terms of use or that engages in suspicious activity.

Additional Information about BIGToken

Responsibilities. The shares of Preferred Tracking Stock may never have any value. The Company, nor any of its affiliates will be liable for any act done in good faith, or as required by applicable law, or for any good faith omission to act. This includes, without limitation, any claims for liability relating to the prices at which shares of our Preferred Tracking Stock are disposed of or sold for you, the dates of redemption or sales, or any change in the value of the Preferred Tracking Stock.

Your ownership of the Preferred Tracking Stock earned through BIGtoken represents an investment in our securities. You are responsible for the investment decisions regarding your shares of Preferred Tracking Stock, subject to the terms of the Preferred Tracking Stocks. We will not provide any investment advice. You must make independent investment decisions regarding your shares of Preferred Tracking Stock earned pursuant to BIGToken based upon your own judgment and research.

You are responsible for all costs that you separately incur in connection with your use of BIGToken or your earning of shares of the Preferred Tracking Stock, such as the cost of your Internet service provider or any fees that your bank, or brokers may charge you. You are responsible for providing notice of any change in your email address, or other personal or payment information on in BIGToken.

BIGToken Changes or Interpretations. This prospectus (including any supplements or revisions that may be distributed in the future) sets forth the material terms of BIGToken. We reserve the right to add to, suspend, modify, or terminate BIGToken or the earning of any rewards thereunder at any time. You will receive notice of any significant addition, suspension, modification, or termination. The Company also reserves the right to change any administrative procedures of BIGToken without notice.

We will determine any question of interpretation arising under the BIGToken Application, and any such determination will be final. Any action taken by us to effectuate the BIGToken Application in the good faith exercise of our or its respective judgment will be binding on all parties.

BIGTOKEN PREFERED TRACKING STOCK POLICY

The Shares of BIGToken Preferred Tracking Stock being registered hereunder are subject to our Tracking Stock Policy.

Corporate Information

We were incorporated in the state of Delaware in 2011. Our principal executive offices are located at 456 Seaton Avenue, Los Angeles, CA 90013, telephone number 323-694-9800. We maintain a website at www.srax.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site into this prospectus.

The Offering

Securities offered	Up to 20,000,000 share(s) of Preferred Tracking Stock.

Offering price

The Preferred Tracking Stock is being issued pursuant to the redemption of points derived from interactions of users with BIGToken.  The shares of Preferred Tracking Stock are not being issued for monetary consideration.

Use of proceeds	We will not receive any proceeds pursuant to the issuance of the Preferred Tracking Stock.

Description of the Preferred Tracking Stock	A brief outline of the terms of the Preferred Tracking Stock is contained herein. For a more complete description, please see Description of Securities, beginning on page 22 of this Prospectus.

Dividends	Holders of the Preferred Tracking Stock may receive dividends at the discretion of the Board of Directors – See “Dividends” in the Description of Securities section.

Voting Rights:	None

Liquidation

Holders of the Preferred Tracking Stock shall have rights to a percentage of the liquidation of assets of the BIGToken Group (as defined below) and / or Social Reality – See “Liquidation” in the Description of Securities section.

Redemption/Exchange/Conversion

(1)

The Preferred Tracking Stock may be redeemed by The Company in exchange for (i) cash or (ii) common stock of a subsidiary owning the BIGToken Group – See “Redemption/Exchange of Preferred Tracking Stock by the Company” in the Description of Securities section.

(2)

Upon the sale / disposition of some or all of the assets of the BIGToken Group, the Company may (i) pay a dividend, (ii) redeem the shares, (iii) convert the shares into shares of Common Stock of Social Reality, or (iv) a combination of the foregoing – See “Dividend, Redemption or Conversion in Case of BIGToken Group Disposition” in the Description of Securities section.

(3)

Upon meeting certain ownership conditions, a holder of Preferred Tracking Stock may elect to redeem some or all of its shares for cash – See “Redemption for Cash at the Election of Holder” in the Description of Securities section.

(4)

Upon certain conditions being met, the Company may, in its sole discretion, convert all of the outstanding shares of Preferred Tracking Stock into Common Stock of Social Reality – See “Conversion of Preferred Tracking Stock into Common Stock” in the Description of Securities section.

U.S. federal income tax consequences

For material U.S. federal income tax consequences of the ownership, disposition, redemption, exchange, and conversion of the Preferred Tracking Stock, please see Material U.S. Federal Income Tax Considerations section.

Electronic Form and Transferability

Preferred Tracking Stock will be issued in electronic form only and will be available exclusively through our transfer agent. Shares of our Preferred Tracking Stock are new securities; there are currently none issued and there is currently no established market. We do not intend to apply for a listing of our Preferred Tracking Stock on any securities exchange or for their inclusion in any established automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for our Preferred Tracking Stock. The Preferred Tracking Stock will not be listed on any exchange and will not be transferable except through our transfer agent and subject further to applicable federal and state securities laws. There can be no assurance that an active trading market for the Preferred Tracking Stock will develop, or that you will be able to resell shares of our Preferred Tracking Stock at a price that would reflect their fundamental value, if at all.

Risk Factors

You should read the “Risk Factors” section of this Prospectus beginning on page 8 for a discussion of factors you should consider carefully before deciding whether to purchase our securities or participate and use BIGToken.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act", and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act".

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

Investing in our Class A common stock or our Preferred Tracking Stock offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our securities. If any of the following events were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you could lose some or all of your investment

Risks Related to our Business

We have a history of losses and there are no assurances we will report profitable operations in the foreseeable future.

We reported net losses of $6,658,882 and $4,248,233 for the years ended December 31, 2017 and 2016, respectively. At December 31, 2017, we had an accumulated deficit of $21,148,706. For the nine months ended September 30, 2018, we reported net income of $12,717,573. As of September 30, 2018, we had an accumulated deficit of $8,431,134. Our future success depends upon our ability to continue to grow our revenues, contain our operating expenses and generate profits. We do not have any long-term agreements with our customers. There are no assurances that we will be able to increase our revenues and cash flow to a level which supports profitable operations. In addition, our operating expenses increased 3.2% in 2017 from 2016. As described elsewhere herein, in 2017 we made certain changes in our operations to limit growth of operating expenses and focus our resources in areas of our operations which we believe have the greatest potential to increase our revenues. We additionally sold the SRAXmd product line in August 2018, which accounted for a substantial portion of our revenue. We may continue to incur losses in future periods until such time, if ever, as we are successful in significantly increasing our revenues and cash flow beyond what is necessary to fund our ongoing operations and pay our obligations as they become due. If we are able to significantly increase our revenues in future periods, the rapid growth which we are pursuing will strain our organization and we may encounter difficulties in maintaining the quality of our operations. If we are not able to grow successfully, it is unlikely we will be able to generate sufficient cash from operations to pay our operating expenses and service our debt obligations, or report profitable operations in future periods.

Our independent registered public accounting firm has substantial doubts about our ability to continue as a going concern.

At December 31, 2017, we had an accumulated deficit of $21,148,706 and at September 30, 2018, we had an accumulated deficit of $8,431,134. Primarily as a result of our recurring losses from operations, negative cash flows and our accumulated deficit, our independent registered public accounting firm has included in its report for the year ended December 31, 2017, an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, our ability to obtain sufficient financing to support our operations.

Our operations rely on various third party vendors and if we lose these vendors it may adversely affect our financial position and results of operations.

We rely on third party vendors to provide us with media inventory to facilitate sales of advertising, the majority of which are engaged on a per order basis. Any loss of these vendors or ligation arising out of our failure to satisfy our obligations to any of these vendors could disrupt our business and have a material negative effect on our operations.

Our success is dependent upon our ability to effectively expand and manage our relationships with our publishers. We do not have any long-term contracts with our publishing partners.

We do not generate our own media inventory. Accordingly, we are dependent upon our publishing partners to provide the media which we sell. We depend on these publishers to make their respective media inventories available to us to use in connection with our campaigns that we manage, create or market. We are not a party to any long-term agreements with any of our publishing partners and there are no assurances we will have continued access to the media. Our growth depends, in part, on our ability to expand and maintain our publisher relationships within our network and to have access to new sources of media inventory such as new partner websites and Facebook pages that offer attractive demographics, innovative and quality content and growing Web user traffic volume. Our ability to attract new publishers to our networks and to retain Web publishers currently in our networks will depend on various factors, some of which are beyond our control. These factors include, but are not limited to, our ability to introduce new and innovative products and services, our pricing policies, and the cost-efficiency to Web publishers of outsourcing their advertising sales. In addition, the number of competing intermediaries that purchase media inventory from Web publishers continues to increase. In the event we are not able to maintain effective relationships with our publishers, our ability to distribute our advertising campaigns will be greatly hindered which will reduce the value of our services and adversely impact our results of operations in future periods.

If we were to lose access to the Facebook platform, our SRAX Social growth would be limited and we could lose our existing revenue from these sources.

Facebook currently provides access to companies to build applications on their platform. We have built our SRAX Social platform to use the Facebook application programming interface, or APIs. The loss of access to the Facebook platform would limit our ability to effectively grow a portion of our operations. We are subject to Facebook's standard terms and conditions for application developers, which govern the promotion, distribution and operation of applications on the Facebook platform. Facebook reserves the right to change these terms and conditions at any time. Our business would be harmed if Facebook:

•	discontinues or limits access to its platform by us and other application developers;

•

modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or changes how the personal information of its users is made available to application developers on the Facebook platform or shared by users;

•	establishes more favorable relationships with one or more of our competitors; or

•	develops its own competitive offerings.

We have benefited from Facebook's strong brand recognition and large user base. Facebook has broad discretion to change its terms of service and other policies with respect to us and other developers, and any changes to those terms of service may be unfavorable to us. Facebook may also change its fee structure, add fees associated with access to and use of the Facebook platform, change how the personal information of its users is made available to application developers on the Facebook platform or restrict how Facebook users can share information with friends on their platform. In the event Facebook makes any changes in the future, we may have to modify the structure of our campaigns which could impact the effectiveness of our campaigns and adversely impact our results of operations in future periods.

If we lose access to RTB inventory buyers our business may suffer.

In an effort to reduce our dependency on any one provider of advertising demand, we created a platform that utilizes feeds from a number of demand sources for our inventory. We believe that our proprietary technology assists us in aggregating this demand, as well as providing the tools needed by our publishing partners to evaluate and track the effectiveness of the demand that we are aggregating for them. In the event that we lose access to a majority of this demand, however, our revenues would be impacted and our results of operations would be materially adversely impacted until such time, if ever, as we could secure alternative sources of demand for our inventory.

We depend on the services of our executive officers and the loss of any of their services could harm our ability to operate our business in future periods

Our success largely depends on the efforts and abilities of our executive officers, including Christopher Miglino and Kristoffer Nelson. We are a party to an employment agreement with Mr. Miglino and an "at will" agreement with Mr. Nelson. Although we do not expect to lose their services in the foreseeable future, the loss of any of them could materially harm our business and operations in future periods until such time as we were able to engage a suitable replacement.

If advertising on the Internet loses its appeal, our revenue could decline.

Our business model may not continue to be effective in the future for a number of reasons, including:

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a decline in the rates that we can charge for advertising and promotional activities;

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our inability to create applications for customers;

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internet advertisements and promotions are, by their nature, limited in content relative to other media;

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companies may be reluctant or slow to adopt online advertising and promotional activities that replace, limit or compete with their existing direct marketing efforts;

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companies may prefer other forms of Internet advertising and promotions that we do not offer;

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the quality or placement of transactions, including the risk of non-screened, non-human inventory and traffic, could cause a loss in customers or revenue; and

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regulatory actions may negatively impact our business practices.

If the number of companies who purchase online advertising and promotional services from us does not grow, we may experience difficulty in attracting publishers, and our revenue could decline.

Additional acquisitions may disrupt our business and adversely affect results of operations.

We may pursue acquisitions in an effort to increase revenue, expand our market position, add to our technological capabilities, or for other purposes. However, any future acquisitions would likely involve risk, including the following:

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the identification, acquisition and integration of acquired businesses requires substantial attention from management. The diversion of management's attention and any difficulties encountered in the transition process could hurt our business;

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the anticipated benefits from an acquisition may not be achieved, we may be unable to realize expected synergies from an acquisition or we may experience negative culture effects arising from the integration of new personnel;

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difficulties in integrating the technologies, solutions, operations, and existing contracts of the acquired business;

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we may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company, technology, or solution;

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to pay for future acquisitions, we could issue additional shares of our Class A common stock or pay cash, raised through equity sales or debt issuance. The issuance of any additional shares of our Class A common stock would dilute the interests of our current stockholders, and debt transactions would result in increased fixed obligations and would likely include covenants and restrictions that would impair our ability to manage our operations; and

•

new business acquisitions can generate significant intangible assets that result in substantial related amortization charges and possible impairments.

While our general growth strategy includes identifying and closing additional acquisitions, we are not presently a party of any agreements or understandings. There are no assurances we will acquire any additional companies.

Failure to meet the financial performance guidance or other forward-looking statements we have provided to the public could result in a decline in our stock price.

We have previously provided, and may provide in the future, public guidance on our expected financial results for future periods. Although we believe that this guidance provides investors with a better understanding of management's expectations for the future and is useful to our stockholders and potential stockholders, such guidance is comprised of forward-looking statements subject to the risks and uncertainties. Our actual results may not always be in line with or exceed the guidance we have provided.

Risks Related to the Ownership of our BIGToken Preferred Tracking Stock

Your ownership of the BIGToken Preferred Tracking Stock will subject you to the risks associated with an investment in Social Reality as a whole.

Holders of the Preferred Tracking Stock will be subject to risks associated with an investment in Social Reality whole, even if a holder only owns the Preferred Tracking Stock, and not any Common Stock of Social Reality. Except as expressly stated in the Description of Securities section of this Prospectus, holders of the Preferred Tracking Stock will not have any legal rights related to specific assets attributed to BIGToken Group. Rather, Social Reality will retain and any future stockholders of the BIGToken subsidiary will retain legal title to all of its assets, and, in any liquidation, holders of the Preferred Tracking Stock will, together with holders of our Common Stock, be entitled to each receive certain percentages of our available net assets available for distribution to stockholders after we satisfy our creditors and other obligations. See "Description of Securities" for a further discussion of the liquidation rights.

The shares of Preferred Tracking Stock may be redeemed, converted, or exchanged by the Company without your consent, which may diminish your ability to dispose of your shares when you determine is most advantageous.

Once you have received shares of Preferred Tracking Stock, the Company, upon meeting certain conditions and events, may (i) declare dividends, (ii) force a redemption for cash or securities, or (iii) convert your shares into Common Stock of the Company. As such, you may not be able to dispose of your shares of Preferred Tracking Stock at a time that you determine to be most advantageous to you financially. A further discussion of these features is contained in the Description of Securities section of this Prospectus.

If you decide to redeem your shares of Preferred Tracking Stock, you will be required to do so during certain predetermined times contained in the terms of the Preferred Tracking Stock.

Upon a voluntary redemption of the Preferred Tracking Stock by a holder, you will be required to provide certain notices and will only receive your monetary payments on certain dates as described in the Company’s Tracking Stock Policy. Accordingly, you may not be able to access your capital for numerous weeks or months, pursuant to compliance with the applicable notice and voluntary redemption requirements contained in the Tracking Stock Policy.

The Preferred Tracking Stock’s value is determined and dependent on the revenue and success of the BIGToken Application, which may never be completed, successful, or profitable.

The BIGToken Application is currently in open beta and as such has never generated any revenue. The value of the Preferred Tracking Stock is dependent on the BIGToken Application achieving profitability, or your ownership of any Preferred Tracking Stock may not have any value at all. There can be no assurances that the BIGToken Application will ever be completed, will ever derive revenue, or will ever achieve profitability. Furthermore, even if the BIGToken Application becomes profitable, it may be discontinued by the board of directors of BIGToken at any time without your input.

Any awards of Preferred Tracking Stock received may have adverse tax consequences to you.

You will be subject to U.S. federal income tax on the value of your awards of Preferred Tracking Stock upon redemption of points earned in the BIGToken Application. Your participation in the BIGToken Application may also increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form. See “Certain U.S. Federal Income Tax Considerations,” contained in this Prospectus for more information on the U.S. federal income tax consequences of participation in the BIGToken Application.

There is no public market for the Company’s Preferred Tracking Stock and no assurance can be given that one will ever develop.

The Preferred Tracking Stock is not traded on an exchange or on the OTC Bulletin Board. Without a market for the Preferred Tracking Stock, there is only a limited ability of a security holder to sell their securities, if any, as those transfers or sales would be made privately. Therefore, unless redeemed, converted, or exchanged pursuant to the terms of the Preferred Tracking Stock, your ownership of the Preferred Tracking Stock should be considered as totally illiquid, and investors are cautioned that they may not be able to liquidate their investment readily, or at all, when the need or desire to sell arises. Moreover, no assurances can be given that a public market for the Preferred Tracking Stock will ever materialize. Additionally, even if a public market for the Preferred Tracking Stock develops and become traded, the trading volume may be limited, making it difficult to sell such shares.

The Preferred Tracking Stock has no voting rights and Social Reality, Inc., as a holder of all of the outstanding common stock of BIGToken, Inc., will have control over key decision making as a result of their control over a majority of our voting stock.

The Preferred Tracking Stock will not have any voting rights and thus the holders will not have any say in the decision making of BIGToken, Inc. and its assets, including the BIGToken Application. As of the date hereof, 100% of the issued and outstanding voting capital stock of BIGToken, Inc. is owned by the Company and thus, until additional shares of voting stock are issued, the Company will have voting control.

Our board of directors has the ability to change our Tracking Stock Policy as well as the rules, regulations and suitability requirements of the BIGToken Application at any time without a vote of our stockholders, and to issue additional shares of preferred stock that may have rights, preferences and privileges superior to the Preferred Tracking Stock, which may adversely affect the market value of the Preferred Tracking Stock.

We are authorized under our Certificate of Incorporation to issue up to 30,000,000 additional shares of preferred stock in addition to the outstanding shares of Preferred Tracking Stock being offered in this prospectus. These “blank check” preferred shares, give our Board of Directors the ability, without shareholder approval, to issue one or more series of preferred stock having rights, preferences, privileges and restrictions that may be superior to the Preferred Tracking Stock and may adversely affect the market value of the Preferred Tracking Stock.

Additionally, the Board of Directors has the sole authority to modify, amend, or terminate the Tracking Stock Policy and the eligibility and suitability requirements of the BIGToken Application. Any changes thereto may be made without your consent and may adversely affect the market value of the Preferred Tracking Stock.

There is no public market for the Preferred Tracking Stock no assurances can be given that one will ever develop.

Ownership of our Preferred Tracking should be considered as totally illiquid, and investors are cautioned that they may not be able to liquidate their investment readily or at all when the need or desire to sell arises. Moreover, no assurances can be given that a public market for the Preferred Tracking Stock will ever materialize. Additionally, even if a public market develops and our Preferred Tracking Stock become listed, the trading volume may be limited, making it difficult for an investor to sell shares.

The market price of the Preferred Tracking Stock may not reflect the performance of BIGToken as we intend.

The market price of the Preferred Tracking Stock may not reflect the performance of the BIGToken Group. Holders of Preferred Tracking Stock are stockholders of Social Reality as a whole and, as such, are subject to all risks associated with an investment in Social Reality and all of its businesses, assets, and liabilities. As a result of the characteristics of tracking stocks, tracking stocks often trade at a discount to the estimated value of the assets or businesses they are intended to track.

The market price of the Preferred Tracking Stock may be volatile, could fluctuate substantially, and could be affected by factors that do not affect traditional capital stock.

The market price of the Preferred Tracking Stock may be materially affected by, among other factors:

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Actual or anticipated fluctuations in the BIGToken Group’s operating results;

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Issuances of additional securities in BIGToken, Inc. or additional issuances classes of preferred stock in Social Reality that relate to the performance of BIGToken;

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Changes in market valuations of other companies in similar types of businesses;

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The complex nature and potential difficulties investors may have in understanding the terms of the Preferred Tracking Stock and the blockchain technology utilized in the BIGToken Application, as well as concerns regarding the possible effect of those terms on an investment in Social Reality’s stock; and

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General market conditions.

The market price of Preferred Tracking Stock may fluctuate significantly as a result of these and other factors. The market price of the Preferred Tracking Stock may decline from time to time and you may not be able to sell your shares of Preferred Tracking Stock at an attractive price or at all.

We may not pay dividends equally or at all on the Preferred Tracking Stock.

Social Reality does not presently intend to pay cash dividends on the Preferred Tracking Stock. Social Reality has the right to pay dividends to its shares of Common Stock and Preferred Tracking Stock in equal or unequal amounts, and Social Reality may pay dividends on the shares of common stock and not pay dividends on shares of Preferred Tracking Stock. In addition, any dividends or distributions on, or repurchases of, shares of Common Stock only, will reduce Social Reality' assets legally available to be paid as dividends on the shares relating to the Preferred Tracking Stock.

While no cash dividends have ever been paid by Social Reality, to the extent that Social Reality determines in the future to pay dividends on the Preferred Tracking Stock, the terms of certain agreements or governing may impose requirements that may restrict Social Reality's ability to pay dividends to holders of its Common Stock or Preferred Tracking Stock.

The creation of the Preferred Tracking Stock could create conflicts of interest, and the Social Reality board of directors might make decisions that could adversely affect only the Preferred Tracking Stock holders.

The Preferred Tracking capital structure could give rise to circumstances in which the interests of holders of the Preferred Tracking Stock might diverge or appear to diverge from the interests of holders of Common Stock or another group or series of stock. In addition, given the nature of their businesses, there may be inherent conflicts of interests between BIGToken and Social Reality. While BIGToken is a separate entity, currently one hundred percent (100%) of its common stock is owned by Social Reality and as such it has unilateral control over BIGToken. As a result, Social Reality’s officers and directors owe fiduciary duties to Social Reality as a whole and all of their stockholders as opposed to only holders of the Preferred Tracking Stock. Decisions deemed to be in the best interest of Social Reality and all of its stockholders may not be in the best interest of the Preferred Tracking Stock when considered independently, such as:

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decisions as to the terms of any business relationships that may be created between the BIGToken Group and Social Reality, or the terms of any reallocations of assets between the groups;

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decisions as to the allocation of corporate opportunities between the BIGToken and Social Reality, especially where the opportunities might meet the strategic business objectives of both;

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decisions as to operational and financial matters that could be considered detrimental to either Social Reality or BIGToken, but beneficial to the other;

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decisions as to the conversion, redemption, dividends of, or other transactions related to the Preferred Tracking Stock as defined in the Certificate of Designation of the Preferred Tracking Stock, which, subject to certain requirements thereunder, Social Reality’s Board of Directors may make in its sole discretion;

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Decisions regarding the increase or decrease of measurable values contained in the terms of the Tracking Stock Policy, such as the Allocation Percentage (as defined below) of proceeds generated by the BIGToken Application;

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Decisions regarding internal or external financing attributable to businesses or assets attributed to either BIGToken or Social Reality; and

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Decisions as to the dispositions of certain assets of Social Reality or BIGToken

The board of directors of Social Reality may change the tracking stock policy without the approval of the holders of the Preferred Tracking Stock.

The Board of Directors have adopted the Preferred Tracking Stock Policy described in this prospectus to serve as guidelines in making decisions regarding matters such as tax liabilities and benefits, allocation and reallocation of assets, financing alternatives, corporate opportunities, payment of dividends, and similar items. These policies also set forth the initial allocation of BIGToken Group business, assets, and liabilities. These policies are not included in the Social Reality certificate of incorporation and Certificate of Designation of the Preferred Tracking Stock. The Board of Directors may change or make exceptions to these policies without the approval of the holders of the Preferred Tracking Stock because these policies relate to matters concerning the day-to-day management of BIGToken, and the BIGToken Applications, no stockholder approval is required, and you will have no say regarding these policies.

Holders of shares of the Preferred Tracking Stock may not have any remedies if any action by Social Reality’s directors or officers has an adverse effect on the Preferred Tracking stock.

Principles of Delaware law and the provisions of the Company’s certificate of incorporation may protect decisions of the Board of Directors that have a disparate impact upon holders of the shares of Preferred Tracking Stock. Under Delaware law, the Board of Directors has a duty to act with due care and in the best interests of all stockholders. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that, subject to any applicable provisions of the corporation's certificate of incorporation, a board of directors owes an equal duty to all stockholders and does not have separate or additional duties to holders of any class or series of stock. Judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. In some circumstances, Social Reality’s directors or officers may be required to make a decision that is viewed as adverse to the holders of shares relating to a particular group. Under the principles of Delaware law and the business judgment rule referred to above, Preferred Tracking Stock holders may not be able to successfully challenge decisions they believe have a disparate impact upon them if a majority of the Board of Directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken, and acts in good faith and in the honest belief that the Board of Directors is acting in the best interests of Social Reality and all of Social Reality's stockholders.

Social Reality and may dispose of assets of the Preferred Tracking Stock without the approval of holders of the Preferred Tracking Stock.

Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of BIGToken. Currently, Social Reality owns 100% of the voting capital stock of BIGToken, and as such, Social Reality may approve sales and other dispositions of any amount of the assets of BIGToken without approval of the holders of the Preferred Tracking Stock. Notwithstanding, upon the sale of substantially all of the assets of BIGToken, pursuant to the Certificate of Designation of the Preferred Tracking Stock, the Board of Directors would be required to choose one or more of the following three alternatives:

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declare and pay a dividend on the Preferred Tracking Stock;

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redeem shares of Preferred Tracking Stock in exchange for cash, securities, or other property; or

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so long as the Common Stock of Social Reality is then traded on a U.S. securities exchange, convert all or a portion of the outstanding Preferred Tracking Stock into Common Stock.

In this type of a transaction, holders of the Preferred Tracking Stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the Preferred Tracking Stock. The Board of Directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of the Preferred Tracking Stock.

In the event of a liquidation of Social Reality, holders of Preferred Tracking Stock will not have a priority with respect to the assets attributed to the BIGToken Group remaining for distribution to stockholders.

Under the Social Reality certificate of incorporation, upon Social Reality’s liquidation, dissolution, or winding-up, holders of the Preferred Tracking Stock will be entitled to receive, in respect of their shares of such stock, an interest based on the then outstanding Allocation Percentage (as defined below) of the Preferred Tracking Stock as modified from time to time by the Board of Directors.

The Social Reality Board of Directors in its sole discretion may elect to convert the Preferred Tracking Stock into Class A Common Stock of Social Reality, thereby changing the nature of the security.

The Social Reality certificate of incorporation permits the Board of Directors, in its sole discretion, to convert all of the outstanding shares of Preferred Tracking Stock into Common Stock at such time as the Common Stock is already traded on a U.S. securities exchange and the shares are converted at a ratio that provides the holders of the Preferred Tracking Stock with the applicable conversion amount as set forth in the Certificate of Designation of the Preferred Tracking Stock and as more fully described in the Description of Securities section herein. A conversion would preclude the holders of Preferred Tracking Stock from retaining their ownership in a security that is intended to reflect separately the performance of the BIGToken Group. Social Reality cannot predict the impact on the market value of the Preferred Tracking Stock pursuant to the right of Board of Directors to effect any such conversion or the exercise of this conversion right by Social Reality.

If Social Reality exercises its option to convert all outstanding shares of Preferred Tracking Stock into shares of Common Stock, such conversion would effectively eliminate Social Reality's tracking stock structure because, upon conversion, the holders of the Preferred Tracking Stock would hold only Common Stock, which does not track the performance of any distinct program, application, business unit, or product line. Upon any such conversion, for example, holders would no longer have certain redemption or conversion provisions related to the Preferred Tracking Stock. In addition, there would no longer be a tracking stock policy.

Risks Related to Ownership of our Common Stock

We do not know whether an active, liquid and orderly trading market will develop for our offered securities or what the market price of our offered securities will be and as a result it may be difficult for you to sell your shares of our Class A common stock.

Prior to October 13, 2016 our Class A common stock was quoted on the OTCQB Tier of the OTC Markets and it was thinly traded. On October 13, 2016, our Class A common stock began trading on the Nasdaq Capital Market and since that date a trading marketing in our stock has been developing. While an active trading market in our Class A common stock has developed since that time, it may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. Further, an inactive market may also impair our ability to raise capital by selling shares of our Class A common stock and may impair our ability to enter into collaborations or acquire companies or products by using our shares of Class A common stock as consideration. The market price of our offered securities may be volatile, and you could lose all or part of your investment.

The trading price of the shares of our Class A common stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•	the success of competitive products;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	regulatory or legal developments in the United States and other countries;

•	the recruitment or departure of key personnel;

•	the level of expenses;

•	actual or anticipated changes in estimates to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	inconsistent trading volume levels of our shares;

•	announcement or expectation of additional financing efforts;

•	sales of our Class A common stock by us, our insiders or our other stockholders;

•	additional issuances of securities upon the exercise of outstanding options and warrants;

•	market conditions in the technology sectors; and

•	general economic, industry and market conditions.

In addition, the stock market in general, and advertising technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Class A common stock, regardless of our actual operating performance. The realization of any of these risks could have a dramatic and material adverse impact on the market price of the shares of our Class A common stock.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of the shares of our Class A common stock may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. To the extent that any claims or suits are brought against us and successfully concluded, we could be materially adversely affected, jeopardizing our ability to operate successfully. Furthermore, our human and capital resources could be adversely affected by the need to defend any such actions, even if we are ultimately successful in our defense.

Failure to meet the financial performance guidance or other forward-looking statements we have provided to the public could result in a decline in our stock price.

We have previously provided, and may provide in the future, public guidance on our expected financial results for future periods. Although we believe that this guidance provides investors with a better understanding of management's expectations for the future and is useful to our stockholders and potential stockholders, such guidance is comprised of forward-looking statements subject to the risks and uncertainties. Our actual results may not always be in line with or exceed the guidance we have provided. For example, we did not meet our 2016 or 2017 revenue guidance. If our financial results for a particular period do not meet our guidance or if we reduce our guidance for future periods, the market price of our Class A common stock may decline.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

As described in our Annual Report on Form 10-K for the year ended December 31, 2017, our management has determined that, as of December 31, 2016, we did not maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework as a result of identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. As of December 31, 2017, management has determined that we have yet to fully remediate the previously identified material weaknesses. While we have never been required to restate our consolidated financial statements, the existence of the continuing material weaknesses in our internal control over financial reporting increases the risk that a future restatement of our consolidated financial statements is possible.

Delaware law contains anti-takeover provisions that could deter takeover attempts that could be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third-party to acquire us, even if doing so would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of our company and the removal of incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding voting stock from acquiring us, without our board of directors' consent, for at least three years from the date they first hold 15% or more of the voting stock.

The two class structure of our Class A common stock could have the effect of concentrating voting control with a limited group.

Our authorized capital includes two classes of common stock which have different voting rights. Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. The shares of our Class B common stock were originally held by two of our executive officers who were the founders of our company, but these shares were converted into shares of our Class A common stock in October 2013. While there are presently no shares of Class B common stock outstanding, in the future our board could choose to issue shares to one or more individuals or entities. As a result of the voting rights associated with the Class B common stock, those individuals or entities could have significant influence over the management and affairs of the company and control over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated voting control could limit your ability to influence corporate matters and could adversely affect the price of our Class A common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the trading price of our Class A common stock and trading volume could decline.

The trading market for our shares of our Class A common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. A small number of securities and industry analysts currently publish research regarding our Company on a limited basis. In the event that one or more of the securities or industry analysts who have initiated coverage downgrade our securities or publish inaccurate or unfavorable research about our business, the price of our shares of Class A common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the trading price of our shares of Class A common stock and trading volume to decline.

The elimination of monetary liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors and officers may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors and officers to our company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by Delaware law. We are also parties to separate indemnification agreements with certain of our directors and our officers which, subject to certain conditions, require us to advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even if such actions, if successful, might otherwise benefit us or our stockholders.

Risks Related to the BIG Platform and BIGToken Project

There can be no assurance that the Preferred Tracking Stocks will ever be issued.

There can be no assurance that the BIGToken Application will be completed and that users will be able to actually earn Preferred Tracking Stock. Should the Company fail to issue the Preferred Tracking Stock or complete the BIGToken Application, BIGToken as a whole may be materially affected and we will not recognize the benefits of the project.

The BIGToken Application is designed to distribute points redeemable for our Preferred Tracking Stock to consumers in exchange for their agreement to provide certain personal information to us. Providing this data exposes us to risks of privacy data breach and cybersecurity attacks.

We utilize a substantial amount of electronic information. This includes transaction information and sensitive personal information of the users of the BIGToken Application. The service providers used by us, may also use, store, and transmit such information. We intend to implement detailed cybersecurity policies and procedures and an incident response plan designed to protect such information and prevent data loss and security breaches.

There can be no assurances that the BIGToken Application, or a user’s data will be fully secure, which may result in impermissible transfer, a complete loss of users’ BIGToken points or data on the BIGToken Application or an unwillingness of users to access, adopt and utilize the BIGToken Application, whether through system faults or malicious attacks. Any such faults or attacks on the BIGToken Application and users’ data may materially and adversely affect the BIGToken Application. There are a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises could harm the BIGToken Applications reputation, erode user confidence in the effectiveness of its security measures, negatively impact its ability to attract new users, or cause existing users to stop using the BIGToken Application. We may be compelled to disclose personal information about a user or users of the BIGToken Application to federal or state government regulators or taxation authorities. Accordingly, certain information concerning users may be shared outside Social Reality or the BIGToken Sub.

The further development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development and adoption of the BIGToken Application.

The growth of the blockchain industry in general, as well as the blockchain networks on which the BIGToken Application will rely, are subject to a high degree of uncertainty. The factors affecting the further development of the blockchain networks, include, without limitation:

•

worldwide growth in the adoption and use of blockchain technologies;

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government and quasi-government regulation blockchain assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•

changes in consumer demographics and public tastes and preferences; and

•

the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

Although they have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of the BIGToken Application.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Preferred Tracking Stock that will be earned by users of the BIGToken Application.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations that may be relevant to the Plan. This discussion is based upon the Internal Revenue Code of 1986, as amended, (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following discussion is for general purposes only, is limited to U.S. federal income tax consequences, and is addressed only to individuals who are “U.S. persons” within the meaning of the Code (very generally, U.S. citizens and residents) and who hold their Shares as “capital assets” within the meaning of the Code. You are urged to consult your own tax advisor with respect to any other tax consequences of BIGToken, including the tax consequences, if any, under state, local, foreign, estate, and other tax laws.

We intend to treat your receipt of shares of Preferred Tracking Stock under BIGToken in connection with your redemption of your points as a taxable prize or award for U.S. federal income tax purposes, resulting in taxable ordinary income to you upon redemption equal to the fair market value of the shares of Preferred Tracking Stock on the date redeemed.

Upon a taxable sale or other taxable disposition of any shares of Preferred Tracking Stock you receive pursuant to BIGToken, you will realize, in general, a capital gain or loss equal to the difference between the amount you receive on such disposition and your adjusted tax basis in such shares. In general, any gain or loss recognized upon a disposition of shares will be long-term capital gain or loss if you have held the Shares for more than 12 months at the time of disposition. Otherwise, any gain or loss recognized on a disposition of shares will be treated as short-term capital gain or loss. Under the Code as currently in effect, long-term capital gains of individuals are taxed at lower rates than ordinary income and short-term capital gains are taxable at ordinary income rates. Your ability to deduct capital losses could be limited. Your adjusted tax basis in your shares should equal the taxable income that you recognize upon redemption of your points in BIGToken, which will generally equal the fair market value of the shares on the date of redemption.

If you receive shares pursuant to a redemption of points under BIGToken, you will be issued an IRS Form 1099-MISC, and a copy of such Form will be provided to the IRS. You will also be required to furnish your taxpayer identification number and to certify that you are not subject to backup withholding on an IRS Form W-9. If you fail to furnish properly a correct taxpayer identification number, or to certify that you are not subject to backup withholding, or if you have under-reported dividend or interest income, you may be subject to backup withholding at a rate of 28%. Your participation in the Plan may also be subject to other information reporting and tax withholding requirements.

Your participation in the Plan may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form.

The U.S. federal income tax discussion set forth above is included for general information only. You are urged to consult your own tax advisor with respect to the tax consequences of your participation in the Plan, including the tax consequences under state, local, foreign, estate, and other tax laws and tax treaties, and the possible effects of changes in U.S. or other tax laws.

PLAN OF DISTRIBUTION

The shares of Preferred Tracking Stock offered hereunder are offered directly to BIGToken users pursuant to their redemption of points earned in BIGToken. There are no expenses charged to participants in connection with redemption of points under the BIGtoken application. All costs of administering BIGToken will be paid by us. Our Preferred Tracking Stock may not be available through BIGToken in all states or jurisdictions. We are not making an offer to sell our Preferred Tracking Stock in any jurisdiction where the offer or sale is not permitted.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our certificate of incorporation provides that we will have two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the rights of the two classes of common stock will be identical. The rights of these classes of common stock are discussed in greater detail below.

Our authorized capital stock consists of 309,000,000 shares, each with a par value of $0.001 per share, of which:

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250,000,000 shares are designated as Class A common stock;

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9,000,000 shares are designated as Class B common stock;

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20,000,000 shares are designated as BIGToken Preferred Tracking Stock; and

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30,000,000 remaining shares are designated as preferred stock.

As of February 4, 2019, we had 10,109,530 shares of Class A common stock outstanding and no shares of Class B common stock or preferred stock outstanding.

Common Stock

Voting Rights

Holders of our Class A and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

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If we amended our certificate of incorporation to increase the authorized shares of a class of stock, or to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.

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If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences or special rights of a class of stock in a manner that affects them adversely then that class would be required to vote separately to approve the proposed amendment.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Subdivision or Combinations.

Upon the subdivision or combination of the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

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Transfers between one Class B Stockholder to another Class B Stockholder.

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Transfers for tax and estate planning purposes, including to trusts, corporations and partnerships controlled by a holder of Class B common stock

The death of any holder of Class B common stock who is a natural person will result in the conversion of his or her shares of Class B common stock to Class A common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Dual Class Structure

As discussed above, our Class B common stock has ten votes per share, while our Class A common stock, which is the class of stock the Selling Stockholders are selling pursuant to this prospectus and which is the only class of stock which is publicly traded, has one vote per share. We currently have no shares of our Class B common stock outstanding. Notwithstanding, in the event Class B common stock were issued, due to our dual class structure with superior voting rights, such ownership of Class B common stock could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Preferred Stock

Our board of directors has the authority, without approval by the stockholders, to issue up to a total of 50,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Social Reality.

Preferred Stock to be issued pursuant to this Prospectus:

BIGToken Preferred Tracking Stock

The Company has authorized the issuance of up to 20,000,000 shares of Preferred Tracking Stock.  The Board of Directors shall have the power to increase such number of shares of Preferred Tracking Stock in its sole discretion. The Preferred Tracking Stock has a par value of $0.001 per share and a stated value equal to $0.20, subject to increase as more fully described in the Company’s Certificate of Designation of BIGToken Preferred Tracking Stock (“COD”).

The descriptions herein are qualified in their entirety to the full text of the COD, filed as Exhibit 3.05(i) to this Registration Statement on Form S-1 and the BIGToken Stock Tracking Policy.

Sinking Fund Provisions

The amount periodically set aside for the holders of the Preferred Tracking Stock shall be calculated pursuant to the Preferred Tracking Stock Policy (the “Sinking Fund Amount”).

Limitations on Redemptions or Repurchases

There are no restrictions on repurchases or redemptions of the Preferred Tracking Stock related to any arrearage in the payment of dividends or sinking fund installments.

Dividends

Dividends may be declared on the Preferred Tracking Stock at the sole discretion of the Board of Directors and shall be paid only out of the lesser of (i) corporate assets legally available therefor and (ii) an amount equal to the then in effect allocation percentage (to be determined by the Board and updated pursuant to the Preferred Tracking Stock Policy from time to time at the discretion of the Board of Directors – (“Allocation Percentage”), multiplied by the amount that would be legally available had the assets of BIGToken, including its assets, liabilities, and operations (“BIGToken Group”) been separate from Social Reality.  Dividends may be paid out in cash, property or shares of capital stock of Social Reality.

The Board of Directors may declare dividends exclusively to the Common Stock holders or Preferred Tracking Stock Holders, or any other class of capital stock or in such equal or unequal amounts as may be determined by the Board of Directors.

Voting Rights

The Preferred Tracking Stock will have no voting rights, except as required by law.

Liquidation

Upon a liquidation or winding-up of Social Reality, or the BIGToken Group, after payments of debts and liabilities and any preferences due to holders of other classes or series of capital stock, the holders of Preferred Tracking Stock shall be entitled to receive their proportionate interest in the Sinking Fund Amount, if any, less any Sinking Fund Amount paid out.

In the event of a liquidation of Social Reality, such proportionate interest shall be a the Allocation Percentage of the value of the BIGToken Group divided by the market value of Social Reality.

In the event of a liquidation of the BIGToken Group, such prorated proportionate interest shall be the Allocation Percentage of the market value of the BIGToken Group.

Redemption/Exchange of Preferred Tracking Stock by the Company

Redemption for Cash at the Election of Social Reality

At any time after the six (6) month anniversary of each Preferred Tracking Stock, but at least ten (10) trading days prior to any optional redemption date (the last day of each quarter whereby each holder of Preferred Tracking Stock may optionally redeem his or her shares for cash), Social Reality may provide a notice to each holder of its election to redeem some or all of the then outstanding shares of Preferred Tracking Stock at the next occurring last day of a calendar quarter for an amount equal to each holder’s prorated portion of the Sinking Fund Amount.

Redemption for Securities of BIGToken Subsidiary

Provided that the BIGToken Group is held by a wholly owned subsidiary of Social Reality, Social Reality may redeem all of the outstanding shares of Preferred Tracking Stock for shares of common stock of such subsidiary, provided that such common stock has been registered.  Upon such redemption, each share of Preferred Tracking Stock will receive such number of common shares of the subsidiary equal to the Allocation Percentage of the number of shares of such subsidiary’s common stock divided by one (1) minus the Allocation Percentage of the number of then issued and outstanding shares of Preferred Tracking Stock.

Any redemption hereunder must redeem all of the outstanding shares of Preferred Tracking Stock.

Dividend, Redemption or Conversion in Case of BIGToken Group Disposition

In the event of a disposition of the BIGToken Group (constituting all or substantially all of its assets), Social Reality, within one hundred twenty (120) days following such disposition, will determine one of the following:

Dividend

(i)

Social Reality may pay a dividend, payable in cash, publicly traded securities (not including securities of Social Reality), or other assets, or any combination thereof to the Preferred Tracking Stock holders in such amount equal to the Allocation Percentage of the net proceeds of such disposition of the BIGToken Group;

Redemption

(ii)

In the event that a there are assets legally available therefor, Social Reality may apply an aggregate amount of cash or publicly traded securities (other than securities of Social Reality) as a redemption to the holders of the Preferred Tracking Stock in such amount equal to the Allocation Percentage of the net proceeds of such disposition of the BIGToken Group. Each share of Preferred Tracking Stock will be redeemed at a per share amount equal to: the Allocation Percentage of the market value of the BIGToken Group divided by the total number of issued and outstanding shares of Preferred Tracking Stock.

Conversion

(iii)

In the event that Social Reality’s Common Stock is publicly traded, Social Reality may convert such number of shares of Preferred Tracking Stock into such number of shares of Common Stock obtained by dividing the Allocation Percentage of the net proceeds of such disposition of the BIGToken Group by the number of issued and outstanding shares of Preferred Tracking Stock.  The shares of Preferred Tracking Stock will be converted into such number of shares of Common Stock of Social Reality equal to (I) the number of shares of Preferred Tracking Stock to be converted, multiplied by (II) (y) the price per share of Preferred Tracking Stock (pursuant to its publicly traded market price, or  the per share value of the Allocation Percentage) of the proceeds of a disposition if the BIGToken Group, or in good faith by the Board of Directors),  divided by the market value of the Social Reality Common Stock.

Combination of Conversion and either Dividend or Redemption

(iv)

In the event that Social Reality’s Common Stock is publicly traded, Social Reality may convert the Preferred Tracking Stock into shares of its Common Stock  as contemplated in the preceding paragraph with the payment or a dividend on, or redemption of the Preferred Tracking Stock as described in this section entitled “Dividend, Redemption or Conversion in Case of BIGToken Group Disposition” in the “Description of Securities” header.

Redemption for Cash at the Election of Holder

At any time after the twenty four (24) month anniversary of issuance of each share of Preferred Tracking Stock, but at least ten (10) trading days prior to the last day of the upcoming calendar quarter, each eligible holder may provide a notice to have some or all of its shares of Preferred Tracking Stock redeemed for cash in an amount equal to the such number of shares being redeemed multiplied by the Sinking Fund Amount divided by the number of issued and outstanding Preferred Tracking Stock share.  Such payment will be made at the last day of the next calendar quarter.

Conversion of Preferred Tracking Stock into Common Stock

Social Reality may, provided its Common Stock is publicly traded, at its option, convert all (and not less than all) of the outstanding shares of Preferred Tracking Stock into Common Stock of Social Reality. Each share of Preferred Tracking Stock will be converted into such number of shares of Common Stock equal to (x) the Allocation Percentage of the market value of the BIGToken Group divided by (y) the total number of issued and outstanding shares of Preferred Stock divided by the market value of the Social Reality Common Stock. Such conversion will occur within forty-five (45) days of such determination of conversion.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure will concentrate ownership of our voting stock in the hands of our founders, board members, and employees. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of stock which constitutes 2% or more of our outstanding shares at the time of issuance and which results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•	A majority of the voting power of our outstanding capital stock; and

•	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

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Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

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On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Transfer Online, Inc. 512 SE Salmon Street, Portland, OR 97214, 503-227-2950. Transfer Online will also be the transfer agent and registrar for our Preferred Tracking Stock.

OUR BUSINESS

We are a digital marketing and data technology company with tools to reach and reveal valuable audiences with marketing and advertising communication. Our machine-learning technology analyzes marketing data to identify brands and content owners' core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, we discover new and measurable opportunities that amplify campaign performance and maximize profits. In addition to our business services and technologies, we also operate a direct to consumer platform that enables consumers to own, manage and sell access to their digital identity and data. This provides us with a direct consumer relationship and gives us valuable proprietary data. We derive our revenues from:

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sales of digital advertising campaigns to advertising agencies and brands;

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sales of media inventory through real-time bidding, or “RTB”, exchanges;

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sale and licensing of our SRAX Social platform and related media;

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creation of custom platforms for buying media on SRAX for large brands; and

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sales of proprietary consumer data.

The core elements of our business as of are:

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SRAXcore is our generalized services and technologies supporting brands and agencies in data management, audience optimization, and multi-channel and omnichannel media and marketing services;

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SRAX Social is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence;

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SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales; and

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SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments; and

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SRAXir tools to assist public companies in analyzing and marketing to their shareholder population; and

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BIGtoken which is a platform for consumers to own, manage and participate in the sales of their digital data, which provides SRAX proprietary audiences and data.

Marketing and sales

We market our services through our in-house sales team. Our in-house marketing is focused on social media, including Facebook, LinkedIn and Twitter, public relations (PR), industry events and the creation of white papers which assist in our marketing efforts and are used as lead generation tools for our sales team. We also attend industry specific events such as AdTech, AdExchanger, and Salesforce annual events and local events in Los Angeles and New York.

Intellectual property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. We also enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of, our software documentation and other proprietary information. Prior to our acquisition of Five Delta in December 2014, in October 2014 it filed a U.S. patent for a method and system for bidding and performance tracking using online advertisements and provisional status has been granted under 62/060,247. In addition, it claimed the benefit of a pending U.S. patent number 61/604,348 for online advertising scoring. The provisional patent application has now been converted to a non-provisional patent application number 12/960,435 and is awaiting examination by the U.S. Patent Office.

Competition

We operate in a highly competitive environment. Our competitors include companies who focus on the RTB market and companies who are focused on providing social media applications on a managed and self-service basis. We believe we compete based on both our ability to assist our customers to obtain the best available prices as well as our excellent customer service. The barrier to entry to our industry is low. We believe that in the future we will face increased competition from these companies as they expand their operations as well as new entrants to our industry. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than our company. Competition for advertising placements among current and future suppliers of Internet navigational and informational services, high-traffic websites and Internet service providers, as well as competition with other media for advertising placements, could result in significant price competition, declining margins and reductions in advertising revenue. In addition, as we continue our efforts to expand the scope of our services, we may compete with a greater number of publishers and other media companies across an increasing range of different services, including vertical markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition could be negatively affected. We also compete with traditional advertising media, such as direct mail, television, radio, cable, and print, for a share of advertisers' total advertising budgets. Many current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical, sales, and marketing resources. As a result, we may not be able to compete successfully. If we fail to compete successfully, we could lose customers or media inventory and our revenue and results of operations could decline.

BIGToken, Inc.

During the third quarter of 2017, we also announced the launch of the BIGToken project (“BIGToken”), a platform for consumers to own, manage, and sell access to their digital identity and data, and a commercial platform for advertisers to purchase high-quality, user opt-in data. During the fourth quarter of 2017 we completed the incorporation of Big Token, Inc. as a wholly owned subsidiary in the state of Delaware. The core of the project is our blockchain identification graph platform or BIG.  BIGToken is intended to generate higher quality marketing opportunities for advertisers that we believe will pay a premium to have access to better, consumer self-generated data.

In March of 2018, we announced the Alpha launch of the BIG platform to a select group of individuals and entities. Users participating in our BIGToken Alpha will be able to create an account, integrate third party accounts and answer serves in order to create an initial data graph. Participants in the Alpha will be awarded points as opposed to a BIGToken.  Although the Alpha launch was a major milestone for the BIGToken project, there can be no assurance that we will complete final development of the BIGToken project or if developed, that it will be successful.

In September of 2018, we announced the launch our BIGtoken Closed Beta and opened the application to more users. This version iterated on the features and learning from the Alpha version and added additional features. In order to access the Closed Beta, users had to register on the BIGtoken website to receive a Beta access code. Closed Beta included feature enhancements, security testing, and scalability testing. These tests and enhancements were completed in early November 2018, and Open Beta was released on November 12, 2018.

Government regulation

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated. We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the Federal Trade Commission, or FTC, the Federal Communications Commission, or FCC, and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient's opt-out request or are intended to deceive the recipient as to source or content, and federal and state regulations covering the treatment of member data that we collect from endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving. We have not yet developed an internal compliance program nor do we have policies in place to monitor compliance. Instead, we rely on the policies of our publishing partners and advertising clients. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties including, but not limited to, fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon products or aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

The FTC adopted Guides Concerning the Use of Endorsements and Testimonials in Advertising in October 2009. These guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements. Because some of our marketing campaigns entail the engagement of consumers to refer other consumers in their social networks to view ads or take action, and both we and the consumer may earn cash and other incentives, and any failure on our part to comply with these guides may be damaging to our business. We currently do not take any steps to monitor compliance with these guides. In the event of a violation, the FTC could potentially identify a violation of the guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California's Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of user data. Any failure by us to comply with these privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect users' privacy and data could result in a loss of confidence in our services and ultimately in a loss of customers, which could adversely affect our business.

We generally only receive user data authorized through the Facebook user API. Access to such information, in addition to being limited in scope by Facebook policies and procedures, requires the affirmative authorization of the participating user, as stipulated by Facebook. In a campaign, we post a privacy policy and user agreement, which describe the practices concerning the use, transmission and disclosure of member data in connection with such campaign. Any failure by us to comply with our privacy policy and user agreement could result in proceedings against us by users, customers, governmental authorities or others, which could harm our business.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concerning data protection. We partner with providers of data to acquire this data and we do not own this data. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our users communicate across social and/or web-based channels. These communications are governed by a variety of U.S. federal, state, and foreign laws and regulations. In the United States, the CAN-SPAM Act establishes certain requirements for the distribution of "commercial" email messages for the primary purpose of advertising or promoting a commercial product, service, or Internet website and provides for penalties for transmission of commercial email messages that are intended to deceive the recipient as to source or content or that do not give opt-out control to the recipient. The FTC is primarily responsible for enforcing the CAN-SPAM Act, and the U.S. Department of Justice, other federal agencies, state attorneys general, and Internet service providers also have authority to enforce certain of its provisions.

The CAN-SPAM Act's main provisions include:

•	prohibiting false or misleading email header information;
•	prohibiting the use of deceptive subject lines;
•

ensuring that recipients may, for at least 30 days after an email is sent, opt out of receiving future commercial email messages from the sender, with the opt-out effective within 10 days of the request;

•	requiring that commercial email be identified as a solicitation or advertisement unless the recipient affirmatively assented to receiving the message; and
•	requiring that the sender include a valid postal address in the email message.

The CAN-SPAM Act preempts most state restrictions specific to email marketing. However, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.

Violations of the CAN-SPAM Act's provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of emails sent, with enhanced penalties for commercial email senders who harvest email addresses, use dictionary attack patterns to generate email addresses, and/or relay emails through a network without permission.

With respect to text message campaigns, for example, the CAN-SPAM Act and regulations implemented by the FCC pursuant to the CAN-SPAM Act, and the Telephone Consumer Protection Act, also known as the Federal Do-Not-Call law, among other requirements, prohibit companies from sending specified types of commercial text messages unless the recipient has given his or her prior express consent. We, our users and our advertisers may all be subject to various provisions of the CAN-SPAM Act. If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our users or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Employees

At January 29, 2019 we had 61 full-time employees. We also contract for the services of a number individuals from a third-party provider. There are no collective bargaining agreements covering any of our employees.

Our history

We were originally organized in August 2009 as a California limited liability company under the name Social Reality, LLC, and we converted to a Delaware corporation effective January 1, 2012. Social Reality, LLC began business in May, 2010. Upon the conversion, we changed our name to Social Reality, Inc

Additional information

We file annual and quarterly reports on Forms 10-K and 10-Q, current reports on Form 8-K and other information with the Securities and Exchange Commission (“SEC” or the “Commission”). The public may read and copy any materials that we file with the Commission at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Other information about Social Reality can be found on our website www.socialreality.com. Reference in this document to that website address does not constitute incorporation by reference of the information contained on the website.

PROPERTIES

We lease our principal executive offices from an unrelated third party on a month-to-month basis, subject to termination with advance notice, at an amount of $5,823.00 per month. We also maintain offices in Mexicali, Mexico where we lease approximately 3,400 square feet of office space from an unrelated third party under a lease agreement terminating in September 2021 at an initial annual rental of $77,580 plus a value-added tax (VAT) or its equivalent in the Mexican national currency and a 10% VAT for maintenance and certain overhead expenses.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol "SRAX." Prior thereto, our Class A common stock was quoted on the OTCQB Tier of the OTC Markets under the symbol “SCRI.” The reported high and low last bid prices for the Class A common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low

2016
First quarter ended March 31, 2016	$9.40	$6.00
Second quarter ended June 30, 2016	$9.10	$6.65
Third quarter ended September 30, 2016	$7.85	$6.00
Fourth quarter ended December 31, 2016	$7.05	$5.75

2017
First quarter ended March 31, 2017	$6.14	$1.58
Second quarter ended June 30, 2017	$1.93	$1.14
Third quarter ended September 30, 2017	$5.75	$1.11
Fourth quarter ended December 31, 2017	$7.95	$2.12

2018
First quarter ended March 31, 2018	$6.89	$3.23
Second quarter ended June 30, 2018	$5.56	$3.00
Third quarter ended September 30, 2018	$5.94	$3.84
Fourth Quarter ended December 31, 2018	$3.77	$1.55

The last sale price of our Class A common stock as reported on the Nasdaq Capital Market on January 24, 2019 was $2.85 per share.

Holders

As of January 29, 2019, the approximate number of record holders of our Class A common stock was approximately 54.

Dividend policy

We have never paid cash dividends on either our Class A common stock or our Class B common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired

Under the certificate of designation of our Preferred Tracking Stock, our Preferred Tracking Stock holders have certain rights in the event that we declare certain dividends as more fully set forth in the certificate of designation. Please see Description of Securities for a further discussion on the dividend rights of the Preferred Tracking Stock.

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2018

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Plans approved by our stockholders:
2012 Equity Compensation Plan	223,401	$4.56	262,932
2014 Equity Compensation Plan (1)	72,400	$7.49	1,465,933
2016 Equity Compensation Plan	276,236	$6.44	37,707
Plans not approved by stockholders	—	—	—

———————

(1)

Our 2014 Equity Compensation Plan was amended on 12/31/18 to increase the number of authorized share issuable under the plan from 600,000 to 1,600,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.

Overview

We are a digital marketing and data technology company with tools to reach and reveal valuable audiences with marketing and advertising communication. Our machine-learning technology analyzes marketing data to identify brands and content owners' core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, we discover new and measurable opportunities that amplify campaign performance and maximize profits. In addition to our business services and technologies, we also operate a direct to consumer platform that enables consumers to own, manage and sell access to their digital identity and data. This provides us with a direct consumer relationship and gives us valuable proprietary data. We derive our revenues from:

•

sales of digital advertising campaigns to advertising agencies and brands;

•

sales of media inventory through real-time bidding, or “RTB”, exchanges;

•

sale and licensing of our SRAX Social platform and related media;

•

creation of custom platforms for buying media on SRAX for large brands; and

•

sales of proprietary consumer data.

The core elements of our business as of are:

•

SRAXcore is our generalized services and technologies supporting brands and agencies in data management, audience optimization, and multi-channel and omnichannel media and marketing services;

•

SRAX Social is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence;

•

SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales; and

•

SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments; and

•

SRAXir tools to assist public companies in analyzing and marketing to their shareholder population; and

•

BIGtoken which is a platform for consumers to own, manage and participate in the sales of their digital data, which provides SRAX proprietary audiences and data.

We offer our customers several pricing options including cost-per-thousand-impression, commonly referred to as CPM, whereby our customers pay based on the number of times the target audience is exposed to the advertisement. In addition to campaign revenues, we generate SaaS revenue with SRAXir and other revenues on a monthly service fee.

During 2017, we launched a new SRAX Social tool for digital marketers and content owners to create posts and promote them beyond their respective Facebook Page communities. This tool is the first of many planned monetization opportunities to be developed and integrated into SRAX Social. We also released a new guide entitled “People-Based Advertising: How to Get Bigger Results by Targeting the Most Precise Audience” which we believe will provide support for our expertise as an Internet advertising resource. We also unveiled the Company’s new SRAX branding, designed to reflect the breadth and depth of the tools that we offer to digital marketers and content owners.

In 2017, we also announced several new product offerings designed to expand our reach for advertisers to other large digital audiences. SRAX Shopper is a buyside vertical focused on advertising to in market brand shoppers at specific retailers. SRAX Auto is another new buyside vertical launched to target car buyers. SRAXir is a platform for public companies to manage and market to their shareholder populations. While SRAX Shopper and SRAX Auto have formally launched, they remain very early stage. As such, we do not believe these two new initiatives will be significant contributors to revenue growth for the remainder of 2018.

In late 2017, we announced the launch of BIGToken. Presently we are developing BIGToken as a wholly owned subsidiary of Social Reality and eventually anticipate spinning the company out to our shareholders. In March of 2018, we announced the Alpha launch of the BIG platform to a select group of individuals and entities. Users participating in our BIGToken Alpha will be able to create an account, integrate third party accounts and answer serves in order to create an initial data graph. Participants in the Alpha will be awarded points as opposed to a BIGToken. Although the Alpha launch was a major milestone for the BIGToken project, there can be no assurance that we will complete final development of the BIGToken project or if developed, that it will be successful.

We commenced our closed Beta of the BIGToken platform during the third quarter of 2018, and anticipate commencing an open Beta during the first quarter of 2019. It is anticipated that the BIGToken platform will become generally available in mid 2019. Notwithstanding the foregoing anticipated development dates, to fully launch BIGToken, not only will we be required to complete development and testing of the platform, but we will also need to comply with both state and federal securities laws and regulations with regard to certain aspects of the platform. There can be no assurances that we will be able to comply with such laws or regulations on a timely basis, if at all. Our failure to adequately comply with such laws and regulations, or comply with them on a timely basis, will greatly impact the value and utility of the BIGToken platform.

Results of operations

Three and nine months ended September 30, 2018 and 2017

Selected Consolidated Financial Data

Social Reality, Inc.

(Unaudited)

	Three Months Ended September 30,
	2018	2017	Change

Revenue	$2,015,391	5,554,182	(63.7%	)
Cost of revenue	763,610	2,454,919	(68.9%	)
Gross margin percentage	62.1%	55.8%	11.3%
Operating expense, net	4,869,232	3,659,202	33.1%
Operating loss	(3,617,451)	(559,939)	546.0%
Other income (expense)	22,942,489	(471,234)	(4,968.6%	)
Net income (loss)	$19,325,038	(1,031,173)	(1,974.1%	)
	Nine Months Ended September 30,
	2018	2017	Change

Revenue	$8,823,592	16,861,449	(47.7%	)
Cost of revenue	2,902,179	8,378,247	(65.4%	)
Gross margin percentage	67.1%	50.3%	33.4%
Operating expense, net	14,414,279	12,260,165	17.6%
Operating loss	(8,492,866)	(3,776,963)	124.9%
Other income (expense)	21,210,439	(1,567,515)	(1314.6%	)
Net income (loss)	$12,717,573	(5,344,478)	(338.0%	)

Revenue

Revenue decreased during the three months ended September 30, 2018 from the comparable period in 2017, by $3,538,791 or 63.7%, largely due to the absence of SRAXmd revenues in August and September following the sale of that product group. Gross profit decreased by $1,847,482 or 59.6%, also due to the absence of SRAXmd in August and September.  However, the decline in gross profit was partially offset by higher margins derived from ongoing clients resulting from the strategic shift that began in 2017 to focus on higher margin revenue opportunities from our advertising clients.

For the nine month period ended September 30, 2018, revenue declined by $8,037,857 or 47.7% from the comparable period in 2017, while gross profit declined by $2,561,789 or 30.2%.

Cost of revenue

Cost of revenue consists of certain labor costs, payments to website publishers and others that are directly related to a revenue-generating event and project and application design costs. Approximately 100% of the cost of revenue was attributable to payments to website publishers and other media providers for the three and nine month period ending September 30, 2018 and 2017. Cost of revenue as a percentage of revenue declined to 37.9% for the third quarter of 2018 from 44.2% for the three months ended September 30, 2017. Cost of revenue as a percentage of revenue declined to 32.9% for the first nine months of 2018 from 49.7% for the nine month period ended September 30, 2017.

Operating expense

Our operating expenses are comprised of salaries, commissions, marketing and general overhead expenses. Overall, our net operating expense increased 33.1% in the third quarter of 2018 from the comparable period in 2017, driven primarily by headcount additions in our SRAXmd and BigToken product groups necessary for future revenue growth. Net operating expense increased 17.6% in the nine month period ending September 20, 2018 due to other fixed cost savings in the first quarter of 2018.

Other income (expense)

Other income (expense) in the first quarter of 2018 represents factoring fees and interest due on convertible debentures, as well as amortization of deferred debt issuance costs. Total interest expense increased to $1,045,658 for the three month period ended September 30, 2018 as compared to the $471,234 during the same period in 2017 due to the October 2017 Debenture issuance which resulted in a higher level of total debt and interest incurred. Total interest expense increased to $2,772,448 for the nine month period ended September 30, 2018 as compared to $1,567,515 during the same period in 2017 due to the same factors as well as us incurring one-time liquidated damages in the second quarter of 2018 resulting from delays in obtaining effective registration of the securities issued in the October Debenture financing.

We believe that our overall interest expense during the balance of 2018 will decrease with the redemption of our outstanding Debentures in November 2018.

Non-GAAP financial measures

We use adjusted net loss to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity based compensation and the accretion of put warrants. We use Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) to measure our operations by excluding interest and certain additional one-time expenses. We believe the presentation of adjusted net loss and Adjusted EBITDA enhances our investors' overall understanding of the financial performance of our business.

You should not consider adjusted net loss and Adjusted EBITDA as an alternative to net loss, determined in accordance with GAAP, as an indicator of operating performance. A directly comparable GAAP measure to adjusted net loss and Adjusted EBITDA is net loss.

The following is a reconciliation of net loss to adjusted net loss and Adjusted EBITDA for the periods presented:

	For the Three Month Period Ended September 30,
	2018	2017
Net Income or (loss)	$19,325,038	$(1,031,173)
Plus
Equity Based compensation	594,985	326,641
Adjusted net loss	$19,920,023	$(704,532)
(Gain) or loss on sale of assets	(23,978,389)	—
Interest Expense	1,045,658	471,234
Other non-operating expenses	(9,758)	—
Depreciation and amortization	172,838	140,551

Adjusted EBITDA	$(2,849,628)	$(92,747)

	For the Nine Month Period Ended September 30,
	2018	2017
Net Income or (loss)	$12,717,573	$(5,344,478)
Plus
Equity Based compensation	1,756,745	947,968
Adjusted net loss	$14,474,318	(4,396,510)
(Gain) or loss on sale of assets	(23,978,389)	—
Restructuring costs	—	377,961
Write off of non-compete agreement	—	468,750
Interest Expense	2,772,448	1,567,515
Other non-operating expenses	(4,498)	—
Depreciation and amortization	543,038	372,938

Adjusted EBITDA	$(6,193,083)	$(1,609,346)

BIGToken, Inc. Subsidiary

BIGToken, Inc.

Selected Financial Data

(Unaudited)

Three Months Ended September 30, 2018
(unaudited)
Revenue	$—
Cost of revenue	—
Operating expense, net	533,042
Operating loss	(533,042)
Other income (expense)	—
Net income (loss)	$(533,042)

Nine Months Ended September 30, 2018
(unaudited)
Revenue	$—
Cost of revenue	—
Operating expense, net	1,455,997
Operating loss	(1,455,997)
Other income (expense)	(5,260)
Net income (loss)	$(1,461,257)

Revenue

BIGToken did not have any revenue for the three or nine month periods ending September 30, 2018.

Cost of revenue

BIGToken did not have any cost of revenue for the three or nine month periods ending September 30, 2018.

Operating expense

Our operating expenses are comprised of salaries, general overhead expenses and the development of the BIGToken platform. We began operations in the fourth quarter of 2017.  Operating expense for the three month period ended September 30, 2018 was $533,042.  Operating expense for the nine month period ended September 30, 2018 was $1,455,997.

Other income (expense)

For the three months ended September 30, 2018, other income was $0.  For the nine month period ended September 30, 2018, other expense was $5,260.

Year ended December 31, 2017 compared to year ended December 31, 2016

Selected Consolidated Financial Data

Social Reality, Inc.

	Year ended December 31,		%
	2017	2016	Change
Revenue	$23,348,714	$35,763,047	-34.7%
Cost of revenue	9,328,893	23,226,995	-59.8%
Gross margin percentage	60.1%	35.1%	72.8%
Operating expense	17,863,500	17,318,705	3.2%
Operating loss	(3,843,679)	(4,782,653)	-19.6%
Gain from write-off of contingent consideration	—	3,744,496	n/a
Interest expense, net	2,815,203	3,210,076	-12.3%
Net loss	$(6,658,882)	$(4,248,233)	56.7%

Revenue

The decrease in our revenue during year ended December 31, 2017 from 2016 reflects an decreases in revenue from our SRAX sell-side and buy-side clients, partially offset by continued growth in SRAXmd.

Cost of revenue

Cost of revenue consists of certain labor costs, payments to website publishers and others that are directly related to a revenue-generating event and project and application design costs. Approximately 99.2% of cost of revenue was attributable to payments to website publishers and other media providers for the year ended December 31, 2017 as compared to 99.5% for the year ended December 31, 2016. The balance was attributable to labor costs and project and application design costs. During the year ended December 31, 2017, our gross margin increased substantially as a result of a decrease in our cost of revenue as a percentage of our revenues. Cost of revenue as a percent of total revenue decreased to 39.9% for the year ended December 31, 2017 as compared to 64.9% for the year ended December 31, 2016. This decrease was due to our reduction in our overall lower-margin revenues for both our buy-side and sell-side clientele.

Operating expense

Our operating expense is comprised of salaries, commissions, marketing, and general overhead expense. Additionally, we also incurred an impairment in goodwill amounting to $670,000 during the year ended December 31, 2016. Overall, operating expense increased approximately 3.2% for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This increase was primarily due to increased sales salaries and commissions resulting from the recruitment of additional sales personnel earlier in the year, partially offset by other overhead reductions. In the first quarter of 2017 we made certain changes in our operations to reduce expenses and focus our resources in areas of our operations which we believe have the greatest potential to increase our revenues, including the closure of a redundant operations center in New York city that we inherited as part of the Steel Media acquisition.  The operations of this facility were consolidated into our existing Los Angeles office, and the office lease in New York city was terminated. Additionally, during the third quarter of 2017 we launched the BIGToken project. To date, we have not segregated the costs and expenses of BIGToken, we estimate that we have spent an aggregate of approximately $209,623 on the project as of December 31, 2017.

In addition, we restructured several sales management roles and eliminated large sales override compensation structures to now better align employee compensation with Company profitability.

During the fourth quarter of 2016 we completed the up-listing of our Class A common stock to the Nasdaq Capital Market. As a result, our 2017 operating expense also increased due to expenditures associated with our status as an exchange listed public company.

Write off of contingent consideration

During the year ended December 31, 2016, we wrote-off  $3,744,496 which represented the reversal of the second earn out consideration which Mr. Steel would have been entitled to receive as additional consideration for the purchase of Steel Media as further described in Note 7 of the notes to our consolidated financial statements appearing elsewhere in this report. This non-cash item is not considered part of normal operations.

Interest expense

Interest expense for the years December 31, 2017 and 2016 represents interest under notes issued pursuant to the Financing Agreement and factoring fees, amortization of debt costs and the accretion of the put liability under the Financing Agreement. The Financing Agreement is described in Note 3 of the notes to our consolidated financial statements appearing elsewhere in this report.  Interest expense, net of interest income for the year ended December 31, 2017 decreased 12.3% as compared to the year ended December 31, 2016. This decrease in interest expense is attributable to the lower debt balance due to principal repayments and debenture conversions made earlier in the year, as well as an overall reduced rate of borrowing. In 2017, we also received $262,684 of interest income related to the settlement with Tronc.

Non-GAAP financial measures

We use Adjusted net loss to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity based compensation. We use Adjusted EBITDA to measure our operations by excluding interest and certain additional non-cash expenses. We believe the presentation of Adjusted net loss and Adjusted EBITDA enhances our investors' overall understanding of the financial performance of our business.

You should not consider Adjusted net loss and Adjusted EBITDA as an alternative to net income (loss), determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), as an indicator of operating performance. A directly comparable GAAP measure to Adjusted net loss and Adjusted EBITDA is net loss.

The following is a reconciliation of net loss to Adjusted net loss and Adjusted EBITDA for the periods presented:

	For the years ended
	December 31,
	2017	2016
Net loss	$(6,658,882)	$(4,248,233)
Plus:
Stock to be issued for services	—	678,000
Equity based compensation	2,085,988	1,625,843
Adjusted net loss	(4,572,894)	(1,944,390)
Interest (income) expense	3,661,914	(249,312)
Depreciation and amortization	528,622	387,034
Impairment of goodwill	—	670,000
Adjusted EBITDA	$(382,358)	$(1,136,668)

BIGToken, Inc. Subsidiary

Year Ended December 31, 2017

Revenue	$—
Cost of revenue	—
Operating expense, net	209,623
Operating loss	(209,623)
Other income (expense)	—
Net income (loss)	$(209,623)

Revenue

The Company did not have any revenue for the period ended December 31, 2017.

Cost of revenue

The Company did not have any cost of revenue for the period ended December 31, 2017.

Operating expense

Our operating expenses are comprised of salaries, general overhead expenses, and the development of the BIGToken platform. We began operations in the fourth quarter of 2017, and incurred operating expenses of $209,623.

Other income (expense)

---

Liquidity and capital resources

Working Capital and Liquidity

The following table presents working capital as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017

Current assets(1)	$16,259,280	$6,134,838
Current liabilities	(2,475,229)	(5,010,815)
Working capital	$13,784,052	$1,124,023

———————

(1)	Includes cash and cash equivalents of $14.4 million and $1.0 million as of September 30, 2018 and December 31, 2017, respectively.

Our working capital increased by $12,660,029 in during the nine months ended September 30, 2018. This is primarily as a result of the increase of cash from the sale of our SRAXmd product line in the third quarter of 2018 as well as decreases in our current liabilities resulting from decreases in accounts payable as a result of payments made to outstanding vendors utilizing proceeds primarily from the sale of the SRAXmd product line.

Our current assets increased by $10,124,445 primarily from the increase of assets as a result of the sale of our SRAXmd product line in the third quarter of 2018.

Our current liabilities decreased by $2,535,586 primarily from decreases in our current liabilities resulting from decreases in accounts payable as a result of payments made to outstanding vendors utilizing proceeds from the sale of the SRAXmd product line.

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. Our primary need for liquidity is to fund working capital requirements of our business and other general corporate purposes, including debt repayment. At September 30, 2018, we had an accumulated deficit of $8,431,134. As of September 30, 2018, we had $14,423,573 in cash and cash equivalents and a net working capital surplus of $13,784,051 as compared to $1,017,299 in cash and cash equivalents and a net working capital surplus of $1,124,023 at December 31, 2017.

During the third quarter of 2017 we launched the BIGToken project. We have incurred an aggregate of approximately $1,987,073 of operating expenses related to this project since inception through September 30, 2018. We are currently financing BIGToken internally. Upon the commercial launch of BIGToken, we anticipate that it will be financed independently from Social Reality through the sale of the subsidiary’s equity, debt, or equity-linked securities. Based on our current development plans, and assuming there is no revenue for the first twelve months, we estimate that BIGToken will require approximately $5.4 million for the 12 months following its commercial launch, which is anticipated to be during the second quarter of 2019, provided that such capital requirements may increase or decrease based on our further development of the platform, user adoption rates, revenues and levels of marketing expenses. In the event that BIGToken is not able to secure independent funding, we may nonetheless continue to fund the BIGToken project internally albeit on a reduced scope and extended time frame. In such instance, we do not believe the project will initially result in a material increase to our operating expenses as the majority of BIGToken’s initial expenses are either duplicative administrative expenses or related to customer acquisition once the platform is successfully launched.

On August 6, 2018, the Company sold a majority interest in its SRAXmd product group, resulting in proceeds of approximately $20 million of cash into the company.

During January 2017, we satisfied all outstanding obligations under a financing agreement utilizing proceeds from the factoring of our receivables and sales of our securities. The repayment of these notes had adversely impacted our current liquidity. To address the immediate impact of this decreased liquidity, we developed certain operating plans that focus on increased revenue growth and cost reductions as further described herein. During April 2017, we raised $5,000,000 through the sale of 12.5% convertible debentures. We utilized $2,500,000 of the proceeds of this sale to satisfy the put obligation of the Series B Warrants issued to investors in the January 2017 offering. The balance of the debenture sales proceeds was used to satisfy the payment of accounts payable and other working capital requirements. During October 2017, we raised an additional $5,180,157 through the sale of similar 12.5% convertible debentures. We utilized $1,567,612 of the proceeds of this sale to satisfy obligations due under the Financing Warrant. The balance of the October 2017 debenture sales proceeds were also used to satisfy the payment of accounts payable and other working capital requirements.

Cash flows from operating activities

Net cash used in operating activities was $8,942,876 during the nine months ended September 30, 2018 compared to net cash used in operating activities of $2,240,400 for the comparable period in 2017. During the nine months ended September 30, 2018, the Company’s accounts receivable decreased by $1,816,668 from the accounts receivable balance at December 31, 2017. Accounts payable and accrued liabilities during the nine months ended September 30, 2018 decreased by $3,005,533 from the period ending December 31, 2017.

Cash flows from investing activities

During the nine months ended September 30, 2018 net cash provided by investing activities was $22,249,150 as compared to net cash used in investing activities of $551,655 during the nine months ended September 30, 2017. Our principal use of cash in investing activity is to acquire equipment and develop internally used software. In the third quarter of 2018, we also used $420,000 to purchase an ownership interest in Halyard MD Opco LLC.

Cash flows from financing activities

During the nine months ended September 30, 2018 net cash provided by financing activities was $100,000, which was comprised solely of proceeds from the maturity of our short-term investments.  During the comparable period in 2017, net cash in the amount of $1,959,702 was provided by financing activities which primarily consisted of proceeds from the sale of common stock of $3,820,001 and proceeds from the sale of convertible secured debentures of $2,136,629, offset by a $3,996,928 repayment of notes payable.

Capital Resources

Our sources of cash have historically consisted of proceeds from issuances of equity and debt securities and revenues generated from operations. We have also funded our operations with by factoring our receivables and, to a lesser extent, equipment leasing arrangements.

2017 Offerings

In 2017, we completed several private placement offerings of equity and debt securities in the aggregate of approximately $14 million, exclusive of placement agent fees and commissions and offering expenses paid by us.

Sufficiency of Cash Balances and Potential Sources of Additional Capital

Our capital requirements depend on many factors, including, among others: the acceptance of, and demand for, our products and services; our levels of net product revenues and any other revenues we may receive; the extent and timing of any investments in developing, marketing and launching new or enhanced products or technologies; the costs of developing, improving and maintaining our internal design, testing and development processes; the costs associated with maintaining, defending and enforcing our intellectual property rights; and the nature and timing of acquisitions and other strategic transactions or relationships in which we engage, if any.

We believe our existing cash balance, together with cash provided by our operations and taking into account cash expected to be used in our operations, will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, our estimates of our operating revenues and expenses and working capital requirements could be incorrect and we may use our cash resources faster than we anticipate. Further, some or all of our ongoing or planned investments may not be successful and could further deplete our capital without immediate, or any, cash returns. Until we can generate sufficient revenues to finance our cash requirements from our operations, which we may never do, we may need to increase our liquidity and capital resources by one or more measures, which may include, among others, reducing operating expenses, restructuring our balance sheet by negotiating with creditors and vendors, entering into strategic partnerships or alliances, raising additional financing through the issuance of debt, equity or convertible securities or pursuing alternative sources of capital, such as through asset or technology sales or licenses or other alternative financing arrangements. Further, even if our near-term liquidity expectations prove correct, we may still seek to raise capital through one or more of these financing alternatives. However, we may not be able to obtain capital when needed or desired, on terms acceptable to us or at all.

Inadequate working capital would have a material adverse effect on our business and operations and could cause us to fail to execute our business plan, fail to take advantage of future opportunities or fail to respond to competitive pressures or customer requirements. A lack of sufficient funding may also require us to significantly modify our business model and/or reduce or cease our operations, which could include implementing cost-cutting measures or delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, business development initiatives and sales and marketing activities, among other activities. Modification of our business model and operations could result in an impairment of assets, the effects of which cannot be determined. Furthermore, if we continue to issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience significant dilution, and the new equity or debt securities may have rights, preferences and privileges that are superior to those of our existing stockholders.

Additionally, if we are not able to maintain the listing of our common stock on the Nasdaq Capital Market, the challenges and risks of equity financings may significantly increase, including potentially increasing the dilution of any such financing or decreasing our ability to effect such a financing at all. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization or have other material consequences. If we pursue asset or technology sales or licenses or other alternative financing arrangements to obtain additional capital, our operational capacity may be limited and any revenue streams or business plans that are dependent on the sold or licensed assets may be reduced or eliminated. Moreover, we may incur substantial costs in pursuing any future capital-raising transactions, including investment banking, legal and accounting fees, printing and distribution expenses and other similar costs, which would reduce the benefit of the capital received from the transaction.

Critical accounting policies

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue recognition and accounts receivable allowances. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 2 to our unaudited condensed consolidated financial statements appearing elsewhere in this report.

Recent accounting pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Off balance sheet arrangements

As of the date of this report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The names of our directors and executive officers and their ages, positions, and biographies as of January 29, 2019 are set forth below. Our executive officers are appointed by, and serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers. All directors hold office until the next annual meeting of shareholders or until their respective successors are elected, except in the case of death, resignation, or removal.

Name	Age	Positions	Director Since
Christopher Miglino	50	Chairman of the Board, Chief Executive Officer, President	2010
Kristoffer Nelson	40	Chief Operating Officer, Director	2014
Michael Malone	37	Chief Financial Officer	—
Mark Savas	50	Director	2012
Malcolm CasSelle	49	Director	2013
Robert Jordan	51	Director	2017
Colleen DiClaudio	40	Director	2017

Christopher Miglino. Since co-founding our company in April 2010, Mr. Miglino has served as our Chief Executive Officer and a member of our board of directors. He was appointed President of our company in January 2017. He also served as our Chief Financial Officer from April 2010 until November 2014, and as our principal financial and accounting officer since August 2015. Mr. Miglino, who has over 15 years of experience running various advertising companies, oversees all of our affairs. Some of the companies Mr. Miglino has helped launch programs for include Diet Coke, Bank of America, Nestle, General Mills, HBO, National Geographic, Target, Aflac, and Bayer. In addition, from August 2008 until March 2010, Mr. Miglino was CEO of the Lime Ad Network, a subsidiary of Gaiam, Inc. (Nasdaq: GAIA), where his responsibilities included management of interactive and innovative advertising programs for 250 green and socially conscious websites. Prior to that, from June 2004 until August 2008, Mr. Miglino was CEO of Conscious Enlightenment, where he oversaw their day to day operations in the publishing and advertising industry. From 2004 until 2008, Mr. Miglino served as a board member for Golden Bridge Yoga in Los Angeles, a studio that encompasses over 20,000 square feet of yoga spaces including a restaurant. Mr. Miglino's role as a co-founder of our company, his operational experience in our company as well as his professional experience in our business sector were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

Kristoffer Nelson. Mr. Nelson has served as an executive officer of our company since June 2012 and a member of our board of directors since September 2014. He has been employed by our company since September 2011, serving as Director of Business Development (September 2011 until January 2012), Executive Vice President Publisher Relations (January 2012 until June 2016) and President and Chief Revenue Officer, until being named to his current position in October 2014. Prior to joining our company, Mr. Nelson served as a project manager for Living Full Blast, Inc. from August 2009 until December 2010 and President of Krama Consulting & Development from January 2004 until August 2009. Mr. Nelson attended Kings College and Seminary, Van Nuys, California from 1998 until 2000 and West Los Angeles College from 2000 until 2003. He also attended the Leadership Institute of Seattle through Pacific Integral from 2006 until 2008. Mr. Nelson's significant operational experience in multiple aspects of our company coupled with his experience at Living Full Blast, Inc. and Krama Consulting & Development were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

Michael Malone, age 37, has served as our chief financial officer since January 2019.  Mr. Malone has over fourteen (14) years of experience in corporate finance in public and private companies. From 2014 until December 2018, he served as Vice President Finance of Westwood One, LLC, a subsidiary of Cumulus Media, Inc. (NYSE: CMLS”), an audio broadcast network in New York. Prior to that, from January 2013 through June 2014, he served as Finance Director / Controller for Cumulus Media Network’, audio broadcast network in Georgia, until its merger with Westwood One, LLC. Prior to that from 2012 to 2013, he worked as Director of Internal Auditing of Cumulus Media from. He holds a BA in accounting from Monmouth College.

Marc Savas. Mr. Savas has been a member of our board of directors since January 2012. Mr. Savas has over 15 years of experience in management and sales consulting and six years of experience in real estate easement acquisitions. Since January 2007 he has served as CEO of Living Full Blast, Inc., overseeing business development and consulting for numerous companies and putting together sales teams for such companies. In addition, from January 1998 until January 2006, Mr. Savas was also CEO for Unfair Advantage Inc., where he conducted 118 management consulting projects, many of which were created using programs that his company had designed. Additionally, from January 2005 until January 2009, Mr. Savas was the national Vice President of Business Development for Connexion Technologies where he built national teams of qualified individuals to effectively secure easements from large real estate owners in order to build telecommunication systems through their properties. Mr. Savas' management consulting and operational experience were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

Malcolm CasSelle. Mr. CasSelle has been a member of our board of directors since August 2013. Mr. CasSelle is an entrepreneur and since August 2017 has served as President of Worldwide Asset eXchange (WAX), a utility token designed with functionalities to simplify digital item trading which is operated by Norris Services, LLC. Since August 2017 he has also served as Chief Information Officer of OPSkins, a marketplace for buying and selling digital items, including e-Sports digital merchandise which is managed by Norris Services, LLC. From February 2016 until August 2017 Mr. CasSelle was Chief Technology Officer and President of New Ventures at tronc, Inc. where he oversaw all digital operations and was responsible for leveraging data and technology to accelerate digital growth. Prior to tronc, Inc., he was Senior Vice President and General Manager, Digital Media of SeaChange International. He joined SeaChange International in 2015 as part of the company's acquisition of Timeline Labs, where he served as CEO. Previously, Mr. CasSelle led startups in the digital industry, including MediaPass, Xfire and Groupon's joint venture with Tencent in China. He has also been an active early stage investor in companies including Facebook, Zynga, and most recently Bitcoin-related companies. Mr. CasSelle received a B.S. in Computer Science from the Massachusetts Institute of Technology in 1991 and an M.S. in Computer Science from Stanford University in 1994. Mr. CasSelle's entrepreneurial background, knowledge of our market segment and experience as a Board member for other companies were factors considered by the Corporate Governance and Nominating Committee in recommending his election to the board.

Robert Jordan. Mr. Jordan has been a member of our board of directors since March 2017. He is a seasoned business executive who has spent the past 20 years acquiring, managing and divesting middle-market companies spanning a variety of industries. Since 2016 he has served as Chief Executive Officer of Yoi Corporation, a Los-Angeles-based company that provides software as a service (SaaS)-based mobile digital tools for line managers. In 2013, Mr. Jordan founded Tribeca Capital Partners LLC, a private investment holding company focused on acquiring and operating lower middle market companies. Immediately prior to founding Tribeca Capital Partners LLC, from 2003 to 2013 Mr. Jordan was Chief Executive Officer of KMS Software Company, LLC, a leading human capital management SaaS company which he successfully sold to SAP AG in April 2013. Prior to KMS, Mr. Jordan held chief executive officer roles at a number of companies across several industry sectors and senior management positions at both The Walt Disney Company and Pepsi-Cola Bottling Company. He received a BSBA from Northern Arizona University and attended Executive Education programs at both Harvard Business School and UCLA School of Business. Mr. Jordan's executive level and senior management business experience coupled by his private investment company experience were factors considered by the Corporate Governance and Nominating Committee in determining Mr. Jordan should serve on our Board.

Colleen DiClaudio. Ms. DiClaudio has been a member of our board of directors since September 2017. She currently serves as president of 340B Technologies, a 340B software solutions healthcare technology company she co-founded in August 2014. From June 2009 through August 2014 she served as vice president of business development of CompleteCare Health Network, located in New Jersey. Ms. DiClaudio has received a Master's Degree of Public Health from the University of Medicine and Dentistry of New Jersey and a Bachelor's Degree in Public Health from Stockton University. Ms. DiClaudio’s experience in the healthcare technology sector and entrepreneurial background were factors considered by the Corporate Governance and Nominating Committee in determining she should serve on the Board.

CORPORATE GOVERNANCE

Independence

Our common stock is listed on the NASDAQ Capital Market. As such, we are subject to the NASDAQ Stock Market LLC (“NASDAQ”) director independence standards. In accordance with these standards, in determining independence the Board affirmatively determines whether a director has a "material relationship" with Social Reality that would compromise his or her independence from management or would cause him or her to fail to meet the NASDAQ’s specific independence criteria. When assessing the "materiality" of a director's relationship with Social Reality, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and, where applicable, the frequency and regularity of the services, and whether the services are being carried out at arm's length in the ordinary course of business. Material relationships can include commercial, consulting, charitable, familial and other relationships. A relationship is not material if, in the Board's judgment, it is not inconsistent with the NASDAQ’S director independence standards and it does not compromise a director's independence from management.

Applying the NASDAQ’s standards, the Board has determined that Messrs. Savas, CasSelle, Jordan and Ms. DiClaudio are each “independent” as that term is defined by the NASDAQ’s standards.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation states that, to the fullest extent permitted by the Delaware General Corporate Law, or the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as director; provided, however, that this provision eliminating personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices or positions with us. However, nothing in our certificate of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which that person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that person’s office or position. To the extent that a director has been successful in defending any proceeding brought against him, the Delaware General Corporation Law provides that the director shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

Board committees

The Board of Directors has standing Audit, Compensation and Corporate Governance and Nominating committees. Each committee has a written charter. The charters are available on our website at www.SRAX.com.  All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee Member	Compensation Committee Member	Corporate Governance and Nominating Committee Member
Marc Savas		(1)
Malcolm CasSelle			(1)
Robert Jordan	(1)

———————

(1) Denotes chairperson.

Audit Committee

We have a designated an audit committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements; and

•	the qualifications and independence of our independent registered public accountants.

The Audit Committee has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its charter.

The Audit Committee currently consists of Robert Jordan (chairperson), Malcolm CasSelle, and Marc Savas.

The Board has determined that Robert Jordan qualifies as an “audit committee financial expert” within the meaning of SEC rules. An audit committee financial expert is a person who can demonstrate the following attributes: (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.  Mr. Jordan has also been determined to be “independent” by the board of directors as such term is defined in the NASDAQ listing standards.  Additionally, Mr. Jordan meets the independence standards for audit committees under the NASDAQ rules.

Compensation Committee

The Compensation Committee assists the Board in:

●

Recommending, in executive session at which our chief executive officer is not present, the compensation and awards / bonuses for our CEO or president, if such person is acting as the CEO, as well as other executive officers;

●	discharging its responsibilities for approving and evaluating our officer compensation plans, policies and programs;

●	reviewing and recommending to the Board, compensation to be provided to our employees and directors; and

●	administering our equity compensation plan(s).

The Compensation Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. The Compensation Committee is composed of two directors, each of whom has been determined by the Board to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee:

●	assists the Board in selecting nominees for election to the Board;

●	monitor the composition of the Board;

●	develops and recommends to the Board, and annually reviews, a set of effective corporate governance policies and procedures applicable to our company; and

●	regularly review the overall corporate governance of the Company and recommends improvements to the Board as necessary.

The purpose of the Corporate Governance and Nominating Committee is to assess the performance of the Board and to make recommendations to the Board from time to time, or whenever it shall be called upon to do so, regarding nominees for the Board and to ensure our compliance with appropriate corporate governance policies and procedures.  The Corporate Governance and Nominating Committee is composed of two directors, each of whom has been determined by the Board to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed years ended December 31, for:

•	all individuals serving as our principal executive officer or acting in a similar capacity;
•	our two most highly compensated named executive officers, whose annual compensation exceeded $100,000; and
•

up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company, at December 31, 2017.

The value attributable to any option awards is computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 10 of the Notes to our Consolidated Financial Statements for the year ended December 31, 2017.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Christopher Miglino,	2018	291,250	540,000(9)					437,392(3)	1,268,642
Chief Executive Officer (3)	2017	192,000	40,000						232,000

Chad Holsinger,	2018	—	—					3,937	3,937
Chief Revenue Officer (4)	2017	32,884	161,000					155,900(2)	349,784

Kristoffer Nelson	2018	242,500	43,750		398,675(5)			25,892(10)	710,817
Chief Operating Officer	2017	175,000	54,213						224,213

Joseph Hannan	2018	191,667	250,000		488,107(7)			34,615(11)	964,389
Chief Financial Officer (6)	2017	200,000	100,000	100,000(8)					400,000

———————

(1)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the stock options, compute din accordance with ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 4 of the notes to our consolidated financial statements appearing in the 10-K for the year end December 31, 2017.

(2)

All other compensation represents commissions received in accordance with the terms of his employment agreement.

(3)

Mr. Miglino’s contracted base salary is $340,000 annually. Prior to March 16, 2017, Mr. Miglino had been voluntarily reducing his base salary to $114,000. In September 2018, all of Mr. Miglino’s previously deferred salary was paid in full. Additionally, Mr. Miglino received a cash bonus of $540,000 and $23,142 of Company paid health benefits.

(4)

Mr. Holsinger resigned from the Company, effective March 31, 2017

(5)

Mr. Nelson’s Stock award represents consists of options to purchase 100,000 shares of our Class A Common stock at $5.78 options to purchase

(6)

Mr. Hannan joined the Company as Chief Financial Officer, effective October 17, 2016. On November 29, 2018, Mr. Hannan informed the Company of his resignation.

(7)

Mr. Hannan’s stock option award consisted of 250,000 options to purchase Class A common stock at $4.20. Upon Mr. Hannan’s termination these options were canceled.

(8)

Mr. Hannan’s stock award consists of 100,000 restricted Class A Common shares issued on October 14, 2016 that vests half on October 17, 2017 and half on October 17, 2018. The aggregate value of the shares on the grant date was $614,000. The award was granted pursuant to our 2016 Compensation Plan.

(9)

Mr. Miglino received a cash bonus for successfully completing the sale of the SRAXmd business division.

(10)

The Company paid $25,892 for insurance and benefit premiums on behalf of Mr. Nelson.

(11)

Mr. Hannan received payment for his accrued and unused vacation at the time of his termination.

Employment agreements and how the executive’s compensation is determined

We are a party to an employment agreement with each of Messrs. Miglino and Malone which provide the compensation arrangements with these individuals. We have not engaged a compensation consultant or other consultant performing similar functions to advise our company on compensation arrangements for our executive officers and directors.

Employment Agreement with Mr. Miglino

We employ Christopher Miglino as our Chief Executive Officer for a term of four years pursuant to an employment agreement entered into on January 1, 2012. The employment agreement automatically renews for successive two-year terms unless either party provides notice of non-renewal not later than three (3) months before the conclusion of the then current term. As compensation for his services, Mr. Miglino was entitled to receive a base salary of $192,000 which is subject to an annual review.   During 2012, in an effort to conserve our cash resources, Mr. Miglino agreed to a temporary reduction in his annual base salary to $60,000, which was increased to $90,000 during the fourth quarter of 2013. Mr. Miglino's annual base salary for the 2015 was $114,000.  On March 16, 2017, his salary deferral ended and he returned his compensation to $192,000 per annum. On September 18, 2018, the board of directors agreed to pay Mr. Miglino an aggregate of $414,250 in salary deferred between 2012 and March 15, 2017. Additionally, effective October 1, 2018, Mr. Miglino’s salary was increased to $340,000 per annum. In addition, he is eligible to receive an annual bonus based upon the achievement of certain to-be-established goals fixed by the Board, which is payable in cash or non-cash compensation as determined by the Board, as well as a discretionary bonus as determined by the Board. Mr. Miglino is entitled to participate in all benefit plans we may offer, up to 45 days of paid vacation annually and reimbursement for out-of-pocket expenses incurred in furtherance of our business.

In addition to accrued obligations (including but not limited to, reimbursements, unpaid salary, unused vacation days, etc.), the following table sets forth the payments that would be made to Mr. Miglino in accordance with his employment agreement had he been terminated by us without cause or by Mr. Miglino for Good Reason, or termination as a result of disability on December 31, 2018.

Name	Terminated Without Cause / For Good Reason	Termination as a result of Disability

Christopher Miglino
Salary (1)	$680,000	$680,000
Accelerated Vesting of Awards	—	—
Health Care	43,074	—
Total:	$723,047	$680,000

———————

(1)

Amount equal to twenty four (24) months of Base Salary). Amount is to be paid over a twenty four (24) month period.

Employment Agreement with Michael Malone

On December 15, 2018 we entered into an Employment Agreement with Mr. Malone pursuant to which he was engaged to serve as Chief Financial Officer to be effective January 2, 2019. Under the terms of the employment agreement, Mr. Malone's compensation includes:

•	an annual base salary of $200,000;

•	an annual bonus of $100,000, payable in equal quarterly installments beginning on April 1, and subject to the timely filings of our periodic reports;

•

a one time option grant to purchase 100,000 shares of Class A Common Stock with a grant date of December 15, 2018, an exercise price of $2.56 per share, a term of three (3) years that vests quarterly over a three (3) year period subject to continued employment;

•	the reimbursement of up to $20,000 in expenses incurred in moving and temporary living arrangements within the first sixty (60) days following the effective date; and

•	annual paid time off of 30 days per year.

Mr. Malone is entitled to participate in all benefit programs we offer our other executive officers and expense reimbursement.  The employment agreement with Malone contains customary confidentiality, non-disclosure and noninterference provisions.

The following table sets forth the payments that would be made to Malone in accordance with his employment agreement had he been terminated by us “without cause” on December 31, 2018 (despite his employment beginning January 2, 2019).

Name	Terminated Without Cause	Termination as a result of Disability

Michael Malone
Salary (1)	$33,667	$—
Total:	$33,667	$—

Employment Agreement with Mr. Hannan

On October 14, 2016 we entered into an Employment Agreement with Mr. Hannan pursuant to which he was engaged to serve as Chief Financial Officer. Mr. Hannan resigned from the Company effective December 16, 2018.  Under the terms of the employment agreement, Mr. Hannan's compensation included:

•	an annual base salary of $200,000;

•	an annual bonus of $100,000, payable in equal quarterly installments beginning on April 1, and subject to the timely filings of our periodic reports;

•

an annual bonus of a restricted stock grant of $100,000 in value of shares of our Class A common stock on each annual anniversary date of the employment agreement, also subject to the timely filings of our periodic reports, subject to continued employment;

•	a one time restricted stock award of 100,000 shares of our Class A common stock, which completed vesting on October 17, 2018, subject to continued employment; and

•	annual paid time off of 30 days per year.

Mr. Hannan was entitled to participate in all benefit programs we offer our other executive officers and expense reimbursement. Upon termination of the agreement by either party, regardless of the reason, he is not entitled to any additional compensation.  The employment agreement with Mr. Hannan contains customary confidentiality, non-disclosure and noninterference provisions.

Employment Agreement with Kris Nelson

Mr. Nelson is not a party to a written employment agreement, but his compensation is determined by the Compensation committee of the board of directors in consultation with the Company’s CEO.  Mr. Nelson received $175,000 for the year ending December 31, 2017.  Effective October 1, 2018, Mr. Nelson’s annual salary was increased to $250,000.

Employment Agreement with Chad Holsinger

Mr. Holsinger served as our Chief Revenue Officer from October 2014 until March 2017. His employment agreement was for a term of four years beginning October 30, 2014 with automatic renewals of one (1) year unless notice to not renew is previously given by either party.  Mr. Holsinger was paid a salary of $114,000 per annum, subject to increase from time to time at the Board’s discretion. Mr. Holsinger was also provided an annual bonus of $111,000 payable on January 31st of each year and a discretionary bonus at the discretion of the Board.  Such bonus payment was to be offset by payments made pursuant to certain earnout consideration related to the acquisition of Steel Media, Inc. on October 30, 2014.

Mr. Holsinger was also granted a one-time option to purchase 50,000 shares of Common Stock at an exercise price of $7.50 per share from the Company’s 2012 Equity Compensation Plan, which vested ¼ annually from the grant date.

Mr. Holsinger was also eligible to participate in all employee benefits made available by the Company to salaried employees.

In the event that Mr. Holsinger is terminated without cause or he resigns for good reason, he was entitled to severance equal to 12 months of his base salary as of the date of termination plus an amount equal to the greater of (a) the most recent bonus that would be payable and (b) $111,000.  As of March 2017, Mr. Holsinger was no longer employed by the Company.

Equity Compensation Plans

Our named executive officers participate in our equity compensation plans which are as follows:

2012 Equity Compensation Plan

Our 2012 Equity Compensation Plan (“2012 Plan”) is administered by our board or any of its committees. The purposes of the 2012 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2012 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2012 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards. Our 2012 Plan authorizes the issuance of up to 600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2018, we have granted awards under the 2012 Plan equal to approximately 399,467 shares of our common stock, and 0 shares have been cancelled or forfeited. Accordingly, there are 200,533 shares of common stock available for future awards under the 2012 Plan. In the event of a change in control, awards under the 2012 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

2014 Equity Compensation Plan

Our 2014 Equity Compensation Plan (“2014 Plan”) is administered by our board or any of its committees. The purposes of the 2014 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2014 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2014 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards. Our 2014 Plan authorizes the issuance of up to 1,600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2018, we have granted awards under the 2014 Plan equal to approximately 522,760 shares of our common stock, and 0 shares have been cancelled or forfeited. Accordingly, there are 1,077,240 shares of common stock available for future awards under the 2014 Plan. In the event of a change in control, awards under the 2014 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

2016 Equity Compensation Plan

Our 2016 Equity Compensation Plan (“2016 Plan”) is administered by our board or any of its committees. The purposes of the 2016 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2016 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2016 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards. Our 2016 Plan authorizes the issuance of up to 600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2018, we have granted awards under the 2016 Plan equal to approximately 516,293 shares of our common stock, and 0 shares have been cancelled or forfeited. Accordingly, there are 83,707 shares of common stock available for future awards under the 2016 Plan. In the event of a change in control, awards under the 2016 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2018.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Kristoffer Nelson	10,000	—	—	5.00	12/31/2018	—	—	—	—
	33,333			7.50	10/10/2020
	33,333			7.50	10/10/2021
	33,333			7.50	10/10/2022
	33,333	66,667		5.78	1/2/2024

Michael Malone	0	100,000		2.56	1/2/2022		—	—	—

DIRECTOR COMPENSATION

Below are descriptions of the Company’s previous legacy compensation policy for non-executive director compensation and its current policy, which is in effect beginning April 15, 2018.

Legacy Policy

•	an annual cash retainer of $10,000, payable quarterly;

•

a restricted stock award of a number of shares of our Class A common stock equal to $10,000 on the date such director joined the board if he or she joined in 2017, or on the one-year anniversary of he or she joining the board if prior to 2017.

•	a per meeting fee of $2,000, with a maximum annual payment of $10,000.

Current Director Compensation Policy

Effective April 15, 2018, each non-employee director will receive $30,000 as an annual board fee payable as follows:

•

Up to $15,000 in cash paid quarterly over the grant year; and

•

The balance in Class A common stock purchase options issued on April 15 of each year and vesting quarterly over the grant year and have a term of seven (7) years.  The stock options will be valued using the Black-Scholes option pricing model and are subject to customary assumptions used in the preparation of financial statements.

All elections of compensation will be made by April 1 of each year by incumbent directors and newly elected or appointed directors will have their compensation pro-rated and made on the fifth (5th) day following their election or appointment to the board.

The following table provides information concerning the compensation paid to our non-executive directors for their services as members of our board of directors for 2018. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Colleen DiClaudio	15,000		15,000	(1)	—	—	—	30,000
Marc Savas	15,000		15,000	(1)	—	—	—	30,000
Malcolm CasSelle	15,000		15,000	(1)	—	—	—	30,000
Robert Jordan	15,000		15,000	(1)	—	—	—	30,000

———————

(1)

Represents option to purchase 5,059 shares of Class A common stock at a price per share of 4.92, a term of 7 years, which vests quarterly over the grant year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF SHARES OF CLASS A COMMON STOCK

At February 4, 2019, we had 10,109,530 shares of Class A common stock issued and outstanding. The following table sets forth information known to us as of January 16, 2019 relating to the beneficial ownership of shares of our Class A common stock by:

•	each person who is known by us to be the beneficial owner of 5% or more of any class of our voting securities;

•	Each of our current directors and nominees;

•	each of our current named executive officers; and

•	all current named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal shareholders. Except as otherwise indicated, we believe that each of the beneficial owners of the common stock listed below, based on the information such beneficial owner has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property laws may apply.

		Common Stock
Name and Address of Beneficial Owner(1)	Shares	Shares Underlying Convertible Securities (2)	Total	Percent of Class (2)
Directors and named Executive Officers
Christopher Miglino	1,127,575	--	927,575	9.18%
Kristoffer Nelson	135,001	141,666	276,667	2.70%
Joseph P. Hannan +	84,159	20,833	104,992	1.04%
Marc Savas	11,945	7,330	19,275	*
Malcolm CasSelle	65,946	3,794	69,740	*
Robert Jordan	6,510	3,794	10,340	*
Colleen DiClaudio	7,813	3,794	11,607	*
Michael Malone	1,292	8,333	9,625	*
All directors and executive officers as a group (8 persons)	1,240,241	189,545	1,429,786	13.88%

———————

*	Less than one percent.
+	Effective December 31, 2018, Mr. Hannan resigned as chief financial officer

(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 456 Seaton St., Los Angeles, CA 90013.

(2)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 10,109,530 shares of Class A common stock issued and outstanding as of November 27, 2018.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Party Transactions Procedure

We review all known relationships and transactions in which Social Reality and our directors, executive officers, and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our management, in consultation with our outside legal consultants, determines based on specific fact and circumstances whether Social Reality or a related party has a direct or indirect interest in these transactions. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If it is determined that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	the benefits to us of the transaction;

•	the nature of the related party’s interest in the transaction;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Social Reality and our shareholders;

•	the potential impact of the transaction on a director’s independence; and

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

Related Party Transactions

Summarized below are certain transactions and business relationships between Social Reality and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities since January 1, 2016.

Information regarding disclosure of an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction is included in the Section of this proxy statement entitled “Director Compensation” and “Executive Compensation.”

Information regarding disclosure of compensation to a director is included in the Section of this registration statement entitled “Director Compensation.”

Information regarding the identification of each independent director is included in the Section of this registration statement entitled “Directors, Executive Officers and Corporate Governance.”

•

Mr. Malcolm CasSelle, a member of our Board, was previously the Chief Technology Officer and President of New Ventures at tronc, Inc., which was one of our major advertisers. Revenue from New Ventures of tronc, Inc. amounted to $4,395,124 and $0 for the years ended December 31, 2016 and 2015, respectively. At December 31, 2016, New Ventures of tronc, Inc. owed us $1,042,000, net of liabilities owed to them. In August 2017, after Mr. CasSelle had ended his employment with tronc, Inc., we filed a lawsuit against tronc, Inc. and Tribune Content Agency, LLC for breach of contract, fraudulent concealment and deceptive business practices (case number 1:17-cv-05998, U.S. District Court for the Northern District of Illinois). We have alleged that tronc, Inc. and Tribune Content Agency, LLC refused to perform their contractual obligations and breached the terms of contract and insertion orders. On December 4, 2017, we entered into a settlement agreement with tronc whereby neither party admitted fault and tronc agreed to (i) pay us $2,250,000 representing amounts owed for advertisements placed by us as well as accrued interest and related costs and (ii) provide us with $300,000 in media spread over a consecutive twelve month period beginning on a date to be agreed upon by us and tronc.

•

During February 2016, in connection with partial payment for services as directors, we issued an aggregate of 35,716 shares of Class A common stock.

•

Mr. Steven Antebi, a beneficial holder of greater than 5% of our Common Stock during 2016, served as a consultant to us. We paid him $467,230 and $634,452 for services provided to us during the years ended December 31, 2016 and 2015, respectively. Additionally, we entered a Consulting Agreement with a consultant that is controlled by Mr. Antebi. For further details regarding this arrangement, please see refer to Note 4 to the notes to our audited consolidated financial statements appearing in the form 10-K for the year ending December 31, 2016.

•

On October 10, 2016, we issued a common stock purchase option to Kristoffer Nelson, our Chief Operating Officer and a member of our board of directors.  The option entitles Mr. Nelson to purchase 100,000 shares of Class A common stock at a price per share of $7.50, has a term of three (3) years and vests one third (1/3) annually over a three (3) year period.

•

In January 2017, we issued 3,858 shares of our Class A common stock valued at $12,500 to Mr. Ferguson upon his appointment to our Board of Directors and the Audit Committee of the Board. The recipient is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act. As of the date hereof, Mr. Ferguson is no longer a member of our board of directors

•

On January 2, 2018, we issued a common stock purchase option to Kristoffer Nelson, our Chief Operating Officer and a member of our board of directors.  The option entitles Mr. Nelson to purchase 100,000 shares of Class A Common Stock at a price per share of $5.78, has a term of three years and vests quarterly over a three (3) year period.

•

On January 18, 2018, we issued Colleen DiClaudio, a board member, 7,813 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors.  The shares were issued from our 2016 equity compensation plan

•

In January 2018, we issued Hardy Thomas, a former board member, 7,195 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors.  The shares were issued from our 2016 equity compensation plan.

•

In January 2018, we issued Marc Savas, Malcolm CasSelle, and William Packer each 3,774 Class A common shares valued at $10,000 as payment for their respect 2017 service on our board of directors.  The shares were issued from our 2016 equity compensation plan. Mr. Packer is no longer a member of the board of directors of the Company.

•

On March 20, 2018, as we began to formally review potential strategic options for SRAXMD, we entered into certain agreements with Erin DeRuggiero, our chief innovations officer.  Pursuant to the terms of the agreements, Ms. DeRuggiero employment agreement was terminated, and she became a consultant of the Company.  The term of the consultancy expires in the second quarter of 2018, or upon the sale of the assets comprising SRAXmd, but may be extended by the parties.  The terms of the consultancy are substantially similar to her prior employment agreement  except that in the event of a sale of the SRAXmd business unit or substantially all of the assets thereof within 120 days from March 20, 2018, (i) we (or our assignee) have the right and the obligation to purchase all of Ms. DeRuggiero’s outstanding Class A common shares (514,667) at a price of $5.80 per share, or an aggregate of $2,985,068.60 and (ii) we will pay Ms. DeRuggiero, an amount equal to five percent (5%) of the cash consideration received from the sale of the SRAXmd business unit. The Company and Ms. DeRuggiero agreed to a customary release from any claims that may have arisen during her employment.   In August 2018, SRAXmd was sold to Halyard MD Opco, LLC, an affiliate of Halyard Capital, a private equity firm.   Pursuant to the sale, all of the aforementioned Class A common stock of Erin DeRuggiero was repurchased.

•

Due to certain provisions of our insider trading policy, on April 2, 2018, we agreed to extend certain outstanding Class A common stock purchase options of varying expiration dates to an extended expiration date of December 31, 2018.  Included in these options were the following options held by Kristoffer Nelson, our Chief operating officer and Board member and Marc Savas, a board member:

o

10,000 Class A common stock purchase options issued to Kristoffer Nelson on 1/1/2013 with an exercise price per share of $5.00 and an original expiration date of 1/1/2018;

o

2,400 Class A common stock purchase options issued to Marc Savas on 2/1/2013 with an exercise price per share of $5.00 and an original expiration date of 2/1/2018; and

o

10,000 Class A common stock purchase options issued to Marc Savas on 4/1/2013 with an exercise price per share of $5.00 and an original expiration date of 4/1/2018.

•

In August 2018, pursuant to our sale of the SRAXmd product line, we paid out an aggregate of $2,191,338.04 in stay bonuses, which amount includes $1,507,302.89 paid to Erin DeRuggiero, our former chief innovations officer and Board member.

•

On September 18, 2018, the Board agreed to pay Christopher Miglino, our chief executive officer, an aggregate of $414,250 in salary previously deferred from 2012 through March 15, 2017.

•

On September 18, 2018, as partial consideration for the successful sale of the SRAXmd product line, the Company paid the following transaction bonuses: (i) Christopher Miglino, our chief executive officer received $548,416.67, (ii) Joseph P. Hannan, our former chief financial officer received $50,000 and (iii) Kristoffer Nelson, our chief operating officer, received $43,750

•

On September 18, 2018, we issued a common stock purchase option to Joseph P Hannan, our former Chief Financial Officer. The option entitles Mr. Hannan to purchase 250,000 shares of Class A Common Stock at a price per share of $4.20, has a term of three years and vests quarterly over a three (3) year period.

•

On October 15, 2018, the Compensation Committee agreed to pay Joseph P. Hannan, our former chief financial officer, a lump sum of $100,000 in lieu of a bonus of the same amount of restricted stock units, to which he was entitled to under his employment agreement.

•

On December 15, 2018, the we issued a common stock purchase option to Michael Malone, our Chief Financial Officer.  The option entitles Mr. Malone to purchase 100,000 shares of Class A Common stock at a price per share of $2.56, has a term of three years and vests quarterly over a three year period.

EXPERTS

The financial statements as of December 31, 2016 and for each interim period since December 31, 2016, included in this prospectus and in the registration statement of which it forms a part, have been so included in reliance on the report of RBSM LLP, our independent registered public accounting firm, appearing elsewhere in this prospectus and the registration statement of which it forms a part, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of our securities offered and to be issued by this prospectus will be passed upon for us by Silvestre Law Group, P.C. of Westlake Village, CA. The Silvestre Law Group, P.C. or its various principals and/or affiliates, own 133,000 shares of our Class A common stock.

LEGAL PROCEEDINGS

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, under the Exchange Act. You may read and copy any document we file at the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site, free of charge, at http://www.sec.gov and at our website at http://www.genspera.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site into this prospectus. We will furnish our stockholders with annual reports containing audited financial statements.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule(s) that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s public reference rooms or the SEC’s website; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

You may request and obtain a copy of any of our filings, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or phone number:

Social Reality, Inc.
456 Seaton Avenue,

Los Angeles, CA 90013
323-694-9800

INDEX TO FINANCIAL STATEMENTS

SOCIAL REALITY, INC.

Condensed consolidated balance sheets at September 30, 2018 and December 31, 2017	F-38
Condensed consolidated statements of operations for the three and nine months ended September 30, 2018 and 2017	F-39
Condensed consolidated statements of cash flows for the years ended December 31, 2017 and 2016	F-40
Notes to condensed consolidated financial statements	F-41

BIG TOKEN, INC.

Condensed balance sheets at September 30, 2018 and December 31, 2017	F-82
Condensed statements of operations for the three and nine months ended September 30, 2018 and 2017	F-83
Condensed statements of cash flows for the years ended December 31, 2017 and 2016	F-84
Notes to condensed financial statements	F-85

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Social Reality, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Social Reality, Inc. (the “Company”), as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2011

New York, New York

April 2, 2018

SOCIAL REALITY, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

	2017	2016
Assets
Current assets:
Cash and cash equivalents	$1,017,299	$1,048,762
Accounts receivable, net	4,348,305	8,411,019
Prepaid expenses	468,336	332,503
Other current assets	300,898	6,488
Total current assets	6,134,838	9,798,772
Property and equipment, net	154,546	55,492
Goodwill	15,644,957	15,644,957
Intangible assets, net	1,642,760	1,365,241
Other assets	28,598	34,659
Total assets	$23,605,699	$26,899,121

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	5,010,815	13,156,083
Notes payable, net of unamortized costs		3,418,788
Put liability		1,500,000
Total current liabilities	5,010,815	18,074,871
Secured convertible debentures, net	1,711,146	—
Total liabilities	6,721,961	18,074,871

Commitments and contingencies (Note 11)		—

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2017 and 2016, respectively		—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 9,910,565 and 6,951,077 shares issued and outstanding at December 31, 2017 and 2016, respectively	9,911	6,951
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2017 and 2016, respectively	—	—
Common stock to be issued	879,500	678,000
Additional paid in capital	37,143,033	22,529,303
Accumulated deficit	(21,148,706)	(14,390,004)
Total stockholders' equity	16,883,738	8,824,250
Total liabilities and stockholders' equity	$23,605,699	$26,899,121

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Revenue	$23,348,714	$35,763,047
Cost of revenue	9,328,893	23,226,995
Gross profit	14,019,821	12,536,052
Operating expense:
General, selling and administrative expense	17,016,789	16,648,705
Impairment of goodwill		670,000
Write off of non-compete agreement	468,750	—
Restructuring Costs	377,961	—
Operating expense	17,863,500	17,318,705
Loss from operations	(3,843,679)	(4,782,653

Other income (expense):
Write off of contingent consideration	—	3,744,496
Interest expense	(2,815,203)	(3,210,076)

Loss before provision for income taxes	(6,658,882)	(4,248,233)

Provision for income taxes	—	—
Net loss	$(6,658,882)	$(4,248,233)

Net loss per share, basic and diluted	$(0.81)	$(0.69)

Weighted average shares outstanding	8,253,851	6,196,197

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2017 AND 2016

	Preferred Stock		Common Stock		Common stock to be issued		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity

Balance, December 31, 2015	—	$—	5,622,046	$5,622	—	$—	$14,012,078	$(10,141,771)	$3,864,685

Proceeds from the sale of common stock units	—	—	1,042,392	1,042	—	—	4,642,757	—	4,643,799
Stock based compensation	—	—	—	—	—	—	1,062,621	—	1,062,621
Vested stock awards issued	—	—	10,000	10	—	—	(10)	—	—
Shares issued for services	—	—	19,862	20	—	—	137,480	—	137,500
Shares to be issued for services	—	—	—	—	100,000	678,000	—	—	678,000
Common stock issued as Earn Out Consideration	—	—	256,754	257	—	—	2,399,743	—	2,400,000
Rounding of shares for stock split	—	—	23	—	—	—	—	—	—
Warrant modification costs	—	—	—	—	—	—	274,634	—	274,634
Net loss	—	—	—	—	—	—	—	(4,248,233)	(4,248,233)
Balance, December 31, 2016	—	$—	6,951,077	$6,951	100,000	$678,000	$22,529,303	$(14,390,004)	$8,824,250

(Continued)

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)

YEARS ENDED DECEMBER 31, 2017 AND 2016

	Preferred Stock		Common Stock		Common stock to be issued		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance, December 31, 2016	—	$—	6,951,077	$6,951	100,000	$678,000	$22,529,303	$(14,390,004)	$8,824,250
Sale of common stock and warrants for cash	—	—	761,905	762	—	—	3,979,239	—	3,980,001
Fair value of put option	—	—	—	—	—	—	(2,500,000)	—	(2,500,000)
Cost of sale of common stock	—	—	—	—	—	—	(160,000)	—	(160,000)
Stock based compensation	—	—	—	—	—	—	444,051	—	444,051
Vested shares issued	—	—	51,667	52	—	—	(52)	—	—
Shares issued to consultant	—	—	75,000	75	—	—	97,425	—	97,500
Common stock issued for services	—	—	300,000	300	(100,000)	(678,000)	1,197,700	—	520,000
Common stock issued to directors	—	—	10,368	10	—	—	44,977	—	44,987
Executive Bonus Shares	—	—	20,409	20	—	—	99,980	—	100,000
Common stock issued for software asset	—	—	200,000	200	—	—	279,800	—	280,000
Shares to be issued for services	—	—	—	—	150,000	879,500	—	—	879,500
Conversion of debentures	—	—	1,111,670	1,112	—	—	3,333,888	—	3,335,000
Exercise of warrants	—	—	428,469	429	—	—	1,284,975	—	1,285,404
Warrants issued for software asset	—	—	—	—	—	—	337,069	—	337,069
April debenture warrants	—	—	—	—	—	—	866,182	—	866,182
October debenture BCF	—	—	—	—	—	—	3,166,567	—	3,166,567
October debenture warrants	—	—	—	—	—	—	1,093,591	—	1,093,591
Placement agent warrants	—	—	—	—	—	—	948,518	—	948,518
Repricing of warrants	—	—	—	—	—	—	99,820	(99,820)	—
Net loss	—	—	—	—	—	—	—	(6,658,882)	(6,658,882)

Balance, December 31, 2017	—	$—	9,910,565	$9,911	150,000	$879,500	$37,143,033	$(21,148,706)	$16,883,738

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Cash flows from operating activities
Net loss	$(6,658,882)	$(4,248,233)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of stock based prepaid fees	—	373,567
Stock to be issued for services	—	678,000
Stock based compensation	2,085,988	1,200,121
Amortization of debt issuance costs	1,082,830	1,076,634
Warrant modification costs	—	274,695
PIK interest expense accrued to principal	—	511,261
Amortization of debt discount	1,018,548	—
Impairment of goodwill	—	670,000
Write off of non-compete agreement	468,751	—
Accretion of contingent consideration, net of write-off	—	(3,585,435)
Accretion of put liability	—	63,718
Provision for bad debts	(195,172)	119,434
Depreciation expense	22,908	21,304
Amortization of intangibles	505,712	365,728
Changes in operating assets and liabilities:
Accounts receivable	4,261,574	(6,817,597)
Prepaid expenses	(135,834)	(23,069)
Other current assets	—	29,602
Other assets	(288,349)	—
Accounts payable and accrued expenses	(6,535,152)	8,020,903
Unearned revenue	—	(1,295)
Net cash (used in) provided by operating activities	(4,367,078)	(1,270,662

Cash flows from investing activities
Purchase of equipment	(121,962)	(32,862)
Development of software	(634,914)	(119,225)
Net cash used in investing activities	(756,876)	(152,087)

Cash flows from financing activities
Proceeds from the issuance of common stock units	4,020,401	4,643,799
Proceeds from exercise of warrants	1,085,004	—
Proceeds from secured convertible debentures, net	6,066,406	—
Proceeds from note payable	—	2,100,000
Repayments of notes payable	(3,996,928)	(3,763,474)
Payment of contingent consideration	—	(1,600,000)
Payment of Financing Warrant	(1,500,000)	—
Debt issuance costs	(582,392)	—
Net cash provided by financing activities	5,092,491	1,380,325

Net decrease in cash and cash equivalents	(31,463)	(42,424)
Cash and cash equivalents
Beginning of year	1,048,762	1,091,186
End of year	$1,017,299	$1,048,762

(Continued)

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Supplemental schedule of cash flow information
Cash paid for interest	$1,217,716	$1,312,293

Supplemental schedule of noncash financing activities
Common stock issued for the payment of contingent consideration	$—	$2,400,000
Proceeds paid by FastPay on behalf of the Company	$—	$5,507,468
Common stock issued for preferred stock conversion and vesting grants	$—	$—
Put liability on issuance of put warrants	$2,500,000	$—
Issuance of placement agent warrants	$948,518	$—
Common stock to be issued	$678,000	$—
Repurchase of series B warrants and accounts payable balances directly paid by debenture holder on behalf of Company	$4,113,753	$—
Shares issued for convertible note conversions	$3,335,000	$—
Repricing of warrants	$99,820	$—
Common stock and warrants issued for asset purchase arrangements	$617,069	$—
Debt and warrants discount on convertible debentures issuance	$5,126,340	$—

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

Social Reality, Inc. ("Social Reality", "we", "us", “our” or the "Company") is a Delaware corporation formed on August 2, 2011. Effective January 1, 2012 we acquired 100% of the member interests and operations of Social Reality, LLC, a California limited liability company formed on August 14, 2009 which began business in May of 2010, in exchange for 2,465,753 shares of our Class A common stock. The former members of Social Reality, LLC owned 100% of our Class A common stock after the acquisition.

At Social Reality, we sell digital advertising campaigns to advertising agencies and brands. We have developed technology that allows brands to launch and manage digital advertising campaigns, and we provide the platform that allows website publishers to sell their media inventory to many different digital advertising buyers. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

•	sales of digital advertising campaigns to advertising agencies and brands;
•	sales of media inventory owned by our publishing partners through real-time bidding (“RTB”) exchanges;
•	sale and licensing of our SRAX Social platform and related media; and,
•	creation of custom platforms for buying media on SRAX for large brands.

The core elements of this business are:

•

Social Reality Ad Exchange or "SRAX" – Real Time Bidding sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the RTB exchanges. The SRAX platform integrates multiple market-leading demand sources. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

•

SRAXmd is our ad targeting and data platform for healthcare brands, agencies and medical content publishers. Healthcare and pharmaceutical publishers utilize the platform for yield optimization, audience extension campaigns and re-targeting of their healthcare professional audience. Agencies and brands purchase targeted digital and mobile ad campaigns;

•

SRAX Social is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence; and.

•	SRAX app, a recently launched new product, is a platform that allows publishers and content owners to launch native mobile applications through our SRAX platform.

•

SRAXfan tools enable brands and agencies to connect with sports fans at home, the stadium or out-of-home at gathering locations, such as bars, restaurants, and universities, during live sporting events.

•	SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments.

We offer our customers a variety of pricing options including cost-per-thousand-impression, or "CPM", whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and on a monthly service fee.

Social Reality is also an approved Facebook advertising partner. We sell targeted and measurable online advertising campaigns and programs to brand advertisers and advertising agencies across large Facebook apps and websites, generating qualified Facebook likes and quantifiable engagement for our clients, driving online sales and increased brand equity.

We are headquartered in Los Angeles, California.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Presentation of Financial Statements – Going Concern

Going Concern Evaluation

In connection with preparing consolidated financial statements for the year ended December 31, 2017, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued.

The Company considered the following:

•	Net losses of $6,658,882 and $4,248,233 for the years ended December 31, 2017 and 2016, respectively.
•	Negative cash flow from operating activities for 2017 and 2016.
•	At December 31, 2017, the Company had an accumulated deficit of $21,148,706.
•	Revenue decline in 2017 of $12,414,333.

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

The Company evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

•	The Company raised $14.0 million via equity debt financing during the year ended December 31, 2017.
•	The Company has historically raised funds from debt and equity financings.
•	As a result of the Company’s restructurings that were implemented during the year ended December 31, 2017, the Company’s cost structure is now in line with its future revenue projections.
•	In 2017, the Company is in compliance with NASDAQ Capital Markets listing requirements.
•	In 2017, the Company converted $3.3 million of long term debt, and repaid its short-term notes payable.
•	Revenue declines were largely the result of a strategic shift away from lower margin sales the produced little to no positive cash flow benefit for the Company.

In addition to the recent capital raised 2017, management also believes that the Company will generate enough cash from operations to satisfy its obligations for the next twelve months from the issuance date.

The Company will take the following actions if it starts to trend unfavorably to its internal profitability and cash flow projections, in order to mitigate conditions or events that would raise substantial doubt about its ability to continue as a going concern:

•	Raise additional capital through short-term loans.
•	Implement additional restructuring and cost reductions.
•	Raise additional capital through a private placement.
•	Secure a commercial bank line of credit.
•	Dispose of one or more product lines.
•	Sell or license intellectual property.

At December 31, 2017, the Company had $1.1 million in cash and cash equivalents and $1 million of working capital.

Effect of Reverse Stock Split on Presentation

On September 20, 2016, the Company completed a 1 for 5 reverse stock split of our Class A common stock. The principal reason for the reverse stock split was to facilitate the up-listing of our Class A common stock to the NASDAQ Capital Market which has a minimum market (bid) price requirement for new applicants of $4.00 per share. Refer to Note 4 regarding a further discussion of the reverse stock split.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

These consolidated financial statements give retroactive effect to the reverse stock split for all periods presented, unless otherwise specified.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

The consolidated financial statements include the accounts of the Company and its subsidiaries from the acquisition date of majority voting control of the subsidiary.

Use of Estimates

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) and requires management of the Company to make estimates and assumptions in the preparation of these consolidated financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

The most significant areas that require management judgment and which are susceptible to possible change in the near term include the Company's revenue recognition, allowance for doubtful accounts and sales credits, stock-based compensation, income taxes, purchase price for acquisition, goodwill, other intangible assets, put rights and valuation of liabilities.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists; no significant Company obligations remain; collection of the related receivable is reasonably assured; and the fees are fixed or determinable. The Company acts as a principal in revenue transactions as the Company is the primary obligor in the transactions. As such, revenue is recognized on a gross basis, and media and publisher expenses that are directly related to a revenue-generating event are recorded as a component of cost of revenue.

Cost of Revenue

Cost of revenue consists of payments to media providers and website publishers that are directly related to a revenue-generating event and project and application design costs. The Company becomes obligated to make payments related to media providers and website publishers in the period the advertising impressions, click-throughs, actions or lead-based information are delivered or occur. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying consolidated statements of operations.

Accounts Receivable

Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company's accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company usually does not require collateral. Allowance for doubtful accounts was $59,703 and $254,875 at December 31, 2017 and 2016, respectively.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Concentration of Credit Risk, Significant Customers and Supplier Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with financial institutions within the United States. The balances maintained at these financial institutions are generally more than the Federal Deposit Insurance Corporation insurance limits. The uninsured cash bank balances were $767,299 at December 31, 2017. The Company has not experienced any loss on these accounts. The balances are maintained in demand accounts to minimize risk.

At December 31, 2017, 4 customers accounted for more than 10% of the accounts receivable balance, for a total of 59.5%. For the year ended December 31, 2016, two customers accounted for 48% of total revenue.

Fair Value of Financial Instruments

The accounting standard for fair value measurements provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
•	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company's financial instruments, including cash and cash equivalents, net accounts receivable, accounts payable and accrued expenses, are carried at historical cost. At December 31, 2017 and 2016, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. Derivative instruments are carried at fair value, generally estimated using the Black Scholes Merton model.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets of three to seven years.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Intangible assets

Intangible assets consist of intellectual property, a non-complete agreement, and internally developed software and are stated at cost less accumulated amortization. Amortization is provided for on the straight-line basis over the estimated useful lives of the assets of five to six years. During 2016, the Company began capitalizing the costs of developing internal-use computer software, including directly related payroll costs. The Company amortizes costs associated with its internally developed software over periods up to three years, beginning when the software is ready for its intended use.

The Company capitalizes costs incurred during the application development stage of internal-use software and amortize these costs over the estimated useful life. Upgrades and enhancements are capitalized if they result in added functionality which enable the software to perform tasks it was previously incapable of performing. Software maintenance, training, data conversion, and business process reengineering costs are expensed in the period in which they are incurred.

Business Combinations

For all business combinations (whether partial, full or step acquisitions), the Company records 100% of all assets and liabilities of the acquired business, including goodwill, generally at their fair values; contingent consideration, if any, is recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value are recognized in earnings until settlement and acquisition-related transaction and restructuring costs are expensed rather than treated as part of the cost of the acquisition.

Goodwill and change to annual impairment testing period

Goodwill is comprised of the purchase price of business combinations in excess of the fair value assigned at acquisition to the net tangible and identifiable intangible assets acquired. Goodwill is not amortized. The Company assesses goodwill for impairment at least annually, or when events or changes in the business environment indicate the carrying value may not be fully recoverable. The Company also has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads the Company to determine that it is more likely than not (that is, a likelihood of more than 50%) that goodwill is impaired. If the Company chooses to first assess qualitative factors and it is determined that it is not more likely than not goodwill is impaired, the Company is not required to take further action to test for impairment. The Company also has the option to bypass the qualitative assessment and perform only the quantitative impairment test, which the Company may choose to do in some periods but not in others. The Company performs its annual impairment review as of December 31st.

The Company had historically performed its annual goodwill and impairment assessment on September 30th of each year; however, due to the elimination of the need to internally maintain certain segregated accounting records of the Steel Media business that occurred in the third quarter of 2016, following the determination that the second year Earn Out Consideration would not be achieved (See Note 2), this was reevaluated by the Company. Further, given the seasonal and cyclical nature of advertising sales in general, timing of the Company’s annual budgeting process, and the short-term nature of the Company’s advertising sales contracts, it was determined that it would be more effective and efficient to conduct the annual impairment analysis instead at December 31st of each year. This would also better align the Company with other advertising sales companies who also generally conduct this annual analysis in the fourth quarter. The Company does not believe this change will have any material impact on its consolidated financial statements, and continues to evaluate potential interim impairment to goodwill consistent with its historical practices.

When evaluating the potential impairment of goodwill, management first assess a range of qualitative factors, including but not limited to, macroeconomic conditions, industry conditions, the competitive environment, changes in the market for the Company's products and services, regulatory and political developments, entity specific factors such as strategy and changes in key personnel, and the overall financial performance for each of the Company's reporting units. If, after completing this assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, we then proceed to a two-step impairment testing methodology using the income approach (discounted cash flow method).

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In the first step of the two-step testing methodology, we compare the carrying value of the reporting unit, including goodwill, with its fair value, as determined by its estimated discounted cash flows. If the carrying value of a reporting unit exceeds its fair value, we then complete the second step of the impairment test to determine the amount of impairment to be recognized. In the second step, we estimate an implied fair value of the reporting unit's goodwill by allocating the fair value of the reporting unit to 100% of the assets and liabilities other than goodwill (including any unrecognized intangible assets). If the carrying value of a reporting unit's goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference in that period.

When required, we arrive at our estimates of fair value using a discounted cash flow methodology which includes estimates of future cash flows to be generated by specifically identified assets, as well as selecting a discount rate to measure the present value of those anticipated cash flows. Estimating future cash flows requires significant judgment and includes making assumptions about projected growth rates, industry-specific factors, working capital requirements, weighted average cost of capital, and current and anticipated operating conditions. The use of different assumptions or estimates for future cash flows could produce different results.

Although the Company now operates within one business segment, it was determined that a portion of the goodwill originally assigned to the Steel Media, a California corporation (“Steel Media”), acquisition had become impaired as of June 30, 2016. Accordingly, we recorded a goodwill impairment charge of $670,000 during the year ended December 31, 2016. The impairment charge represents the excess of the carrying amount of the goodwill recorded in the acquisition over the implied fair value of the goodwill. The implied fair value of the goodwill is the residual fair value based on an income approach that utilized a discounted cash flow model based on revenue and profit forecasts. The Company performed its annual impairment test as of December 31, 2017 and no further impairment was required.

Long-lived Assets

Management evaluates the recoverability of the Company's identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company's stock price for a sustained period of time; and changes in the Company's business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairments have been recorded regarding its identifiable intangible assets or other long-lived assets during the years ended December 31, 2017 or 2016, respectively.

Derivatives

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, Distinguishing Liabilities From Equity and FASB ASC Topic No. 815, Derivatives and Hedging.  Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments.

Loss Per Share

We use ASC 260, "Earnings Per Share" for calculating the basic and diluted earnings (loss) per share. We compute basic earnings (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards. For periods with a net loss, basic and diluted loss per share are the same, in that any potential common stock equivalents would have the effect of being anti-dilutive in the computation of net loss per share.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

There were 5,246,692 common share equivalents at December 31, 2017 and 3,818,080 at December 31, 2016. For the years ended December 31, 2017 and 2016, respectively, these potential shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

Income Taxes

We utilize ASC 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at year-end based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

The Company recognizes the impact of a tax position in the financial statements only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense.

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 "Compensation – Stock Compensation" using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments.

We use the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 4, Stockholders’ Equity.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Business Segments

The Company uses the "management approach" to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company's reportable segments. Using the management approach, the Company determined that it has one operating segment due to business similarities and similar economic characteristics.

Liquidity

In connection with preparing its consolidated financial statements, management evaluates whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued.  The Company had an accumulated deficit at December 31, 2017 of $21,148,706. As of December 31, 2017, the Company had $1,017,299 in cash and cash equivalents and net working capital of $1,124,023 as compared to $1,048,762 in cash and cash equivalents and a deficit in working capital of $8,276,099 at December 31, 2016, respectively. While the Company believes it has established an ongoing source of revenue that is sufficient to cover its operating costs over the next twelve months, the Company is currently experiencing a period of limited liquidity resulting from recent activity related to the Financing Agreement.

Between September 2016 and January 2017, we satisfied all outstanding obligations under the Financing Agreement utilizing proceeds from the factoring of our receivables and sales of our securities. While the satisfaction of the amounts owed under the Financing Agreement resulted in overall savings to us in 2017 through the elimination of both the associated interest expense as well as the internal costs related to the reporting obligations under its terms, the payment of these amounts adversely impacted our current liquidity. To address the immediate impact of this decreased liquidity, we have recently made certain reductions in staffing, delayed certain previously budgeted expenditures, eliminated certain legacy operating expenses associated with the Steel Media acquisition, restructured sales management compensation structures, extended payments to certain vendors, and in October 2017 issued addition Debentures totaling $5,180,158. If our revenues continue to increase throughout the next twelve months as anticipated, additional liquidity is also anticipated to be readily available under our accounts receivable factoring agreement with FastPay Partners. As of March 31, 2018, we had approximately $1,346,670 of factored accounts receivable outstanding on a total available line of $8,000,000.

Recently Issued Accounting Standards

In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). The effective date for ASU 2017-13 is for fiscal years beginning after December 15, 2018. The adoption of this ASU will not have a material impact to our consolidated financial statements.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): Part 1 – Accounting for Certain Financial Instruments with Down Round Features and Part 2 – Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with Scope Exception (“ASU No. 2017-11”). Part 1 of ASU No. 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are provisions in certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU No. 2017-11 addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification®. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We early adopted the proposed guidance under ASU 2017-11 for the year end December 31, 2017, and recognized warrants issued in the fourth quarter of 2017 with a down round feature as equity. Adjustments were required for the retrospective application of this standard.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU No. 2017-04”). ASU No. 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. A public business entity that is a SEC filer should adopt the amendments of ASU No. 2017-04 for its annual and interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect any impact from the adoption of this standard on its consolidated financial statements.

In October 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-16 - Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory. ASU 2016-16 will require the tax effects of intercompany transactions, other than sales of inventory, to be recognized currently, eliminating an exception under current GAAP in which the tax effects of intra-entity asset transfers are deferred until the transferred asset is sold to a third party or otherwise recovered through use. The guidance will be effective for the first interim period of our 2019 fiscal year, with early adoption permitted.

In August 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 provides guidance regarding the classification of certain items within the statements of cash flows. ASU 2016-15 is effective for annual periods beginning after December 15, 2017 with early adoption permitted.

In connection with its financial instruments project, the FASB issued ASU 2016-13 - Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments in June 2016 and ASU 2016-01 - Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities in January 2016.

•

ASU 2016-13 introduces a new impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a forward-looking “expected loss” model that will replace the current “incurred loss” model and generally will result in earlier recognition of allowances for losses. The guidance will be effective for the first interim period of our 2021 fiscal year, with early adoption in fiscal year 2020 permitted.

•

ASU 2016-01 addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Among other provisions, the new guidance requires the fair value measurement of investments in certain equity securities. For investments without readily determinable fair values, entities have the option to either measure these investments at fair value or at cost adjusted for changes in observable prices minus impairment. All changes in measurement will be recognized in net income. The guidance will be effective for the first interim period of our 2019 fiscal year. Early adoption is not permitted, except for certain provisions relating to financial liabilities.

In April 2016, the FASB issued Accounting Standards Update, or ASU, No. 2016-10, Identifying Performance Obligations and Licensing (Topic 606), which amends certain aspects of the FASB’s new revenue standard, ASU 2014-09, Revenue from Contracts with Customer (Topic 606). ASU 2016-10 identifies performance obligations and provides licensing implementation guidance. The effective date for ASU 2016-10 is the same as the effective date of ASU No. 2014-09. ASU No. 2015-14 (Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date) defers the effective date of ASU No. 2014-09 by one year, for fiscal years beginning after December 15, 2017. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718), which is part of the FASB's Simplification Initiative. The updated guidance simplifies the accounting for share-based payment transactions. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customer (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), or ASU 2016-08, that clarifies how to apply revenue recognition guidance related to whether an entity is a principal or an agent. ASU 2016-08 clarifies that the analysis must focus on whether the entity has control of the goods or services before they are transferred to the customer and provides additional guidance about how to apply the control principle when services are provided and when goods or services are combined with other goods or services. The effective date for ASU 2016-08 is the same as the effective date of ASU No. 2014-09. ASU No. 2015-14 defers the effective date of ASU No. 2014-09 by one year, for fiscal years beginning after December 15, 2017. The Company has performed an  evaluation of the impact of the adoption of this standard on its consolidated financial statements, and  given its revenue recognition practices already in place, it does not appear this will have a material impact on the Company’s future presentation of consolidated financial statements.  The Company will continue to evaluate new revenue streams as they develop from future new product launches.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-3, Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-3”) which changes the presentation of debt issuance costs in financial statements to present such costs as a direct deduction from the related debt liability rather than as an asset. ASU 2015-3 became effective for public companies during interim and annual reporting periods beginning after December 15, 2015. The Company adopted ASU 2015-3 on January 1, 2016. The adoption of this ASU did not have a material impact to our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern. The amendments in this update apply to all reporting entities and require an entity’s management, in connection with preparing financial statements for each annual and interim reporting period, to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for annual periods ending after December 15, 2016. We adopted this standard for the year ended December 31, 2016. Based on the results of our analysis, we have determined that the disclosures were as required by ASU No. 2014-15.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 2 – ACQUISITIONS

Acquisition of Steel Media

On October 30, 2014, we acquired 100% of the capital stock of Steel Media from Richard Steel pursuant to the terms and conditions of a stock purchase agreement, dated October 30, 2014, by and among the Company, Steel Media and Mr. Steel (the "Stock Purchase Agreement").

As consideration for the purchase of Steel Media, we agreed to pay Mr. Steel up to $20,000,000, consisting of: (i) a cash payment at closing of $7,500,000; (ii) a cash payment of $2,000,000 which was held in escrow to satisfy certain indemnification obligations to the extent such arise under the Stock Purchase Agreement; (iii) a one year secured subordinated promissory note in the principal amount of $2,500,000 (the "Note") which was secured by 477,373 shares of our Class A common stock (the "Escrow Shares"); and (iv) earn out payments of up to $8,000,000 (the "Earn Out Consideration").

The Earn Out Consideration target was achieved for the first earn out period ended October 31, 2015.  As such, at December 31, 2015, we recorded $7,585,435 associated with the first and second portions of the earn out, and on January 29, 2016 we paid Mr. Steel $4,000,000.  Of this amount, $1,600,000 was paid in cash and the balance was paid through the issuance of 256,754 shares of our Class A common stock in accordance with the terms of the Stock Purchase Agreement.

The Company determined the remaining Earn Out Consideration would not be achieved for the second earn out period ended October 31, 2016 and reversed the second portion of the earn out liability of $3,585,435 in September 2016.

NOTE 3 – NOTES PAYABLE

Financing Agreement with Victory Park Management, LLC as agent for the lenders

On October 30, 2014 (the "Financing Agreement Closing Date"), the Company entered a financing agreement (the "Financing Agreement") with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder (the "Agent"). The initial and subsequent notes issued (the “Financing Notes”) bore interest at a rate per annum equal to the sum of (1) cash interest at a rate of 10% per annum and (2) payment-in-kind (PIK) interest at a rate of 4% per annum for the period commencing on the Financing Agreement Closing Date and extending through the last day of the calendar month during which the Company's financial statements for December 31, 2014 are delivered, and which PIK interest rate thereafter from time to time may be adjusted based on the ratio of the Company's consolidated indebtedness to its earnings before interest, taxes, depreciation and amortization. If the Company achieved a reduction in the leverage ratio as described in the Financing Agreement, the PIK interest rate declined on a sliding scale from 4% to 2%. The Financing Notes issued under the Financing Agreement were scheduled to mature on October 30, 2017.

During the twelve months ended December 31, 2017, we completely repaid the Financing Notes and made principal and PIK interest repayments in the amount of $3,996,928.

Notes payable consisted of the following at December 31, 2016:

December 31, 2016

Current portion of notes payable and PIK interest	$3,996,928
Non-current portion of notes payable	—
Total notes payable and PIK interest	3,996,928
Less deferred financing costs	(578,140)
Notes payable and PIK interest, net of deferred costs	$3,418,788

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

We incurred a total of $3,178,011 of costs related to the Financing Agreement. These costs were amortized to interest expense over the life of the debt. During the twelve months ended December 31, 2017 and 2016, $2,101,377 and $1,076,634, respectively, of debt issuance costs were amortized as interest expense. As of December 31, 2017, all deferred debt issuance costs have been completely amortized.

During the twelve months ended December 31, 2017 and 2016, $67,612 and $510,859, respectively, were recorded as PIK interest expense.

Pursuant to the Financing Agreement, the Company issued to the lender a five-year warrant to purchase 580,000 shares of its Class A common stock at an exercise price of $5.00 per share (the "Financing Warrant"). The warrant holder was not, however, permitted to exercise the Financing Warrant for shares of Class A common stock that would cause such holder to beneficially own shares of Class A common stock that exceeds 4.99% of the Company's outstanding shares of Class A common stock following such exercise. Pursuant to the Financing Warrant, the warrant holder had the right, at any time after the earlier of April 30, 2016 and the maturity date of the Financing Notes issued, but prior to October 30, 2019, to exercise its put right under the terms of the Financing Warrant, pursuant to which the warrant holder may sell to the Company, and the Company will purchase from the warrant holder, all or any portion of the Financing Warrant that had not been previously exercised. In connection with any exercise of this put right, the purchase price was to equal to an amount based upon the percentage of the Financing Warrant for which the put right is being exercised, multiplied by the lesser of (a) 50% of the total consolidated revenue for the Company for the trailing 12-month period ending with the Company's then-most recently completed fiscal quarter, and (b) $1,500,000. In May 2017, the Company was notified by the warrant holder that it was exercising its put right. We had a period of 45 days from the date of notice to repay the right or negotiate a settlement. If the right remained unpaid after the 45-day period, interest would accrue on the unpaid balance at a rate of 14% per annum. On October 27, 2017, the Company paid the warrant holder $1,567,612, which was comprised of the $1,500,000 warrant value and an additional $67,612 of accrued interest.

As contemplated under the Financing Agreement, the Company also entered a registration rights agreement on the Financing Agreement Closing Date (the "Financing Registration Rights Agreement") with the holder of the Financing Warrant, pursuant to which the Company granted to such holder certain "piggyback" rights to register the shares of the Company's Class A common stock issuable upon exercise of the Financing Warrant. Specifically, the holder of the Financing Warrant had the right, subject to certain allocation provisions set forth in the Financing Registration Rights Agreement, to include the shares underlying the Financing Warrant in registration statements for offerings by the Company of its Class A common stock, as well as offerings of the Company's Class A common stock held by third parties. The shares underlying the Financing Warrant were initially included in a Post-Effective Amendment No. 1 to the registration statement on Form S-1 that was declared effective by the SEC in March 2016.

Financing and Security Agreement with FastPay

In September 2016, the Company executed a Financing and Security Agreement, as amended (collectively, the "FastPay Agreement"), with FastPay creating an accounts receivable-based credit facility.

Under the terms of the FastPay Agreement, FastPay may, at its sole discretion, purchase the Company's eligible accounts receivable. Upon any acquisition of accounts receivable, FastPay will advance the Company up to 80% of the gross value of the purchased accounts, up to a maximum of $8,000,000 in advances. As a result of the Debentures that we issued in April 2017 as further described in Note 10, the Company agreed to reduce the amount of receivables to be purchased to a maximum of $4,000,000. Each account receivable purchased by FastPay will be subject to a factoring fee rate specified in the FastPay Agreement calculated as a percentage of the gross value of the account outstanding and additional fees for accounts outstanding over 30 days. The Company is subject to a concentration limitation on the percentage of debt from any single customer of 25% to the total amount outstanding on its purchased accounts, subject to increase to 50% for its larger customer.

The Company is obligated to repurchase accounts remaining uncollected after a specified deadline, and FastPay will generally have full recourse against the Company in the event of nonpayment of any purchased accounts. The Company's obligations under the FastPay Agreement are secured by a first position security interest in its accounts receivable, deposit accounts and all proceeds therefrom.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The FastPay Agreement contains covenants that are customary for agreements of this type and are primarily related to accounts receivable and audit rights. The Company is also required to provide FastPay with 30-day notice of any transaction that result, or would result in, a “change of control” as defined in the FastPay Agreement. The failure to satisfy covenants under the FastPay Agreement or the occurrence of other specified events that constitute an event of default, as defined, could result in the termination of the FastPay Agreement and/or the acceleration of the Company's obligations. The FastPay Agreement contains provisions relating to events of default that are customary for agreements of this type.

The FastPay Agreement has an initial one-year term and automatically renews for successive one-year terms thereafter, subject to earlier termination by written notice by the Company, provided all obligations are paid, including the payment of an early termination fee.

At December 31, 2017, $2,082,822 of accounts receivable purchased by FastPay remain outstanding and are subject to repurchase under the terms of the FastPay Agreement.

Secured Convertible Debentures, Net

In April 2017, the Company entered into definitive securities purchase agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) for the purchase and sale of an aggregate of : (i) $5,000,000 principal amount of 12.5% secured convertible debentures (the “Debentures”); and (ii) five-year Series A warrants (the “Debenture Warrants”) representing the right to acquire up to 833,337 shares of our Class A common stock in a transaction exempt from registration under the Securities Act, in reliance on an exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act.

The Debentures, which mature three years from the date of issuance, pay interest in cash at the rate of 12.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on July 1, 2017. Our obligations under the Debentures are secured by a second position security interest in our accounts receivable and a first position security interest in the balance of our assets, and we are subject to continued compliance with certain financial covenants. The Debentures are convertible at the option of the holder into shares of our Class A common stock at an initial conversion price of $3.00 per share, subject to adjustment as hereinafter set forth. Subject to our compliance with certain equity conditions set forth in the Debentures, upon 20 trading days' notice to the holders we have the right to redeem the Debentures in cash at a 120% premium during the first year and a 110% premium during the remaining term of the Debentures. Upon any optional redemption, we are obligated to issue the holder five-year warrant Series B warrants, the terms of which will be identical to the Debenture Warrants, to purchase a number of shares of our Class A common stock as shall equal 50% of conversion shares issuable on an as-converted basis as if the principal amount of the Debenture had been converted immediately prior to the optional redemption. In the event of future financings by us, subject to certain exempt issuances, the holders have the right to cause us to allocate 20% of the proceeds we may receive as a mandatory redemption of a portion of the principal amount then outstanding. We are also required to redeem the Debentures upon our failure to maintain certain financial covenants which include a minimum monthly current ratio, a maximum quarterly corporate expense ratio, and maintain minimum quarterly revenue and EBITDA related to SRAXmd. As of December 31, 2017, we are in compliance with all financial covenants.

The Debenture also contains certain customary events of default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such event of default, the outstanding principal amount of the Debenture, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash. The Company is also subject to certain customary non-financial covenants under the Debenture. The Debenture holders were granted board observation rights so long as the lead investor continues to hold the Debentures.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The Debenture Warrants are initially exercisable at $3.00 per share and, if at any time after the six-month anniversary of the issuance the underlying shares of our Class A common stock are not covered by an effective resale registration statement, the Debenture Warrants are exercisable on a cashless basis. The conversion price of the Debentures and the exercise price of the Debenture Warrants are subject to adjustments upon certain events, including stock splits, stock dividends, subsequent equity transactions (other than specified exempt issuances), subsequent rights offerings, and fundamental transactions, subject to a floor of $1.40 per share. If we fail to timely deliver the shares of our Class A common stock upon any conversion of the Debentures or exercise of the Debenture Warrants we will be subject to certain buy-in provisions. Pursuant to the terms of the Debentures and Debenture Warrants, a holder will not have the right to convert any portion of the Debentures or exercise any portion of the Debenture Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to such conversion or exercise, as such percentage ownership is determined in accordance with the terms of the Debentures and the Debenture Warrants; provided that after the Shareholder Approval Date, as defined below, at the election of a holder and notice to us such percentage ownership limitation may be increased or decreased to any other percentage, not to exceed 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to us.

In accordance with the Nasdaq Marketplace Rules, until such time as our stockholders have approved the Securities Purchase Agreements and the transactions thereunder (the "Shareholder Approval Date"), we were not obligated to issue any shares of our Class A common stock upon any conversion of the Debentures and/or exercise of the Debenture Warrants, and the holders had no right to receive upon conversion and/or exercise thereof any shares of our Class A common stock, to the extent the issuance of such shares of Class A common stock would exceed 20% of our outstanding Class A common stock prior to the transaction. We held a special meeting of the shareholders on June 23, 2017 whereby we obtained approval of the Securities Purchase Agreements and the transactions thereunder.

We agreed to file a registration statement registering the resale of the shares of our Class A common stock underlying the Debentures and the Debenture Warrants. Under the terms of the Securities Purchaser Agreements, we also granted the Purchasers of the Debentures the right to purchase an additional $3,000,000 of Debentures upon the same terms and conditions for a period beginning on the Shareholder Approval Date and expiring on earliest of the date that (a) the initial registration statement has been declared effective by the SEC, (b) all of the underlying shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for our company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the closing date provided that a holder of the underlying shares is not an affiliate of the Company or (d) all of the underlying shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act. The shares underlying the Debentures and Debenture Warrants were included in a resale registration statement on Form S-3 that was declared effective by the SEC in June 2017.

Chardan Capital Markets, LLC (“Chardan Capital”), Noble Capital Markets, Inc. ("Noble") and Aspenwood Capital (an independent branch of Colorado Financial Services Corporation) (“Aspenwood”), all broker-dealers and members of FINRA, acted as either our placement agent or a finder in connection with the sale of the securities pursuant to the Securities Purchase Agreements. In addition, an affiliate of Noble purchased Debentures amounting to $720,000 and was issued Debenture Warrants to purchase 120,000 shares of our Class A common stock in this offering. We paid aggregate cash commissions amounting to $276,700 to these broker-dealers in connection with the sale of the Debentures. Additionally, we issued Chardan Capital placement agent warrants ("Chardan Placement Agent Warrants") to purchase 100,000 shares of our Class A common stock at an exercise price of $3.75 per share which are exercisable for 5.5 years commencing six months from the issuance date. We issued Noble placement agent warrants (“Noble Placement Agent Warrants”) to purchase up to 66,800 shares of our Class A common stock at an exercise price of $3.00 per share which will become exercisable six months from the date of issuance. We also issued Colorado Financial Service Corporation and its designees warrants (“Aspenwood Warrants”) to purchase 7,700 shares of our Class A common stock at an exercise price of $3.75 per share which are exercisable for 5.5 years commencing six months from the issuance date. We included the shares underlying the Chardan Placement Agent Warrants, the Noble Placement Agent Warrants, and the Aspenwood Warrants in the afore-described resale registration statement that was declared effective by the SEC in June 2017.

The net proceeds to us from the offering, after deducting placement agent fees and estimated offering expenses, were approximately $4,566,405. We utilized $2,500,000 of the net proceeds to satisfy a put obligation under the Series B Warrants issued to investors in a registered direct offering that we conducted in January 2017 as described in Note 11. The balance of the net proceeds was used to pay down accounts payable and satisfy other working capital requirements.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In October 2017, we entered into securities purchase agreements to sell an aggregate of $5,180,157.78 of our 12.5% secured convertible debentures and issued 863,365 Series A Common Stock Purchase Warrants.  The debentures mature on 4/21/2020, bear interest at an annual rate of 12.5%, payable quarterly on January 1, April 1, July 1, and October 1, beginning on January 1, 2018.  Pursuant to the greenshoe provision contained in our April 2017 debenture offering, $2,000,000 of debentures were purchased pursuant to the greenshoe provision and the remaining $3,180,157.78 were purchased separately. Of the 863,365 warrants issued, a total of 333,335 were purchased pursuant to the greenshoe provision and 630,030 were purchased separately. The debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of  $1.40 per share (pursuant to shareholder vote approving the offering that occurred on December 29, 2017). The warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share.

In connection with the offering we issued Chardan Capital Markets 160,000 placement agent warrants, of which: (i) 129,176 have an exercise price of $3.75 and (ii) 54,161 have an exercise price of $4.49.  We also issued Aspenwood Capital 23,337 placement agent warrants with an exercise price of $3.75. All placement agent warrants have a term of five and a half years (exercisable beginning 6 months after issuance).

During the year ended December 31, 2017, the Company made no repayments on secured convertible debentures. During the year ended December 31, 2017, certain holders of convertible debentures exercised their rights to convert amounts of principal totaling $3,335,000 into 1,111,667 shares of the Company’s common equity.

During the year ended December 31, 2017, the Company recorded interest expense on the above convertible debenture totaling $505,418.

Convertible Notes

Future minimum principal payments under senior secured convertible notes as of December 31, 2017, were as follows:

Convertible
Year Ending December 31,	Notes
2018	$—
2019	—
2020	6,845,157
Total minimum principal payments	6,845,157
Less: debt discount	(4,107,792)
Less: debt issuance costs	(1,026,219)
Convertible notes, net	$1,711,146

NOTE 4 – STOCKHOLDERS' EQUITY

Preferred Stock

We are authorized to issue 50,000,000 of preferred stock, par value $0.001, of which 200,000 shares were designated as Series 1 Preferred Stock. Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On August 16, 2013, our Board of Directors approved a Certificate of Designations, Rights and Preferences pursuant to which it designated a series consisting of 200,000 shares of its blank check preferred stock as Series 1 Preferred Stock. The designations, rights and preferences of the Series 1 Preferred Stock are as follows:

•	each share has a stated and liquidation value of $0.001 per share,
•	the shares do not pay any dividends, except as may be declared by our Board of Directors, and are not redeemable,
•	the shares do not have any voting rights, except as may be provided under Delaware law,
•	each share is convertible into 10 shares of our Class A common stock, subject to customary anti-dilution provisions in the event of stock splits, recapitalizations and similar corporate events, and
•

the number of shares of Series 1 Preferred Stock, as well as the number of shares of Class A common stock issued upon a conversion of shares of Series 1 Preferred Stock, that a holder may sell, transfer, assign, hypothecate or otherwise dispose of (collectively or severally, a "Disposition") at any one time shall be limited to an amount which is pari passu to any Disposition of Class A common stock by either Christopher Miglino and/or Erin DeRuggiero, executive officers and directors of our company. Notwithstanding anything contained in the designations, the holder of Series 1 Preferred Stock is not obligated to make any Dispositions of Series 1 Preferred Stock or Class A common stock issued upon the conversion of Series 1 Preferred Stock.

Following the conversion of the remaining shares of our Series 1 Preferred Stock during 2015 into shares of our Class A common stock, in February 2016, we filed a Certificate of Elimination with the Secretary of State of Delaware returning all shares of previously designated Series 1 Preferred Stock to our blank check preferred stock. No shares of Series 1 Preferred Stock were outstanding at December 31, 2016.

Common Stock

We are authorized to issue an aggregate of 259,000,000 shares of common stock. Our certificate of incorporation provides that we will have two classes of common stock: Class A common stock (authorized 250,000,000 shares, par value $0.001), which has one vote per share, and Class B common stock (authorized 9,000,000 shares, par value $0.001), which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the rights of the two classes of common stock are identical. There were no shares of Class B common stock outstanding at December 31, 2017 or 2016, respectively.

On February 23, 2016, our Board of Directors approved the adoption of our 2016 Equity Compensation Plan (the “2016 Plan”) and reserved 600,000 shares of our Class A common stock for grants under this plan. The terms of the 2016 Plan, which is administered by our Board of Directors, are identical to those of our 2014 Equity Compensation Plan and 2012 Equity Compensation Plan. We have reserved 600,000 shares of our Class A common stock for awards under the 2016 Plan.

During January 2016 and February 2016, we received aggregate proceeds of $500,000 from the sale of 100,000 shares of our Class A common stock.

During January 2016, we issued 256,754 shares of Class A common stock, valued at $2,400,000, to Richard Steel as partial payment of the first year Earn Out Consideration. Refer to Note 2 regarding a further description of the Earn Out Consideration.

During February 2016, we issued 6,786 shares of Class A common stock, valued at $47,500, to members of our board of directors for services. We also issued 10,000 shares of Class A common stock, valued at $70,000, to an employee as compensation which we expensed in 2014 and 2015.

On February 23, 2016, we issued an aggregate of 10,000 shares of our Class A common stock, valued at $70,000, as partial compensation for services under the terms of a consulting agreement.

On August 16, 2016, we issued 3,077 shares of our Class A common stock, valued at $20,000, to a new member of our board of directors for services.

On September 22, 2016, we issued 23 shares of our Class A common stock which resulted from rounding up to whole shares related to the reverse stock split.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On September 30, 2016, we sold an aggregate of 665,000 units of our securities to fourteen accredited investors in a private placement exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $5.00 per unit resulting in gross proceeds to us of $3,325,000. Each unit consisted of one share of our Class A common stock and one three year Class A Common Stock Purchase Warrant (“Purchase Warrants”) to purchase 0.5 shares of our Class A common stock at an exercise price of $7.50 per share. We agreed to file a registration statement with the Securities and Exchange Commission within 90 days after the final closing in this offering registering for resale the shares of our Class A common stock issuable upon the exercise of the Purchase Warrants included in the units sold in this offering, together with the shares of our Class A common stock underlying the Purchase Warrants. If we fail to timely file this resale registration, or at any time thereafter that the prospectus contained in the effective resale registration is not available for the issuance of the shares to the holder upon the exercise of the Purchase Warrants for a period of at least 60 days following the delivery by us of a suspension notice, then the Purchase Warrants are exercisable on a cashless basis. T.R. Winston & Company, LLC, a broker-dealer, acted as placement agent for us in this offering. We paid the placement agent commissions totaling $266,000 and agreed to issue it Purchase Warrants to purchase 53,200 shares of our Class A common stock at an exercise price of $7.50 per share. We also paid compensation for services provided by Noble Financial Capital Markets in the amount of $180,000 regarding their assistance in this transaction. T.R. Winston & Company, LLC has reallocated a portion of the commissions and Purchase Warrants to a selected dealer member of the selling group. We also agreed to pay T.R. Winston & Company, LLC a fee of 4% of the proceeds we may receive upon the exercise of the Purchase Warrants included in the units. We used $2,000,000 of the net proceeds received by us in this offering to further reduce our obligations which were outstanding under the Financing Agreement, as amended, with the Agent. We will use the balance of the proceeds for general working capital.

On October 31, 2016, the Company sold an aggregate of 255,000 units of its securities to nine accredited investors in a private placement exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $5.00 per unit resulting in gross proceeds to us of $1,275,000. This was the final closing of a private placement commenced in September 2016. Each unit consisted of one share of our Class A common stock and one three year Class A Common Stock Purchase Warrant to purchase 0.5 shares of our Class A common stock at an exercise price of $7.50 per share. We agreed to file a registration statement with the Securities and Exchange Commission within 90 days after the final closing in this offering registering for resale the shares of our Class A common stock issuable upon the exercise of the warrants included in the units sold in this offering, together with the shares of our Class A common stock underlying the Placement Agent Warrants. If we fail to timely file this resale registration, or at any time thereafter that the prospectus contained in the effective resale registration is not available for the issuance of the shares to the holder upon the exercise of the warrant for a period of at least 60 days following the delivery by us of a suspension notice, then the warrants are exercisable on a cashless basis. T.R. Winston & Company, LLC, a broker-dealer, acted as placement agent for us in this offering and received 22,392 units in lieu of a cash placement agent commission totaling $109,956 and reimbursement of certain expenses. We also agreed to issue it three year warrants (“Placement Agent Warrants”) to purchase 15,200 shares of our Class A common stock at an exercise price of $7.50 per share. T.R. Winston & Company, LLC also reallocated a portion of the gross placement agent commissions and Placement Agent Warrants to a selected dealer member of the selling group resulting in the payment by us of a cash commission of $2,000 and the issuance of an additional 400 Placement Agent Warrants. We also agreed to pay T.R. Winston & Company, LLC a fee of 4% of the proceeds we may receive upon the exercise of the warrants included in the units. We are using the net proceeds for general working capital.

On January 4, 2017, the Company entered a definitive securities purchase agreement with two fundamental institutional investors (the “Investors”) for the purchase and sale of an aggregate of: (i) 761,905 shares of the Company’s Class A common stock; and (ii) five-year Series B Warrants (the “Series B Warrants”) representing the right to acquire up an additional 380,953 shares of our Class A common stock at an exercise price of $7.00 per share. The shares of our Class A common stock and the Series B Warrants were sold in a registered direct offering and we received gross proceeds of $3,980,001. Simultaneously we conducted a private placement with the same Investors for no additional consideration of Series A Warrants (the “Series A Warrants”) representing the right to acquire up to an additional 380,953 shares of our Class A common stock at an exercise price of $6.70 per share. The Series A Warrants are exercisable for five years commencing 6 months from the date of closing of the private sale of the Series A Warrants to the Investors.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The exercise price of the Series A Warrants is subject to full ratchet adjustment in certain circumstances, subject to a floor price of $1.20 per share. The adjustment provisions under the terms of the Series A Warrants will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions. In addition, if there is no effective registration statement covering the shares issuable upon the exercise of the Series A Warrants, the warrants are exercisable on a cashless basis. If we fail to timely deliver the shares underlying the warrants, we will be subject to certain buy-in provisions. As a result of the sale of the Debentures, the exercise price of the Series A Warrants issued to investors in our January 2017 private offering were reset to $2.245 per share.

Beginning 100 days after the issuance date of the Series B Warrants, at any time the market price of our Class A common stock is less than $5.25 per share, the holders had the right to exercise the Series B Warrants on a cashless basis for shares of our Class A common stock calculated pursuant to a formula set forth in the Series B Warrants. We had the right, in lieu of delivery of such shares of our Class A common stock, to pay the holder of the Series B Warrants being exercised on a cashless basis, a specified amount in cash, with a maximum cash payment of $2,500,000. The holders of the Series B Warrants exercised their right in April 2017 and we repurchased the Series B Warrants for $2,500,000.

Pursuant to the terms of the warrants, a holder of a warrant will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants; provided that at the election of a holder and notice to us such percentage ownership limitation may be increased or decreased to any other percentage, not to exceed 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to the Company.

In the event of any extraordinary transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, the holder will have the right to have the warrants and all obligations and rights thereunder assumed by the successor or acquiring corporation. Also, at the election of the holder of each warrant, in the event of an extraordinary transaction, we or any successor entity may be required to repurchase such warrant for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants.

Pursuant to an engagement letter dated December 29, 2016 (the “Placement Agent Agreement”) by and between the Company and Chardan Capital Markets, Chardan Capital agreed to act as the Company’s placement agent in connection with both the registered direct offering and a concurrent private placement. Pursuant to the Placement Agent Agreement, the Company paid Chardan Capital a cash fee equal to $160,000 (4% of the gross proceeds), as well as reimbursement of its expenses related to the offering in the amount of $15,000. In addition, the Company granted Chardan Capital a warrant to purchase 76,190 shares of Class A common stock (the “Placement Warrants”). The Placement Warrants have an exercise price of $6.50 per share and are exercisable for 5.5 years commencing six months from the issuance date. The shares underlying the Placement Warrants were included in a resale registration statement on Form S-3 that was declared effective by the SEC in June 2017.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, were $3,830,000. The proceeds of the offering were used to satisfy the outstanding notes issued under the terms of the Financing Agreement. In connection with the January 2017 capital raise, Victory Park Management, LLC agreed not to exercise the put right under the Financing Warrant prior to May 20, 2017. Victory Park Management, LLC exercised the put right on May 22, 2017. We had had 45 days to satisfy this obligation which remains unpaid. On October 27, 2017, the Company satisfied this obligation in full utilizing a portion of net proceeds from a second debenture financing.

The Class A shares of common stock and Series B Warrants were sold and issued pursuant to the Prospectus Supplement, dated January 4, 2017, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-214644) filed with the SEC on November 16, 2016 and declared effective on November 28, 2016.

In connection with an advisory agreement with kathy ireland Worldwide LLC ("kiWW"), the Company issued affiliates and designees of kiWW 100,000 shares of its Class A common stock valued at $678,000 on January 2, 2017.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

In January 2017, we issued 3,858 shares of our Class A common stock valued at $12,500 to Mr. Derek J. Ferguson upon his appointment to our board of directors and the audit committee of the board. He is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act.

In February 2017, the Company issued Mr. Steven Antebi 150,000 shares of our Class A common stock valued at $540,000 as compensation for services under the terms of a consulting agreement. He is a principal stockholder of the Company.

In March 2017, we issued 51,667 shares of Class A common stock for vested stock awards.

In March 2017, we issued 6,510 shares of our Class A common stock valued at $12,500 to Mr. Robert Jordan upon his appointment to our board of directors and the audit committee of the board. He is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act.

In August 2017, we issued 200,000 shares in conjunction with our acquisition of certain intellectual property assets from Leapfrog Media Trading, Inc.

In September 2017, we issued 7,813 shares to a new member of our board of directors.

Between September 2017 and January 2018, we issued an aggregate of 225,000 shares of Class A common stock valued at $1,137,650 as consideration for media and marketing services.

In October 2017, we issued 70,409 shares of our Class A common stock to Joseph P. Hannan, our chief financial officer, pursuant to his October 2017 employment agreement. The shares were issued pursuant to our 2016 equity compensation plan.

In October 2017, we entered into securities purchase agreements to sell an aggregate of $5,180,157.78 of our 12.5% secured convertible debentures and issued 863,365 Series A Common Stock Purchase Warrants. The debentures mature on 4/21/2020, bear interest at an annual rate of 12.5%, payable quarterly on January 1, April 1, July 1, and October 1, beginning on January 1, 2018. Pursuant to the greenshoe provision contained in our April 2017 debenture offering, $2,000,000 of debentures were purchased pursuant to the greenshoe provision and the remaining $3,180,157.78 were purchased separately. Of the 863,365 warrants issued, a total of 333,335 were purchased pursuant to the greenshoe provision and 630,030 were purchased separately. The debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of  $1.40 per share (pursuant to shareholder vote approving the offering that occurred on December 29, 2017). The warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share. In connection with the offering we issued Chardan Capital Markets 160,000 placement agent warrants, of which: (i) 129,176 have an exercise price of $3.75 and (ii) 54,161 have an exercise price of $4.49 (.  We also issued Aspenwood Capital 23,337 placement agent warrants with an exercise price of $3.75. All placement agent warrants have a term of five and a half years (exercisable beginning 6 months after issuance).

Stock Awards

On September 22, 2015, we granted an aggregate of 44,000 common stock awards to nine employees. The shares will vest ratably over three years on each grant date anniversary. Compensation expense will be recognized over the vesting period.

In April 2016, we granted a total of 20,000 shares of our Class A common stock awards to an employee. The shares vest over a two-year period. The fair value of this grant amounted to $166,000 and will be expensed over the vesting period as additional compensation.

In October 2016, we granted a total of 100,000 shares of our Class A common stock awards to an employee. The shares vest over a two-year period. The fair value of this grant amounted to $673,500 and will be expensed over the vesting period as additional compensation.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On November 14, 2016, the Company entered an Advisory Agreement with kathy ireland Worldwide LLC ("kiWW"). Under the terms of this agreement, which expires on December 31, 2018, the Company engaged kiWW to provide a variety of advisory and consulting services to the Company, including (i) if the Company forms an Advisory Committee of independent, third party brand, marketing and/or consumer product C-level executives, to serve on such committee on terms no less favorable than the highest compensated person on such committee, (ii) as an advisor, hold the non-executive designation of Chief Branding Advisor, (iii) provide reasonable input to the Company on various aspects of corporate branding, and (iv) use good faith efforts to introduce the Company to potential business customers. As compensation for such services, the Company will issue kiWW 100,000 shares valued at $678,000 of its Class A common stock on January 2, 2017 and reimburse kiWW for incurred expenses. Although the shares to be issued are for future services over the term of the agreement, we have recognized the value of these services as an expense during the year ended December 31, 2016. The agreement contains customary confidentiality and indemnification provisions.

Awards in the amount of 0 and 35,500 common shares were forfeited during the years ended December 31, 2017 and 2016, respectively.

Stock Options and Warrants

In February 2015, we granted 2,400 common stock options to a director. The options vest quarterly over one year. The options have an exercise price of $6.00 per s hare and a term of five years. These options had a grant date fair value of $3.10 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.50%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 99%; and (4) an expected life of the options of 2 years.

In August 2015, we granted 40,000 common stock options to an employee. The options vest ratably over three years on each grant date anniversary. Compensation expense will be recognized over the vesting period. The options have an exercise price of $8.25 per s hare and expire three years following the vesting date. These options had a grant date fair value of $3.70 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.625%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 85%; and (4) an expected life of the options of 2 years.

In September 2015, we granted 77,000 common stock options to employees. The options will vest ratably over three years on each grant date anniversary. Compensation expense will be recognized over the vesting period. The options have an exercise price of $8.65 per s hare and expire three years following the vesting date. These options had a grant date fair value of $3.95 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.625%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 85%; and (4) an expected life of the options of 2 years.

In October 2016, we granted an aggregate of 146,000 stock options to three employees. The options will vest over three years. The options have an exercise price of $7.50 per share and a term of five years. These options had a grant date fair value of $4.98 per option, determined using the Black Scholes method based on the following assumptions: (1) risk free interest rate of 1.125%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 112%; and (4) an expected life of the options of 5 years.

During the years ended December 31, 2017 and 2016, we recorded compensation expense of $992,732 and $1,200,121, respectively, related to stock based compensation. During the years ended December 31, 2017 and 2016, 161,500 options and 47,000 options were forfeited, respectively.

On September 19, 2016, the Company extended the expiration date of common stock purchase warrants issued and sold in 2013 to purchase an aggregate of 642,000 shares of its Class A common stock at an exercise price of $5.00 per share from between October 8, 2016 and November 6, 2016 to March 31, 2017, for which, the Company applied ASC 718-20-35-3 modification of equity-classified contracts and therefore the incremental fair value from the modification (the change in the fair value of the instrument before and after the modification) of $274,634 is recognized as an expense in the consolidated statements of operations to the extent the modified instrument has a higher fair value.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On November 16, 2016, the Company entered an Investor Relations and Consulting Agreement (“Consulting Agreement”) with Market Street Investor Relations, LLC (“Consultant”). The Company engaged the Consultant to provide certain investor relations and public relations services on behalf of the Company as are more fully described in the Consulting Agreement. The term of the Consulting Agreement is for a period of six-months from the effective date and may be extended for an additional six-month term. In lieu of cash payments for the services rendered by the Consultant, the Company issued the Consultant a three year Class A common stock purchase warrant to purchase 400,000 shares of the Company’s Class A common stock at an exercise price of $7.50 per share. The warrants vest based on specific milestones described within the Consulting Agreement. The value of the warrants at the date of grant was $1,390,264. At the direction of the Consultant, a warrant to purchase 200,000 shares was issued to the Consultant and a warrant to purchase 200,000 shares was issued to Steve Antebi (a principal stockholder in the Company). The Company also advanced the Consultant $100,000 on the effective date to cover anticipated expenses regarding the services to be performed by the Consultant. The Company is recognizing the value of the services rendered over the term of the Consulting Agreement.

Reverse Stock Split

On September 20, 2016, the Company completed a reverse stock split. The principal reason for the reverse stock split was to facilitate the up-listing of our Class A common stock to the NASDAQ Capital Market which has a minimum market (bid) price requirement for new applicants of $4.00 per share.

After giving effect to the reverse stock split, each five shares of the Company's Class A common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the reverse stock split became one share of its Class A common stock on the effective date of the reverse stock split. No fractional shares of Class A common stock were issued to any stockholder and all fractional shares which might otherwise be issuable because of the reverse stock split were rounded up to the nearest whole share. On the effective date of the reverse stock split, all outstanding options and warrants to purchase shares of the Company's Class A common stock were proportionally adjusted based upon the split ratio and became exercisable into one-fifth of the number of shares of the Company's Class A common stock as it was prior to the reverse stock split at an exercise price which is five times the exercise price prior to the reverse stock split.

After the effective date of the reverse stock split, each certificate representing shares of pre-reverse stock split Class A common stock was deemed to represent one-fifth of a share of the post-reverse stock split Class A common stock, subject to rounding for fractional shares, and the records of the Company's transfer agent, Transfer Online, Inc., were adjusted to give effect to the reverse stock split. Following the effective date of the reverse stock split, the share certificates representing the pre-reverse stock split Class A common stock continue to be valid for the appropriate number of shares of post-reverse stock split Class A common stock, adjusted for rounding.

These consolidated financial statements give retroactive effect to the reverse stock split for all periods presented, unless otherwise specified.

On October 13, 2016, the Company's Class A common stock began trading on The NASDAQ Stock Market LLC under the symbol "SRAX."

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2017	2016
Office equipment	$251,415	119,091
Accumulated depreciation	(96,869)	(63,599)
Property and equipment, net	$154,546	55,492

Depreciation expense for the years ended December 31, 2017 and 2016 was $22,908 and $21,304, respectively.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consist of the following at December 31:

	2017	2016

Non-compete agreement	$1,250,000	$1,250,000
Intellectual property	756,000	$756,000
Acquired Software	617,069	—
Internally developed software	754,140	119,225
Total cost	3,377,209	2,125,225
Accumulated amortization	1,734,449	759,984
Intangible assets, net	$1,642,760	1,365,241

Amortization expense was $151,200 for intellectual property, $677,083 for the non-compete agreement and $146,181 for internally developed software for the year ended December 31, 2016. Amortization expense was $151,200 for intellectual property, $208,333 for the non-compete agreement, and $6,195 for internally developed software for the year ended December 31, 2016.

The estimated future amortization expense for the years ended December 31, are as follows:

2018	$729,797
2019	608,270
2020	304,693
$1,642,760

NOTE 7 – RELATED PARTY TRANSACTIONS

We were obligated to Mr. Steel for contingent Earn Out Consideration of up to $8,000,000 that occurred through the acquisition of Steel Media, as described in Note 2 upon Steel Media meeting certain predefined measurements. The Company had initially recorded the liability at its present value of $6,584,042. Additional changes in the value were recorded in the consolidated statement of operations. The Earn Out Consideration target was achieved for the first earn out period ended October 31, 2015 and on January 29, 2016 we paid Mr. Steel $4,000,000, of which $1,600,000 was paid in cash and the balance was paid through the issuance of 256,754 shares of our Class A common stock in accordance with the terms of the Stock Purchase Agreement. As discussed in Note 2, during the year ended December 31, 2016, the Company determined the Earn Out Consideration would not be achieved for the second earn out period ended October 31, 2016. The Company determined the fair value of the second Earn Out Consideration to be zero as of December 31, 2016 and recognized the write-off of the remaining Earn Out Consideration in the consolidated statement of operations.

Activity for the contingent consideration payable at December 31, was:

	2017	2016

Contingent consideration payable to related party, beginning of year	$—	7,585,435
Accretion in value	—	159,061
Payment of Earn Out Consideration	—	(4,000,000)
Forfeiture of Earn Out Consideration	—	(3,744,496)
Contingent consideration payable to related party, end of year	$—	—

Malcolm CasSelle, a member of our board of directors, is the former Chief Technology Officer and President of New Ventures of Tronc, Inc., one of our major advertisers.  Revenue from New Ventures of Tronc, Inc. amounted to $0 and $4,395,124 for the years ended December 31, 2017 and 2016, respectively.

Steve Antebi, a principal stockholder in the Company, serves as a consultant to the Company. We paid him $0 and $467,230 for services provided to us during the years ended December 31, 2017 and 2016, respectively. Additionally, the Company entered a Consulting Agreement with a Consultant that is controlled by Mr. Antebi. For further details regarding this arrangement, refer to Note 4.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, are comprised of the following:

	2017	2016

Accounts payable, trade	$2,858,871	11,745,026
Accrued expenses	1,800,621	260,818
Accrued compensation	256,164	319,246
Accrued commissions	95,159	830,993
Accounts payable and accrued expenses	$5,010,815	13,156,083

NOTE 9 – INCOME TAXES

Income tax (benefit) expense from continuing operations for the year ended December 31, 2017 consisted of the following:

	Current	Deferred	Total
Federal	$—	$861,445	$861,445
State	—	30,351	30,351
Subtotal	—	891,796	891,796
Valuation allowance	—	(891,796)	(891,796)
Total	$—	$—	$—

Income tax (benefit) expense from continuing operations for the year ended December 31, 2016 consisted of the following:

	Current	Deferred	Total
Federal	$—	$(1,785,238)	(1,785,238)
State	—	(257,877)	(257,877)
Subtotal	—	(2,043,115)	(2,043,115)
Valuation allowance	—	2,043,115	2,043,115
Total	$—	$—	$—

A reconciliation of the federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	2017	2016
Federal statutory income tax rate	34.0%	34.0%
State income taxes, net of federal tax benefit	2.8%	4.1%
Stock based compensation	—	—
Goodwill impairment	—	-5.5%
Permanent differences	1.1%	0.0%
Earn out accretion	—	26.6%
Other	-18.8%	-1.1%
True-up to deferred tax rate	-35.3%	—
Provision to return	2.5%	-6.6%
Warrant modification cost	—	-2.3%
Change in valuation allowance	13.7%	-49.2%
Provision for income taxes	—%	—%

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The tax effects, rounded to thousands, of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2017 and 2016 are presented below:

	2017	2016
Deferred tax assets
Net operating loss carryforwards	$3,958,665	$2,602,000
Fixed assets	(11,004)	15,000
Accrued interest	—	190,000
Intangibles	—	299,000
Stock based compensation	579,085	1,383,000
Other accruals	67,650	62,000
Total deferred tax assets	4,594,396	4,551,000

Deferred tax liabilities
Stock based compensation	—	—
Intangibles	(920,142)	—
Prepaid Expense	(14,623)	—
Total deferred tax liabilities	(934,765)	—

Net deferred tax assets	3,659,631	4,551,000
Valuation allowance	(3,659,631)	4,551,000

Net deferred tax liability	$—	$—

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carry-forwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

During the year ended December 31, 2017, the valuation allowance decreased by $891,370 to $3,659,639. All of this increase was recorded to deferred tax expense with the remainder as an offset to deferred tax asset not previously recorded. The total valuation allowance results from the Company’s estimate of its inability to recover its net deferred tax assets.

The Tax Cut and Jobs Act (“TCJA”) was enacted on December 22, 2017. Under ASC 740, the impact of changes in tax law must be recorded in the financial statements in the reporting period that included the date of enactment. However, the SEC and the FASB both recognize that the magnitude of this law change will require extensive analysis and calculations to conform to the new provisions. The SEC issued Staff Accounting Bulletin (‘SAB”) on December 22, 2017. SAB 118 provides registrants with guidance on when and how to report the impact of the law change when not all necessary information is available.  Due to the Company’s valuation allowance, the TCJA is not expected to have an impact on the Company’s financial statements – this conclusion represents a provisional amount that will be finalized upon the filing of the Company’s federal income tax return for the year ended December 31, 2017. The filing of this return will occur prior to the Company’s year ending December 31, 2018 which is within the measurement period.

At December 31, 2017, the Company has federal and state net operating loss carry forwards, which are available to offset future taxable income, of approximately $14,255,934 and $16,653,491, respectively, both of which begin to expire in 2033 and 2032 respectively. These carry forwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The Company files income tax returns in the United States and various state jurisdictions. Due to the Company’s net operating loss posture all tax years are open and subject to income tax examination by tax authorities. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At December 31, 2017, there are no unrecognized tax benefits, and there are no significant accruals for interest related to unrecognized tax benefits or tax penalties.

NOTE 10 – STOCK OPTIONS, AWARDS AND WARRANTS

2012, 2014 and 2016 Equity Compensation Plans

In January 2012, our board of directors and stockholders authorized the 2012 Equity Compensation Plan, which we refer to as the 2012 Plan, covering 600,000 shares of our Class A common stock. On November 5, 2014, our board of directors approved the adoption of our 2014 Equity Compensation Plan (the " 2014 Plan ") and reserved 600,000 shares of our Class A common stock for grants under this plan. On February 23, 2016, our board of directors approved the adoption of our 2016 Equity Compensation Plan (the “2016 Plan”) and reserved 600,000 shares of our Class A common stock for grants under this plan. The purpose of the 2012, 2014 and 2016 Plans is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and to promote the success of our company's business. The 2012, 2014 and 2016 Plans are administered by our board of directors. Plan options may either be:

•	incentive stock options (ISOs),
•	non-qualified options (NSOs),
•	awards of our common stock,
•	stock appreciation rights (SARs),
•	restricted stock units (RSUs),
•	performance units,
•	performance shares, and
•	other stock-based awards.

Any option granted under the 2012, 2014 and 2016 Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2012, 2014 or 2016 Plans is determined by the Board at the time of grant, but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of grants of any other type of award under the 2012, 2014 or 2016 Plans is determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Transactions involving our stock options for the years ended December 31, 2017 and 2016, respectively, are summarized as follows:

	2017		2016
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding, beginning of the period	575,800	$6.97	476,800	$7.00
Granted during the period	—	—	146,000	7.50
Exercised during the period	—	—	—	—
Forfeited during the period	(161,500)	7.26	(47,000)	8.21
Outstanding, end of the period	409,300	$6.97	575,800	$7.03

Exercisable at the end of the period	288,630	6.65	189,960	$6.23

At December 31, 2017 options outstanding totaled 409,300 with a weighted average exercise price of $6.97. Of these options, 288,630 are exercisable at December 31, 2017, with an intrinsic value of $74,425 and a remaining weighted average contractual term of 2.71years. Compensation cost related to the unvested options not yet recognized is approximately $583,412 at December 31, 2017. We have estimated that approximately $356,852 will be recognized during 2018.

The weighted average remaining life of the options is 3.1years.

Transactions involving our common stock awards for the years ended December 31, 2017 and 2016, respectively, are summarized as follows:

	2017	2016
	Number	Number
Outstanding, beginning of the period	116,666	103,167
Granted during the period	—	120,000
Vested during the period	(55,998)	(71,001)
Forfeited during the period	(6,000)	(35,500)
Unvested at the end of the period	54,669	116,666

Unrecognized compensation cost related to our common stock awards is approximately $162,741 and $691,000 at December 31, 2017 and 2016, respectively. We have estimated that we will recognize future compensation expense approximating $162,741 during the year ended December 31, 2018.

Transactions involving our stock warrants for the years ended December 31, 2017 and 2016, respectively, are summarized as follows:

	2017		2016
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding, beginning of the period	2,976,863	$6.45	2,030,276	$5.95
Granted during the period	2,121,433	3.73	946,587	7.50
Exercised during the period	(428,469)	3.00	—	—
Forfeited during the period	(2,184,822)	6.04	—	—
Outstanding, end of the period	2,485,005	5.09	2,976,863	$6.45

Exercisable at the end of the period	2,485,005	5.09	2,976,863	$6.45

The weighted average remaining life of the warrants is 3.2 years.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases offices under operating leases that have now expired and now operate on a month-to-month basis, with certain notice of termination provisions. Future minimum lease payments required under the operating leases amount to $67,515 for the year ended December 31, 2018.

Rent expense for office space amounted to $211,680 and $206,312 for the years ended December 31, 2017 and 2016, respectively.

Other Commitments

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company's breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. In addition, the Company has entered indemnification agreements with its directors and certain of its officers and employees that will require the Company to, among other things, indemnify them against certain liabilities that may arise due to their status or service as directors, officers or employees. The Company has also agreed to indemnify certain former officers, directors and employees of acquired companies in connection with the acquisition of such companies. The Company maintains director and officer insurance, which may cover certain liabilities arising from its obligation to indemnify its directors and certain of its officers and employees, and former officers, directors and employees of acquired companies, in certain circumstances.

It is not possible to determine the maximum potential amount of exposure under these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each agreement. Such indemnification agreements may not be subject to maximum loss clauses.

Employment agreements

We have entered employment agreements with key employees. These agreements may include provisions for base salary, guaranteed and discretionary bonuses and option grants. The agreements may contain severance provisions if the employees are terminated without cause, as defined in the agreements.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. In addition, the Company may receive letters alleging infringement of patent or other intellectual property rights. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company's business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 12. – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash and accounts payable, approximate their respective fair values due to the short-term nature of such instruments.

The fair value of the 2017 Senior Secured Convertible Notes was $6,845,147 as of December 31, 2017.  All Convertible Notes fall within Level 3 of the fair value hierarchy as their value is based on the credit worthiness of the Company, which is an unobservable input. The Company used a Tsiveriotis-Fernandes model to value the 2017 Senior Convertible Notes as of December 31, 2017.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. The following table summarizes the conclusions reached regarding fair value measurements as of December 31, 2017 and 2016 (in thousands):

	Balance as of December 31, 2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Put Warrant liability	$—	$—	$—	$—
Embedded Warrant Put Option	—	—	—	—
Embedded Derivatives in Convertible Notes	—	—	—	—
Total liabilities	$—	$—	$—	$—
Securities:
Certificates of deposit	—	—	—	—
Money Market funds	31,604	31,604	—	—
U.S. government-sponsored agency securities	3,004	—	3,004	—
Total assets	$34,608	$31,604	$3,004	$—

	Balance as of December 31, 2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Put Option Liability	$1,500,000	$—	$—	$—
Contingent Consideration	—	—	—	—
Embedded Warrant Put Option	—	—	—	—
Embedded Derivatives	—	—	—	—
Total liabilities	$1,500,00	$—	$—	$—
Securities:
Certificates of deposit	7,788	7,788	—	—
Money Market Funds	37,066	37,066	—	—
U.S. government-sponsored agency securities	14,349	—	14,349	—
Total assets	$59,203	$44,854	$14,349	$—

The Company’s Warrant liability, embedded Warrant Put Option and the contingent consideration payments as well as the securities are measured at fair value on a recurring basis. As of December 31, 2017 and 2016, the Underwriter Warrant liability, and embedded Warrant Put Option and the fundamental change and make-whole interest provisions embedded in the 2020 Notes are reported on the balance sheets in derivative and warrant liability, while the trading securities are reported on the balance sheets in marketable securities and long-term investments. As of December 31, 2016, the embedded Put Option is reported on the balance sheet in derivative and warrant liability. The Company used the settlement value for liability, the Put Option at December 31, 2016. The outstanding put option at December 31, 2016 was settled in October 2017. The Company incurred a warrant put option liability as a result of warrants issued in the January 2017 equity financing. This warrant put option liability was settled in April 2017 as it fair value of $2.5 million. Changes in the fair value of the Put Option liability in the 2016 was reflected in the statements of operations as a change in value adjustment.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

A reconciliation of the beginning and ending balances for the derivative and warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows (in thousands):

	2017	2016
Balance as of beginning of period	$1,500,000	$1,500,000
Payments	(1,500,000)	—
Adjustment to fair value	—	—
Balance as of end of period	$—	$1,500,000

NOTE 13 – SUBSEQUENT EVENTS

In January 2018, we issued Colleen DiClaudio, a board member, 7,813 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors. The shares were issued from our 2016 equity compensation plan

In January 2018, we issued Hardy Thomas, a former board member, 7,195 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors. The shares were issued from our 2016 equity compensation plan.

In January 2018, we issued Marc Savas and Malcolm CasSelle each 3,774 Class A common shares valued at $10,000 as payment for their respect 2017 service on our board of directors. The shares were issued from our 2016 equity compensation plan.

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,423,573	$1,017,299
Accounts receivable, net	969,110	4,348,305
Prepaid expenses	448,784	468,336
Other current assets	417,813	300,898
Total current assets	16,259,280	6,134,838

Property and equipment, net of accumulated depreciation	153,619	154,546

Goodwill	15,644,957	15,644,957
Intangibles – net	1,832,323	1,642,760
Other assets	451,145	28,598

Total assets	$34,341,324	$23,605,699

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$2,475,229	$5,010,815
Total current liabilities	2,475,229	5,010,815

Secured convertible debentures, net	2,943,109	1,711,146

Total liabilities	5,418,338	6,721,961

Commitments and contingencies (Note 13)	—	—

Stockholders' equity
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 10,183,330 and 9,910,565 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	10,183	9,911
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Common stock to be issued	—	879,500
Additional paid in capital	37,343,937	37,143,033
Accumulated deficit	(8,431,134)	(21,148,706)
Total stockholders' equity	28,922,986	16,883,738

Total liabilities and stockholders' equity	$34,341,324	$23,605,699

See accompanying footnotes to these unaudited condensed consolidated financial statements.

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2018	2017	2018	2017
Revenues	$2,015,391	$5,554,182	$8,823,592	$16,861,449
Cost of revenue	763,610	2,454,919	2,902,179	8,378,247
Gross profit	1,251,781	3,099,263	5,921,413	8,483,202

Operating expense
General, selling and administrative expense	4,869,232	3,659,202	14,414,279	11,395,454
Write-off of non-compete agreement	—	—	—	486,750
Restructuring costs	—	—	—	377,961
Total operating expense, net	4,869,232	3,659,202	14,414,279	12,260,165

Loss from operations	(3,617,451)	(559,939)	(8,492,866)	(3,776,963)

Other income (expense)
Interest income (expense)	(318,942)	(338,010)	(1,240,485)	(668,583)
Amortization of debt issuance costs	(726,716)	(133,224)	(1,531,963)	(898,932)
Total interest expense	(1,045,658)	(471,234)	(2,772,448)	(1,567,515)
Gain on sale of assets	23,978,389	—	23,978,389	—
Other non-operating income (expense)	9,758	—	4,498	—
Total other income (expense)	22,942,489	(471,234)	21,210,439	(1,567,515)

Income (loss) before provision for income taxes	19,325,038	(1,031,173)	12,717,573	(5,344,478)

Provision for income taxes	—	—	—	—

Net income (loss)	$19,325,038	$(1,031,173)	$12,717,573	$(5,344,478)

Net (loss) income per share, basic and diluted	$1.91	$(0.13)	$1.26	$(0.67)

Weighted average shares outstanding, basic and diluted	10,112,804	8,115,790	10,121,717	8,008,717

See accompanying footnotes to these unaudited condensed consolidated financial statements.

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

	Nine Months ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$12,717,573	$(5,344,478)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	1,756,795	947,968
Gain on sale of SRAXmd	(23,978,389)	—
Amortization of debt issue costs	325,791	515,082
Amortization of debt discount	1,206,172	383,850
PIK Interest expense accrued to principal	—	51,323
Write-off of non-compete agreement	—	486,750
Provision for bad debts	(8,600)	(181,702)
Depreciation expense	30,730	14,240
Amortization of intangibles	512,308	358,698
Changes in operating assets and liabilities:
Accounts receivable	1,816,668	1,377,870
Prepaid expenses	(196,929)	(209,007)
Other assets	(119,462)	12,762
Accounts payable and accrued expenses	(3,005,533)	(721,272)
Unearned revenue	—	67,516
Cash used in operating activities	(8,942,876)	(2,240,400)

Cash flows from investing activities:
Purchase of equipment	(29,803)	(97,287)
Development of software	(701,871)	(454,368)
Proceeds from SRAXmd	22,980,824	—
Cash provided by (used in) investing activities	22,249,150	(551,655)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	—	3,820,001
Proceeds from the issuance of common stock in conjunction with warrant exercised	100,000	—
Repayments of note payable and PIK interest	—	(3,996,928)
Proceeds from secured convertible debentures, net	—	2,136,629
Net cash provided by financing activities	100,000	1,959,702

Net increase (decrease) in cash and cash equivalents	13,406,274	(832,353)
Cash and cash equivalents, beginning of period	1,017,299	1,048,762
Cash and cash equivalents, end of period	$14,423,573	$216,409

Supplemental schedule of cash flow information:
Cash paid for interest	$758,767	$649,199
Cash paid for taxes	$—	$—

Supplemental Schedule of noncash financing activities:
Common stock issued for preferred stock conversion and vesting grants	$—	$52
Vesting of common stock award	$150,000	$—
Issuance of placement agent warrants	$—	$249,028
Issuance of common stock to be issued, issued now	$879,500	$100
Shares issued for convertible note conversions	$300,000	$—

See accompanying footnotes to these unaudited condensed consolidated financial statements.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Social Reality, Inc. ("Social Reality" or “SRAX”) is a Delaware corporation formed on August 2, 2011. These unaudited condensed consolidated financial statements include the consolidated results of Social Reality and its wholly owned subsidiary, Big Token, Inc. (“BigToken”) (collectively referred to as “we”, “us”, “our” or the “Company”). We are headquartered in Los Angeles, California.

We are a digital marketing and data management company that delivers our customers the ability to reach and engage with their target audiences

We derive our revenue from:

•	sales of data-centric digital advertising campaigns to advertising agencies and brands;
•	sales of media inventory owned by our publishing partners through real-time bidding, or RTB, exchanges;
•	sales and licensing of our SRAX Social platform and related media; and,
•	creation of custom platforms for buying media on SRAX for large brands.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and notes thereto are unaudited. The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and note disclosures normally included in the Company’s annual financial statements have been condensed or omitted. The December 31, 2017 condensed balance sheet data was derived from our financial statements but does not include all disclosures required by GAAP. These interim financial statements, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the three month and nine month period ended September 30, 2018 and 2017. These results are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or for any future period.

These unaudited condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the notes thereto for the year ended December 31, 2017, included in the Company's annual report on Form 10-K filed with the SEC on April 2, 2018, as amended on Form 10-K/A (Amendment No. 1) as filed with the SEC on April 27, 2018.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses and Sources of Liquidity

Our primary need for liquidity is to fund working capital requirements of our business, establish and develop new business units, development of internally used software and for general corporate purposes, including debt repayment. Our general, selling and administrative expenses increased from $3,659,202 for the three months ended September 30, 2017 to $4,869,232 for the three months ended September 30, 2018. Our general, selling and administrative expenses increased from $11,395,454 for the nine months ended September 30, 2017 to $14,342,601 for the nine months ended September 30, 2018. We generated net income of $19,325,038 for the three months ended September 30, 2018 compared to a net loss of $1,031,173 for the three months ended September 30, 2017. We generated net income of $12,717,573 for the nine months ended September 30, 2018 compared to a net loss of $5,344,478 for the nine months ended September 30, 2017. At September 30, 2018, we had an accumulated deficit of $8,431,134. As of September 30, 2018, we had $14,423,573 in cash and cash equivalents and a surplus in working capital of $13,784,051 as compared to $1,017,299 in cash and cash equivalents and a surplus in working capital of $1,124,023 at December 31, 2017. We continue to face a challenging competitive environment and while we continue to focus on our overall profitability, including managing expenses, we reported losses and have historically funded our operations and investing activities with cash provided by financing activities. In late 2017, we announced several new initiatives intended to provide additional growth opportunities which launched in the third quarter of 2018. On August 6, 2018, we announced the completion of the sale of our SRAXmd product group in a transaction valued at up to $52.5 million.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Although we believe that the foregoing actions will assist with our liquidity needs during the 12 months following the issuance of the financial statements, there is no assurance that the outcome of our actions will result in liquidity. If we continue to experience operating losses, we may need to raise additional capital through the sale of our equity and/or debt securities. Although historically we have funded our operations through the sale of our debt and equity securities, there is no assurance that we will be able to raise additional capital or that if such capital is raised, it will be on favorable terms. A failure to generate additional liquidity could negatively impact our business, including our access to critical business services. Additionally, if we require additional capital and are not able to secure it, we may need to greatly curtail our current and planned business initiatives.

Effect of ASU No. 2017-11 on Previously Issued Financial Statements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): Part 1 – Accounting for Certain Financial Instruments with Down Round Features and Part 2 – Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with Scope Exception (“ASU No. 2017-11”). Part 1 of ASU No. 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are provisions in certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU No. 2017-11 addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification®. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018.

The Company early adopted the guidance under ASU 2017-11 for the year end December 31, 2017, and recognized warrants issued in 2017 with a down round feature as equity. Adjustments to the Company’s previously issued financial statements were required for the retrospective application of this standard. As such the financial statements for three month and nine month periods ended September 30, 2017 have been reclassified to reflect the adoption of ASU 2017-11.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

	September 30, 2017		September 30, 2017
	As Reported	Adjustments	As Adjusted
Assets
Current assets:
Cash and cash equivalents	$216,409	—	$216,409
Accounts receivable, net	7,196,915	—	7,196,915
Prepaid expenses	541,510	—	541,510
Other current assets	6,898	—	6,898
Total current assets	7,961,732	—	7,961,732
Property and equipment, net	138,539	—	138,539
Goodwill	15,644,957	—	15,644,957
Intangibles assets, net	1,609,228	—	1,609,228
Other assets	21,488	—	21,488
Total assets	$25,375,944	—	$25,375,944

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$12,434,810	—	$12,434,810
Leapfrog warrant liability	673,416	(673,416)	—
Deferred revenue	67,516	—	67,516
Put warrant liability	757,476	(757,476)	—
Debenture warrant liability	1,615,844	(1,615,844)	—
Debenture conversion liability	1,936,752	(1,936,752)	—
Put Liability	1,551,323	—	1,551,323
Total current liabilities	19,037,137	(4,983,488)	14,053,649
Secured convertible debentures, net	2,092,798	1,530,660	3,623,458
Total liabilities	21,129,935	(3,452,828)	17,677,107

Commitments and contingencies (Note 11)

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at September 30, 2017 and December 31, 2016, respectively	—	—	—
Class A common stock, authorized 50,000,000 shares, $0.001 par value, 8,232,830 and 6,951,077 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	8,233	—	8,233
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at September 30, 2017 and December 31, 2016, respectively	—	—	—
Common stock to be issued	97,500	—	97,500
Additional paid in capital	25,367,237	1,961,415	27,328,652
Accumulated deficit	(21,226,961)	1,491,413	(19,735,548)
Total stockholders' equity	4,246,009	3,452,828	7,698,837
Total liabilities and stockholders' equity	$25,375,944	—	$25,375,944

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

	Three Month Period ended		Three Month Period ended
	September 30, 2017		September 30, 2017
	As Reported	Adjustments	As Adjusted

Revenue	$5,554,182	—	$5,554,182
Cost of revenue	2,454,919	—	2,454,919
Gross profit	3,099,263	—	3,099,263

Operating expense
General, selling and administrative expense	3,659,202	—	3,659,202
Write-off of non-compete agreement	—	—	—
Restructuring costs	—	—	—
Total operating expense, net	3,659,202	—	3,659,202

Loss from operations	(559,939)	—	(559,939)

Other income (expense):
Interest expense:
Interest income (expense)	(338,010)	—	(338,010)
Amortization of debt issuance costs	(281,352)	148,128	(133,224)
Total interest expense	(619,362)	148,128	(471,234)
Loss on repurchase of Series B warrants	—	—	—
Loss on repricing of Series A warrants	—	—	—
Accretion of put warrants	(419,062)	419,062	—
Accretion of debenture discount and warrants	(2,139,618)	2,139,618	—
Accretion of Leapfrog warrants	(336,347)	336,347	—
Total other income (expense)	(3,514,389)	3,043,155	(471,234)

Loss before provision for income taxes	(4,074,328)	3,043,155	(1,031,173)

Provision for income taxes	—	—	—

Net loss	$(4,074,328)	3,043,155	$(1,031,173)

Net loss per share, basic and diluted	$(0.50)	0.37	$(0.13)

Weighted average shares outstanding, basic and diluted	8,115,790	—	8,115,790

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

	Nine Month Period ended		Nine Month Period ended
	September 30, 2017		September 30, 2017
	As Reported	Adjustments	As Adjusted

Revenue	$16,861,449	—	$16,861,449
Cost of revenue	8,378,247	—	8,378,247
Gross profit	8,483,202	—	8,483,202

Operating expense
General, selling and administrative expense	11,395,454	—	11,395,454
Write-off of non-compete agreement	486,750	—	486,750
Restructuring costs	377,961	—	377,961
Total operating expense, net	12,260,165	—	12,260,165

Loss from operations	(3,776,963)	—	(3,776,963)

Other income (expense):
Interest expense:
Interest income (expense)	(668,583)	—	(668,583)
Amortization of debt issuance costs	(1,047,060)	148,128	(898,932)
Total interest expense	(1,715,643)	148,128	(1,567,515)
Loss on repurchase of Series B warrants	(2,053,975)	2,053,975	—
Loss on repricing of Series A warrants	(99,820)	99,820	—
Accretion of put warrants	1,934,663	(1,934,663)	—
Accretion of debenture discount and warrants	(788,873)	788,872	—
Accretion of Leapfrog warrants	(336,347)	336,347	—
Total other income (expense)	(3,059,994)	1,492,479	(1,567,515)

Loss before provision for income taxes	(6,836,954)	1,492,479	(5,344,478)

Provision for income taxes	—	—	—

Net loss	$(6,836,954)	1,492,479	$(5,344,478)

Net loss per share, basic and diluted	$(0.85)	(0.18)	$(0.67)

Weighted average shares outstanding, basic and diluted	8,008,717	—	8,008,717

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

	Nine Month Period Ended		Nine Month Period ended
	September 30, 2017		September 30, 2017
	As Reported	Adjustments	As Adjusted
Cash flows from operating activities
Net loss	$(6,836,958)	1,492,480	$(5,344,478)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	947,968	—	947,968
Amortization of debt issuance costs	663,210	(148,128)	515,082
Loss on repurchase of Series B warrants	2,053,975	(2,053,975)	—
Loss on repricing of Series A warrants	99,820	(99,820)	—
Accretion of Leapfrog warrants	336,347	(336,347)	—
Accretion of put warrants	(1,934,663)	1,934,663	—
Accretion of debenture discount and warrants	788,873	(788,873)	—
PIK interest expense accrued to principal	51,323	—	51,323
Amortization of debt discount	383,850	—	383,850
Write off of non-compete agreement	468,751	17,999	486,750
Provision for bad debts	(163,703)	(17,999)	(181,702)
Depreciation expense	14,240	—	14,240
Amortization of intangibles	358,698	—	358,698
Changes in operating assets and liabilities:
Accounts receivable	1,377,870	—	1,377,870
Prepaid expenses	(209,007)	—	(209,007)
Other assets	12,762	—	12,762
Accounts payable and accrued expenses	(721,272)	—	(721,272)
Unearned revenue	67,516	—	67,516
Net cash used in operating activities	(2,240,400)	—	(2,240,400)

Cash flows from investing activities
Purchase of equipment	(97,287)	—	(97,287)
Development of software	(454,368)	—	(454,368)
Net cash used in investing activities	(551,655)	—	(551,655)

Cash flows from financing activities
Proceeds from the issuance of common stock	3,820,001	—	3,820,001
Proceeds from secured convertible debentures, net	2,136,629	—	2,136,629
Repayments of note payable and PIK interest	(3,996,928)	—	(3,996,928)
Net cash (used in) provided by financing activities	1,959,702	—	1,959,702

Net (decrease) increase in cash and cash equivalents	(832,353)	—	(832,353)
Cash and cash equivalents, beginning of period	1,048,762	—	1,048,762
Cash and cash equivalents, end of period	$216,409	—	$216,409

Supplemental schedule of cash flow information
Cash paid for interest	$873,433	—	$873,433
Cash paid for taxes	$—	—	$—

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The unaudited condensed consolidated financial statements have been prepared in conformity with GAAP and requires management of the Company to make estimates and assumptions in the preparation of these unaudited condensed consolidated financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting periods. Actual results could differ from these estimates and assumptions.

The most significant areas that require management judgment and which are susceptible to possible change in the near term include the Company's revenue recognition, allowance for doubtful accounts and sales credits, stock-based compensation, income taxes, goodwill, other intangible assets, put rights and valuation of liabilities.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company has adopted the new revenue recognition guidelines in accordance with ASC 606, Revenue from Contracts with Customers (ASC 606), commencing from the period under this report. The Company analyzes its contracts to assess that they are within the scope and in accordance with ASC 606. In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under each of its agreements, whether for goods and services or licensing, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations based on estimated selling prices; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company acts as a principal in revenue transactions as the Company is the primary obligor in the transactions. As such, revenue is recognized on a gross basis, and media and publisher expenses that are directly related to a revenue-generating event are recorded as a component of cost of revenue.

Cost of Revenue

Cost of revenue consists of payments to media providers and website publishers that are directly related to either a revenue-generating event or project and application design costs. The Company becomes obligated to make payments related to media providers and website publishers in the period the advertising impressions, click-through, actions or lead-based information are delivered or occur. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying unaudited condensed consolidated statements of operations.

Accounts Receivable

Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company's accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company does not require collateral. Allowance for doubtful accounts was $51,103 and $59,703 at September 30, 2018 and December 31, 2017, respectively.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Concentration of Credit Risk, Significant Customers and Supplier Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with financial institutions within the United States. The Company has not experienced any loss on these accounts. The balances are maintained in demand accounts to minimize risk.

At September 30, 2018, two customers accounted for more than 10% of the accounts receivable balance for a total of 43.7%.

At December 31, 2017, four customers accounted for more than 10% of the accounts receivable balance for a total of 59.5%.

Fair Value of Financial Instruments

The accounting standard for fair value measurements provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company's financial instruments, including cash and cash equivalents, net accounts receivable, accounts payable and accrued expenses, are carried at historical cost. At September 30, 2018 and December 31, 2017, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. Derivative instruments are carried at fair value, generally estimated using the Black Scholes Merton model.

Goodwill and annual impairment testing period

Goodwill is comprised of the purchase price of business combinations in excess of the fair value assigned at acquisition to the net tangible and identifiable intangible assets acquired. Goodwill is not amortized. The Company assesses goodwill for impairment at least annually, or when events or changes in the business environment indicate the carrying value may not be fully recoverable. The Company also has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads the Company to determine that it is more likely than not (that is, a likelihood of more than 50%) that goodwill is impaired. If the Company chooses to first assess qualitative factors and it is determined that it is not more likely than not goodwill is impaired, the Company is not required to take further action to test for impairment. The Company also has the option to bypass the qualitative assessment and perform only the quantitative impairment test, which the Company may choose to do in some periods but not in others. The Company performs its annual impairment review as of December 31st.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

The Company had historically performed its annual goodwill and impairment assessment on September 30th of each year. Due to the seasonal and cyclical nature of advertising sales in general, timing of the Company’s annual budgeting process, and the short-term nature of the Company’s advertising sales contracts, it was determined that it would be more effective and efficient to conduct the annual impairment analysis instead at December 31st of each year. This would also better align the Company with other advertising sales companies who also generally conduct this annual analysis in the fourth quarter. The Company changed the date for its impairment testing during the fourth quarter 2016. The Company does not believe this change had any material impact on its unaudited condensed consolidated financial statements and continues to evaluate potential interim impairment to goodwill consistent with its historical practices.

When evaluating the potential impairment of goodwill, management first assess a range of qualitative factors, including but not limited to, macroeconomic conditions, industry conditions, the competitive environment, changes in the market for the Company's products and services, regulatory and political developments, entity specific factors such as strategy and changes in key personnel, and the overall financial performance for each of the Company's reporting units. If, after completing this assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, we then proceed to a two-step impairment testing methodology using the income approach (discounted cash flow method).

In the first step of the two-step testing methodology, we compare the carrying value of the reporting unit, including goodwill, with its fair value, as determined by its estimated discounted cash flows. If the carrying value of a reporting unit exceeds its fair value, we then complete the second step of the impairment test to determine the amount of impairment to be recognized. In the second step, we estimate an implied fair value of the reporting unit's goodwill by allocating the fair value of the reporting unit to 100% of the assets and liabilities other than goodwill (including any unrecognized intangible assets). If the carrying value of a reporting unit's goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference in that period.

When required, we arrive at our estimates of fair value using a discounted cash flow methodology which includes estimates of future cash flows to be generated by specifically identified assets, as well as selecting a discount rate to measure the present value of those anticipated cash flows. Estimating future cash flows requires significant judgment and includes making assumptions about projected growth rates, industry-specific factors, working capital requirements, weighted average cost of capital, and current and anticipated operating conditions. The use of different assumptions or estimates for future cash flows could produce different results.

The impairment charge represents the excess of the carrying amount of the goodwill recorded in the acquisition over the implied fair value of the goodwill. The implied fair value of the goodwill is the residual fair value based on an income approach that utilized a discounted cash flow model based on revenue and profit forecasts. The Company performed its annual impairment test and no impairment of goodwill was recorded for the twelve month period ended December 31, 2017. No interim impairments have been recorded regarding its goodwill during the three months ended September 30, 2018 or 2017, respectively.

Long-lived Assets

Management evaluates the recoverability of the Company's identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company's stock price for a sustained period of time; and changes in the Company's business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

No impairments have been recorded regarding its identifiable intangible assets or other long-lived assets during the three months ended September 30, 2018 or 2017, respectively.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Earnings (Loss) Per Share

We use Accounting Standards Codification (“ASC”) 260, "Earnings Per Share" for calculating the basic and diluted earnings (loss) per share. We compute basic earnings (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards. For periods with a net loss, basic and diluted loss per share are the same, in that any potential common stock equivalents would have the effect of being anti-dilutive in the computation of net loss per share.

There were 4,948,354 common share equivalents at September 30, 2018 and 6,254,705 common share equivalents at September 30, 2017. For the three and nine months ended September 30, 2017, these potential shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 "Compensation – Stock Compensation" using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments.

We use the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 11, Stockholders’ Equity.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Business Segments

The Company uses the "management approach" to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company's reportable segments. Using the management approach, the Company determined that it has one operating segment due to business similarities and similar economic characteristics.

NOTE 3 – IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Adoption of New Accounting Standards

For a discussion of recent accounting pronouncements, please refer to Recently Issued Accounting Standards as contained in Note 1 in the December 31, 2017 audited consolidated financial statements included in the Company’s annual report on Form 10-K filed with the SEC on April 2, 2018.

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. The Company adopted ASU 2014-09 using the modified retrospective transition method in the first quarter of 2018 and such adoption did not have a material impact on the condensed consolidated financial statements.

The Company has established it only earns revenue from contracts with customers for advertising services. Therefore, the disclosure requirement to disaggregate revenue information is not material to the Company’s current business model.  These revenue contracts are generally short term in nature, and no more than one year maximum.  The transaction price per contract is derived on pre-negotiated cost per thousand (“CPM”) impression basis.  The Company recognizes its revenue from these contracts when it delivers the quantity of advertising impressions for the current period as stipulated in the customer contract. Once advertising impressions have been delivered, performance under these contracts is satisfied, and there is no ongoing obligation for the Company with regard to returns or warranty.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customer (Topic 606): Principal versus Agent Considerations - Reporting Revenue Gross versus Net, (ASU No. 2016-08) that clarifies how to apply revenue recognition guidance related to whether an entity is a principal or an agent. ASU No. 2016-08 clarifies that the analysis must focus on whether the entity has control of the goods or services before they are transferred to the customer and provides additional guidance about how to apply the control principle when services are provided and when goods or services are combined with other goods or services. The effective date for ASU No. 2016-08 is the same as the effective date of ASU No. 2014-09. ASU No. 2015-14 defers the effective date of ASU No. 2014-09 by one year, for fiscal years beginning after December 15, 2017. The Company has performed an evaluation of the impact of the adoption of this standard on its consolidated financial statements, and given its revenue recognition practices already in place, this did not have a material impact on the Company’s future presentation of consolidated financial statements. The Company will continue to evaluate new revenue streams as they develop from future new product launches.

In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). The effective date for ASU 2017-13 is for fiscal years beginning after December 31, 2017. The adoption of this ASU did not have a material impact to our consolidated financial statements.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Accounting Standards Issued But Not Yet Effective

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): Part 1 – Accounting for Certain Financial Instruments with Down Round Features and Part 2 – Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with Scope Exception (“ASU No. 2017-11”). Part 1 of ASU No. 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are provisions in certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU No. 2017-11 addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification®. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We early adopted the proposed guidance under ASU 2017-11 for the year end December 31, 2017, and recognized warrants issued in the fourth quarter of 2017 with a down round feature as equity. Adjustments to the Company’s previously issued financial statements were required for the retrospective application of this standard.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU No. 2017-04”). ASU No. 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. A public business entity that is a SEC filer should adopt the amendments of ASU No. 2017-04 for its annual and interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect any impact from the adoption of this standard on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory (“ASU No. 2016-16”). ASU No. 2016-16 will require the tax effects of intercompany transactions, other than sales of inventory, to be recognized currently, eliminating an exception under current GAAP in which the tax effects of intra-entity asset transfers are deferred until the transferred asset is sold to a third party or otherwise recovered through use. The guidance will be effective for the first interim period of our 2019 fiscal year, with earlier adoption permitted.

In connection with its financial instruments project, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments in September 2016 and ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities in January 2016.

•

ASU No. 2016-13 introduces a new impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a forward-looking “expected loss” model that will replace the current “incurred loss” model and generally will result in earlier recognition of allowances for losses. The guidance will be effective for the first interim period of our 2021 fiscal year, with early adoption in fiscal year 2020 permitted.

•

ASU No. 2016-01 addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Among other provisions, the new guidance requires the fair value measurement of investments in certain equity securities. For investments without readily determinable fair values, entities have the option to either measure these investments at fair value or at cost adjusted for changes in observable prices minus impairment. All changes in measurement will be recognized in net income. The guidance will be effective for the first interim period of our 2019 fiscal year. Early adoption is not permitted, except for certain provisions relating to financial liabilities.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed consolidated financial statements.

NOTE 4 – ACQUISITIONS AND DIVESTITURES

Sale of SRAXmd:

On August 6, 2018, we completed the sale of substantially all of the assets related to our SRAXmd product line for aggregate consideration of up to $52,500,000. The purchase price consists of (i) $33,500,000 in cash, (ii) $10,000,000 worth of securities issued by the purchaser and (iii) an earn-out of up to $9,000,000 upon the SRAXmd product line achieving certain gross profit thresholds (the “Earn-Out”).  A total of $762,500 of the purchase price was placed into escrow accounts subject to future release.

Given the Company will retain an ongoing equity interest in the purchaser of SRAXmd, the Company evaluated the potential existence of variable interest entity accounting treatment under ASC 810. Given the Company had no imput into the design of the purchasing entity, is not a primary beneficiary of the purchaser entity and has no ongoing role in management or governance other than that of a passive, minority investor, the Company determined that the presence of a variable interest entity was not present.

Assets transferred to the purchaser in the transaction included $3,536,503 of accounts receivable and $216,479 of prepaid expense items. The purchaser also assumed $191,164 of accounts payable obligations and $333,014 of additional accrued expense items. The Company received a credit to the purchase price of $228,803 for over-delivery of working capital beyond a contractual $3 million working capital target. A final working capital calculation will be determined by the parties no later than 120 days following closing of the transaction.

The Company paid $1,709,500 of advisory fees and $351,089 of legal fees at closing. An additional $164,028 was also paid by the Company at closing for insurance premiums and escrow related fees.

The Company recorded a gain on sale of assets totaling $23,978,389. Less escrow holdbacks and other reimbursements, the Company received net proceeds from the transaction totaling $22,980,824.

Components of operating results for the SRAXmd product group have not been classified as discontinued operations. Pursuant to guidance in ASC 205-20, Discontinued Operations, we noted that the SRAXmd product line was not a reportable segment or a separate operating segment and nor was it deemed to be a strategic shift. Under this guidance, an entity presents a disposal as a discontinued operation if it “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” ASC Topic 205-20-45 does not clearly define on a quantitative basis as to how an entity would establish whether a component, business activity is individually significant. Additionally, the sale of the SRAXmd product line did not qualify under ASC Topic 360-10-35 to 45 for determination of the gain or loss. The sale of the SRAXmd product group does not constitute a shift in our corporate strategy or purpose as we continue to operate a diversified product group of digital advertising tools, as we have done since inception in 2010. The core technology and other key elements of the SRAX advertising platform will remain owned by us, with certain license agreements for use of our software granted to the purchaser as part of the transaction. SRAXmd was a product developed from our core technology. In addition to the assets, 12 of our existing employees also transferred.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

SRAXmd, like each of the remaining SRAX product groups/offerings, has not historically operated as a discrete business entity or division within our company. As such, it along with the other product groups rely upon shared employees and a shared technology platform to operate. Furthermore, certain advertisers may also purchase advertising across multiple product lines, making individual product financial statements more difficult to segregate. Due to its in-house organic development, SRAXmd also has no separately capitalized assets that may be presented as held for sale on our balance sheet.

Based on management’s best estimates, for the three and nine month periods ended September 30, 2018 and 2017, the unaudited results for revenue and cost of sales attributable to the SRAXmd product group are estimated below:

	Three Months ended September 30,		Nine Months ended September 30,
	2018	2017	2018	2017

Revenue	$1,049,283	$2,631,068	$6,306,613	$6,474,137

Cost of Sales	$146,401	$275,592	$1,101,080	$916,005
Gross Profit	$902,882	$2,355,476	$5,205,533	$5,558,131
Gross Margin	86.0%	89.5%	82.5%	85.9%
General, Sales & Administrative expense	$611,608	$918,429	$2,887,142	$2,028,407

Operating Income	$291,274	$1,437,047	$2,318,391	$3,529,723

There is no specific depreciation and amortization, or interest expense specifically attributable to the SRAXmd product line.

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Office equipment	$281,218	$251,415
Accumulated depreciation	(127,599)	(96,869)
Property and equipment, net	$153,619	$154,546

Depreciation expense for the three months ended September 30, 2018 and 2017 was $10,695 and $8,058, respectively. Depreciation expense for the nine months ended September 30, 2018 and 2017 was $30,730 and $14,240, respectively.

NOTE 6 – INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	September 30, 2018	December 31, 2017
Non-compete agreement	$1,250,000	$1,250,000
Intellectual property	756,000	756,000
Acquired software – Leapfrog	617,069	617,069
Internally developed software	1,456,011	754,140
	4,079,080	3,377,209
Accumulated amortization	(2,246,757)	(1,734,449)
Carrying value	$1,832,323	$1,642,760

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

During the three and nine months ended September 30, 2018, the Company capitalized $250,703 and $701,871, respectively, of costs associated with the development of internal-use software, including directly related payroll costs.

On August 17, 2017, the Company acquired software from Leapfrog Media Trading in exchange for 200,000 shares of Class A common stock and 350,000 warrants with a term of five years and an exercise price of $3.00. This software is currently being integrated into our platform and we estimate launching by December 31, 2018. No other assets, customers, employees, intangibles or business operations were acquired in this transaction.

In connection with a separation and release agreement with Mr. Steel, the Company agreed to reduce the remaining period of the non-compete agreement with Mr. Steel, which was entered into in connection with the acquisition of Steel Media, to a period of eighteen months from the date of his separation from the Company. Accordingly, the Company wrote off $468,750 in value of the non-compete agreement during 2017.

Amortization expense was $37,800 for intellectual property, $17,362 for the non-compete agreement and $106,982 for the internally developed software for the three months ended September 30, 2018. Amortization expense was $37,800 for intellectual property, $52,083 for the non-compete agreement, and $42,610 for the internally developed software for the three months ended September 30, 2017. Amortization expense was $113,400 for intellectual property, $121,528 for the non-compete agreement, and $277,380 for the internally developed software for the nine months ended September 30, 2018. Amortization expense was $113,400 for intellectual property, $156,249 for the non-compete agreement, and $89,049 for the internally developed software for the nine months ended September 30, 2017.

The estimated future amortization expense for the remainder of 2018 and the years ended December 31 thereafter, are as follows:

Remainder of 2018	$144,782
2019	752,429
2020	461,243
2021	473,869
$1,832,323

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses are comprised of the following:

	September 30, 2018	December 31, 2017
Accounts payable, trade	$1,988,072	$2,858,871
Accrued expenses	155,702	1,800,621
Accrued compensation	31,769	256,164
Accrued commissions	299,686	95,159
Total	$2,475,229	$5,010,815

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

NOTE 8 – NOTES PAYABLE

Financing Agreement with Victory Park Management, LLC as agent for the lenders

On October 30, 2014, we entered a financing agreement with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder. The Financing Notes issued under the financing agreement were scheduled to mature on October 30, 2017.

During 2017, we completely repaid the financing notes and made principal and payment in kind interest repayments in the amount of $3,996,928.

Notes payable consisted of the following at December 31, 2017:

We incurred a total of $3,164,352 of costs related to the financing agreement. These costs were amortized to interest expense over the life of the notes. During the three months ended September 30, 2018 and 2017, $138,612 and $51,042, respectively, of debt issuance costs were amortized as interest expense. During the nine months ended September 30, 2018 and 2017, $325,791 and $663,209, respectively, of debt issuance costs were amortized as interest expense. As of September 30, 2018, $700,428 of deferred debt issuance costs remain to be amortized.

During the three months ended September 30, 2018 and 2017, $0 and $0, respectively, were recorded as payment in kind interest expense. During the nine months ended September 30, 2018 and 2017, $0 and $0, respectively, were recorded as payment in kind interest expense.

Pursuant to the financing agreement, we issued to the lender a five-year warrant to purchase 580,000 shares of its Class A common stock at an exercise price of $5.00 per share Pursuant to the terms of the warrant, the warrant holder had the right, at any time after the earlier of April 30, 2016 and the maturity date of the notes, but prior to October 30, 2019, to exercise its put right, pursuant to which the warrant holder could sell to the Company, and the Company  would be required to purchase from the warrant holder, all or any portion of the warrant that had not been previously exercised. The put right purchase price was equal to an amount based upon the percentage of the warrant for which the put right is being exercised, multiplied by the lesser of (a) 50% of the total consolidated revenue for the Company for the trailing 12-month period ending with our then-most recently completed fiscal quarter, and (b) $1,500,000. In May 2017, we were notified by the warrant holder that it was exercising the put right. On October 27, 2017, pursuant to the put right, we paid the warrant holder $1,567,612, consisting of: (i) the $1,500,000 warrant value, and (ii) accrued interest of $67,612.

Financing and Security Agreement with FastPay

In September 2016, we executed a Financing and Security Agreement, as amended (collectively, the "FastPay Agreement"). with FastPay Partners, LLC to create an accounts receivable-based credit facility. The FastPay Agreement was further amended in April 2018.

Under the April 2018 amended terms of the FastPay Agreement, FastPay may, at its sole discretion, purchase our eligible accounts receivable. Upon any acquisition of accounts receivable, FastPay will advance us up to 80% of the gross value of the purchased accounts, up to a maximum of $4,000,000 in advances. Each account receivable purchased by FastPay will be subject to a factoring fee rate specified in the FastPay Agreement calculated as a percentage of the gross value of the account outstanding and additional fees for accounts outstanding over 30 days. We are subject to a concentration limitation on the percentage of debt from any single customer of 25% to the total amount outstanding on its purchased accounts, subject to an increase to 30% for one specific large customer.

We are obligated to repurchase accounts remaining uncollected after a specified deadline, and FastPay will generally have full recourse against us in the event of nonpayment of any purchased accounts. Our obligations under the FastPay Agreement are secured by a first position security interest in its accounts receivable, deposit accounts and all proceeds therefrom.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

The FastPay Agreement contains covenants that are customary for agreements of this type and are primarily related to accounts receivable and audit rights. We are also required to provide FastPay with 30-day notice of any transaction that result, or would result in, a “change of control” as defined in the FastPay Agreement. The failure to satisfy covenants under the FastPay Agreement or the occurrence of other specified events that constitute an event of default, as defined, could result in the termination of the FastPay Agreement and/or the acceleration of our obligations. The FastPay Agreement contains provisions relating to events of default that are customary for agreements of this type.

The current FastPay Agreement has a term of 18 months and automatically renews thereafter for successive one-year terms, subject to earlier termination by written notice by the Company, provided all obligations are paid, including the payment of an early termination fee.

At September 30, 2018, $115,659 of accounts receivable purchased by FastPay remain outstanding and are subject to repurchase under the terms of the FastPay Agreement.

NOTE 9 – PUT WARRANT LIABILITY

As more fully described in Note 11, we issued Series A Warrants and Series B Warrants in connection with a securities purchase agreement dated January 4, 2017. At issuance, the Series A Warrants and the Series B Warrants were accounted for utilizing ASC 815 “Derivatives and Hedging”. We incurred a liability for the estimated fair value of derivative warrant instruments. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes fair value option-pricing model with key input variables provided by management, as of the date of issuance, with the valuation offset against additional paid in capital, and at each reporting date, with changes in fair value recorded as gains or losses on revaluation in other income (expense).

We identified embedded derivatives related to the warrants issued. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that we record the fair value of the derivatives as of the inception date of the warrants and to adjust the fair value as of each subsequent balance sheet date. At the inception of the warrants, we determined a fair value of $3,038,344 of the embedded derivatives.

On January 4, 2017, the date of inception, the fair value of the embedded derivatives was determined using the Black-Scholes Model based on a risk-free interest rate of 2% for both the Series A Warrants and the Series B Warrants, an expected term of 5.5 years for the Series A Warrants and 5 years for the Series B Warrants, an expected volatility of 110% for the Series A Warrants and the Series B Warrants and a 0% dividend yield for the Series A Warrants and the Series B Warrants, respectively.

Fair value at September 30, 2017 was estimated to be $1,143,781 and based on a risk-free interest rate of 1.875% for both the Series A Warrants and the Series B Warrants, an expected term of 5.25 years for the Series A Warrants and 4.75 years for the Series B Warrants, an expected volatility of 110% for the Series A Warrants and the Series B Warrants and a 0% dividend yield for the Series A Warrants and the Series B Warrants, respectively.

During the period ended September 30, 2017, the decrease in the fair value of the warrant derivative liability of $1,894,563 was recorded as a gain on change in fair value of derivative liability.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): Part 1 – Accounting for Certain Financial Instruments with Down Round Features and Part 2 – Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with Scope Exception (“ASU No. 2017-11”). Part 1 of ASU No. 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are provisions in certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU No. 2017-11 addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification®. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

We chose to early adopt the guidance under ASU 2017-11 for the year end December 31, 2017, and recognized all warrants issued in 2017 with a down round features as equity. Adjustments to our previously issued financial statements were required for the retrospective application of this standard. As such the financial statements for three month period ended September 30, 2017 have been reclassified to reflect the adoption of ASU 2017-11.

The put warrant liability is comprised of the following at September 30, 2017:

	September 30, 2017	Adjustments	September 30, 2017
Initial derivative liability on issuance of put warrants	$757,476	(757,476)	$—

Less accretion of put warrants	—	—	—

Put warrant liability	$757,476	(757,476)	$—

In April 2017, we repurchased the Series B Warrants from our January 2017 private offering for $2,500,000.

As a result of the sale of the Debentures (see Note 10), the exercise price of the Series A Warrants issued to investors in our January 2017 private offering was reset to $2.245 per share. The Company recognized a loss on the repricing of these warrants amounting to $99,820.

NOTE 10 – SECURED CONVERTIBLE DEBENTURES, NET

In April 2017, we sold an aggregate of : (i) $5,000,000 in principal of 12.5% secured convertible debentures; and (ii) five-year Series A warrants representing the right to acquire up to 833,337 shares of our Class A common stock.

The debentures, which mature three years from the date of issuance, pay interest in cash at the rate of 12.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on July 1, 2017. Our obligations under the debentures are secured by a second position security interest in our accounts receivable and a first position security interest in the balance of our assets, and we are subject to continued compliance with certain financial covenants. The debentures are convertible at the option of the holder into shares of our Class A common stock at an initial conversion price of $3.00 per share, subject to adjustment as set forth in the debentures. Subject to our compliance with certain equity conditions set forth in the debentures, upon 20 trading days' notice to the holders we have the right to redeem the debentures in cash at a 120% premium during the first year and a 110% premium during the remaining term of the debentures. Upon any optional redemption, we are obligated to issue the holder Series B warrants, the terms of which will be identical to the Series A warrants, to purchase a number of shares of our Class A common stock equal to 50% of the conversion shares issuable on an as-converted basis as if the principal amount of the debentures had been converted immediately prior to the optional redemption. As of September 30, 2018, we were in compliance with all financial covenants. Effective October 29, 2018, we provided the debenture holders with notice of our intent to optionally redeem the debentures.

The Series A warrants are initially exercisable at $3.00 per share and, if at any time after the six-month anniversary of the issuance the underlying shares of our Class A common stock are not covered by an effective resale registration statement, the Series A warrants are exercisable on a cashless basis. The conversion price of the Debentures and the exercise price of the Debenture Warrants are subject to adjustments upon certain events, including stock splits, stock dividends, subsequent equity transactions (other than specified exempt issuances), subsequent rights offerings, and fundamental transactions, subject to a floor of $1.40 per share. If we fail to timely deliver the shares of our Class A common stock upon any conversion of the Debentures or exercise of the Series A warrants we will be subject to certain buy-in provisions. The debentures and Series A warrants, also contain certain beneficial ownership limitations.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Chardan Capital Markets, LLC, Noble Capital Markets, Inc. and Aspenwood Capital (an independent branch of Colorado Financial Services Corporation), all broker-dealers and members of FINRA, acted as either our placement agent or a finder in connection with the sale of the securities. In addition, an affiliate of Noble purchased Debentures amounting to $720,000 and was issued a Series A warrant to purchase 120,000 shares of our Class A common stock in this offering. We paid aggregate cash commissions of $276,700 in connection with the sale of the securities. Additionally, we issued Chardan placement agent warrants to purchase 100,000 shares of our Class A common stock at an exercise price of $3.75 per share which are exercisable for 5.5 years commencing nine months from the issuance date. We issued Noble placement agent warrants to purchase up to 66,800 shares of our Class A common stock at an exercise price of $3.00 per share which will become exercisable nine months from the date of issuance. We also issued Colorado Financial Service Corporation and its designees warrants to purchase 7,700 shares of our Class A common stock at an exercise price of $3.75 per share which are exercisable for 5.5 years commencing nine months from the issuance date. We included the shares underlying the placement agent warrants in a resale registration statement that was declared effective by the SEC in September 2017.

The net proceeds to us from the offering, after deducting placement agent fees and estimated offering expenses, were approximately $4,566,405. We utilized $2,500,000 of the net proceeds to satisfy a put obligation under the Series B Warrants from our January 2017 offering as described in Note 11. The balance of the net proceeds was used to pay down accounts payable and satisfy other working capital requirements.

On October 26, 2017, we sold an aggregate of: (i) $5,180,157 in principal amount of 12.5% secured convertible debentures; and (ii) five year Series A common stock purchase warrants representing the right to acquire up to 863,365 shares of our Class A common stock. The debentures and warrants are substantially identical to the debentures and warrants issued in our April 2017 offer described above. Effective October 29, 2018, we provided the debenture holders with notice of our intent to optionally redeem the debentures.

Chardan Capital Markets, LLC acted as lead placement agent and Aspenwood Capital acted as co-placement agent, in connection with the sale of the securities. Pursuant to their respective engagement agreements, we paid Chardan Capital a cash commission of $149,021 and Aspenwood a cash commission of $70,000. We also issued an aggregate of 160,000 placement agent warrants to Chardan Capital and an aggregate of 23,337 placement agent warrants to Aspenwood.

Convertible Notes

During the year ended December 31, 2017, certain debenture holders exercised their rights to convert an aggregate of $3,335,000 in principal into 1,111,667 shares of the Company’s Class A common stock. During the three and nine month period ended September 30, 2018, certain debenture holders converted an aggregate of $300,000 in principal into 100,000 shares of the Company’s Class A common stock.

During the three and nine month period ended September 30, 2018, the Company made no other principal payments on the debentures.

During the three and nine month period ended September 30, 2018, the Company recorded interest expense on the convertible debentures totaling $254,615 and $950,371, respectively, including the portion accrued for liquidated damages related to the Registration Rights Agreement that became effective on May 25, 2018. During the three and nine month periods ended September 30, 2018, the Company also recognized $726,716 and $1,531,963 of amortization of debt discount and deferred financing costs. During the three and nine month periods ended September 30, 2017, the Company recorded interest expense on the convertible debentures totaling $157,534 and $274,315, respectively. During the three and nine month periods ended September 30, 2017, the Company recognized $281,352 and $1,047,060 of amortization of debt discount and deferred financing costs.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Future minimum principal payments under senior secured convertible notes as of September 30, 2018, were as follows:

Convertible
Year Ending December 31,	Notes
2018	$—
2019	—
2020	6,545,158
Total minimum principal payments	6,545,158
Less: debt discount	(2,901,621)
Less: deferred debt issuance costs	(700,428)
Convertible notes, net	$2,943,109

NOTE 11 – STOCKHOLDERS' EQUITY

Common Stock

On January 4, 2017, we sold an aggregate of: (i) 761,905 shares of Class A common stock; and (ii) five-year Series B Warrants representing the right to acquire up an additional 380,953 shares of our Class A common stock at an exercise price of $7.00 per share. The shares of our Class A common stock and the Series B Warrants were sold in a registered direct offering and we received gross proceeds of $3,980,001. Simultaneously we conducted a private placement with the same investors for no additional consideration of Series A Warrants representing the right to acquire up to an additional 380,953 shares of our Class A common stock at an exercise price of $6.70 per share. The Series A Warrants are exercisable for five years commencing 6 months from the date of closing. The exercise price of the Series A Warrants is subject to full ratchet adjustment in certain circumstances, subject to a floor price of $1.20 per share. The adjustment provisions under the terms of the Series A Warrants will be extinguished at such time as our Class A common stock trades at or above $10.00 per share for 20 consecutive trading days, subject to the satisfaction of certain equity conditions. In addition, if there is no effective registration statement covering the shares issuable upon the exercise of the Series A Warrants, the warrants are exercisable on a cashless basis. If we fail to timely deliver the shares underlying the warrants, we will be subject to certain buy-in provisions. As a result of the sale of the debentures in April 2017, the exercise price of the Series A Warrants issued to investors in our January 2017 private offering were reset to $2.245 per share.

Beginning 100 days after the issuance date of the Series B Warrants, at any time the market price of our Class A common stock is less than $5.25 per share, the holders had the right to exercise the Series B Warrants on a cashless basis for shares of our Class A common stock calculated pursuant to a formula set forth in the Series B Warrants. We had the right, in lieu of delivery of such shares of our Class A common stock, to pay the holder of the Series B Warrants being exercised on a cashless basis, a specified amount in cash, with a maximum cash payment of $2,500,000. The holders of the Series B Warrants exercised their right in April 2017 and we repurchased the Series B Warrants for $2,500,000.

Pursuant to an engagement letter dated December 29, 2016 by and between the Company and Chardan Capital Markets, Chardan Capital agreed to act as the Company’s placement agent in connection with both the registered direct offering and a concurrent private placement. Pursuant to the agreement, the Company paid Chardan Capital a cash fee equal to $160,000 (4% of the gross proceeds), as well as reimbursement of its expenses related to the offering in the amount of $15,000. In addition, the Company granted Chardan Capital a warrant to purchase 76,190 shares of Class A common. The warrants have an exercise price of $6.50 per share and are exercisable for 5.5 years commencing nine months from the issuance date. The shares underlying the warrants were included in a resale registration statement that was declared effective by the SEC in September 2017.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, were $3,830,000. The proceeds of the offering were used to satisfy the outstanding notes issued under the terms of the financing agreement. In connection with the January 2017 capital raise, Victory Park Management, LLC agreed not to exercise the put right prior to May 20, 2017. Victory Park Management, LLC exercised the put right on May 22, 2017. On October 27, 2017, the Company satisfied this obligation in full utilizing a portion of net proceeds from a second debenture financing.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

The Class A shares of common stock and Series B warrants were sold and issued pursuant to the Prospectus Supplement, dated January 4, 2017, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-214644) filed with the SEC on November 16, 2016 and declared effective on November 28, 2016.

In January 2017, in connection with an advisory agreement with kathy ireland Worldwide LLC ("kiWW"), the Company issued affiliates and designees of kiWW 100,000 shares of its Class A common stock valued at $678,000

In January 2017, we issued 3,858 shares of our Class A common stock valued at $12,500 to Mr. Derek J. Ferguson upon his appointment to our board of directors and the audit committee of the board. He is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act.

In February 2017, the Company issued Mr. Steven Antebi 150,000 shares of our Class A common stock valued at $540,000 as compensation for services under the terms of a consulting agreement. He is a principal stockholder of the Company.

In March 2017, we issued 51,667 shares of Class A common stock for vested stock awards.

In March 2017, we issued 6,510 shares of our Class A common stock valued at $12,500 to Mr. Robert Jordan upon his appointment to our board of directors and the audit committee of the board. He is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act.

In August 2017, we issued 200,000 shares in conjunction with our acquisition of certain intellectual property assets from Leapfrog Media Trading, Inc.

On September 15, 2017, the Company entered an Investor Relations and Consulting Agreement. The Company engaged the consultant to provide certain consulting services on behalf of the Company. Under the terms of this agreement, which expired on December 15, 2017, the Company engaged consultant to provide a variety of advisory and consulting services to the Company, including introducing the Company to potential sources of media, marketing agreement(s) and/or other strategic alliances which may benefit the Company in the performance of implementing its business plan(s), including but not limited to radio and television media spots; various media publications; and internet podcasts. As compensation for such services, the Company issued consultant 75,000 shares of its Class A common stock, valued at $97,500, on September 15, 2017.

Between September 2017 and January 2018, we issued an aggregate of 225,000 shares of Class A common stock valued at $1,137,650 as consideration for media and marketing services.

In October 2017, we issued 70,409 shares of our Class A common stock to Joseph P. Hannan, our chief financial officer, pursuant to his October 2017 employment agreement. The shares were issued pursuant to our 2016 equity compensation plan.

In October 2017, we entered into securities purchase agreements to sell an aggregate of $5,180,158 of our 12.5% secured convertible debentures and issued 863,365 Series A common stock purchase warrants. The debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of $1.40 per share (pursuant to shareholder vote approving the offering that occurred on December 29, 2017). The warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share. In connection with the offering we issued Chardan Capital Markets 160,000 placement agent warrants, of which: (i) 129,176 have an exercise price of $3.75 and (ii) 54,161 have an exercise price of $4.49 (. We also issued Aspenwood Capital 23,337 placement agent warrants with an exercise price of $3.75. All placement agent warrants have a term of five and a half years (exercisable beginning 6 months after issuance).

In October 2017, certain debenture holders converted an aggregate of $655,000 of debentures into 218,334 shares of Class A common stock.

In October 2017, 83,334 Series A common stock purchase warrants were exercised at a price of $3.00 per share, resulting in gross proceeds to the Company of $250,002.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

In January 2018, we issued Colleen DiClaudio, a board member, 7,813 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors. The shares were issued from our 2016 equity compensation plan

In January 2018, we issued Hardy Thomas, a former board member, 7,195 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors. The shares were issued from our 2016 equity compensation plan.

In January 2018, we issued Marc Savas and Malcolm CasSelle each 3,774 Class A common shares valued at $10,000 as payment for their respective 2017 service on our board of directors. The shares were issued from our 2016 equity compensation plan.

In January 2018, we issued a consultant an additional 150,000 shares for media consulting services.  In August 2018, we issued the consultant an additional 150,000 shares pursuant to this same agreement.

In March 2018, we issued 6,667 shares of Class A common stock to one employee for vested stock awards.

In March 2018, 122,950 shares of Class A common stock were awarded to one employee for sales performance achievement pursuant to our 2016 equity compensation plan.

In July 2018, 16,667 Series A common stock purchase warrants were exercised at a price of $3.00 per share, resulting in gross proceeds to the Company of $50,000.

In August 2018, we issued William Packer 3,774 shares of Class A common shares valued at $10,000 as payment for 2017 services on our board of directors. The shares were issued from our 2016 equity compensation plan.

In June 2018, 44,815 Series A common stock purchase warrants at an exercise price of $2.245 per share, on a cashless basis.

In September 2018, one investor in the Company’s October 2017 debenture financing exercised 16,667 Series A common stock purchase warrants were exercised at a price of $3.00 per share, resulting in gross proceeds to the Company of $50,000.

In September 2018, we issued 100,000 shares of our Class A common stock for legal services rendered.

In September 2018, we issued 50,000 shares of our Class A common stock to Joseph P. Hannan, our chief financial officer, pursuant to his October 2017 employment agreement. The shares were issued pursuant to our 2016 equity compensation plan, and subject to vesting at issue.

In September 2018, we issued 3,334 shares of Class A common stock to one employee for vested stock awards.

During September 30, 2018, certain debenture holders converted an aggregate of $300,000 in principal into 100,000 shares of the Company’s Class A common stock.

On August 6, 2018, we repurchased 514,000 shares of our Class A common stock from Erin DeRuggiero as contracted under the terms of her separation agreement with the Company.

In October 2017, 50,000 shares of our Class A common stock were retired in lieu of cash tax withholding from a vesting on shares previously issued to Joseph P. Hannan, our chief financial officer.

Stock Awards

During the three months ended September 30, 2018 and 2017, respectively, there were no new grants of restricted stock awards made nor were any previously issued grants forfeited. During the nine months ended September 30, 2018 and 2017, respectively, there were no new grants of stock awards made, no awards were forfeited during the nine months ended September 30, 2018, and awards in the amount of 3,333 common shares were forfeited during the nine months ended September 30, 2017.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

During the three months ended September 30, 2018 and 2017, we recorded stock award expenses of $56,496 and $129,166, respectively. During the nine months ended September 30, 2018 and 2017, we recorded stock award expenses of $160,874 and $398,412, respectively.

Stock Options and Warrants

In November 2016, the Company entered a consulting agreement with regard to certain investor relations and public relations services. The term of the consulting agreement is for a period of six-months from the effective date and may be extended for an additional six-month term. In lieu of cash payments for the services rendered by the consultant, the Company issued the consultant a three year Class A common stock purchase warrant to purchase 400,000 shares of the Company’s Class A common stock at an exercise price of $7.50 per share. The warrants vest based on specific milestones. The Company is recognizing the value of the services rendered over the term of the agreement. As of September 30, 2017, the consultant had not yet attained any of the milestones contained within the agreement and the Company reversed $275,637 of expense related hereto.

During the three and nine month periods ended September 30, 2017, an aggregate of 662,773 common stock purchase warrants, having exercise prices of between $5.00 and $10.00, per share, expired.

On January 24, 2018, 176,400 common stock purchase warrants, having exercise prices of $7.50, per share, expired.

On September 11, 2018, 250,000 common stock purchase warrants, having an exercise price of $4.20 per share were granted to Joseph P. Hannan, our chief financial officer.

During the three months ended September 30, 2018 and 2017, we recorded stock option expense of $84,489 and $90,038, respectively. During the nine months ended September 30, 2018 and 2017, we recorded stock option expense of $252,371 and $308,908, respectively.

NOTE 12 – RELATED PARTY TRANSACTIONS

On March 20, 2018, we entered into certain retention and bonus agreements with SRAXMD employees, including Erin DeRuggiero, our chief innovations officer. Pursuant to the terms of the agreements with Ms. DeRuggiero, her employment agreement was terminated, and she became a consultant to the Company. The term of the consultancy expired upon the sale of the assets comprising SRAXmd. Pursuant to the terms of the agreement, we paid Ms. DeRuggiero a total of $5.2 million at closing which also included repurchase of 514,000 shares of our Class A common stock.

On April 2, 2018, we issued a common stock purchase warrant to Kristoffer Nelson, our Chief Operating Officer and a member of our board of directors. The option entitles Mr. Nelson to purchase 100,000 shares of Class A Common Stock at a price per share of $5.78, has a term of three years and vests quarterly over a three (3) year period.

On September 11, 2018, we issued a common stock purchase warrant to Joseph P. Hannan, our Chief Financial Officer. The option entitles Mr. Hannan to purchase 250,000 shares of Class A Common Stock at a price per share of $4.20, has a term of three years and vests quarterly over a three (3) year period.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases offices under operating leases that have expired and now operate on a month-to-month basis, subject to certain notice of termination provisions. Future minimum lease payments required under the operating leases amount to $50,636 for the year ended December 31, 2018.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Rent expense for office space amounted to $69,484 and $35,000 for the three month period ended September 30, 2018 and 2017, respectively. Rent expense for office space amounted to $206,552 and $177,908 for the nine month period ended September 30, 2018 and 2017, respectively.

Other Commitments

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company's breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. In addition, the Company has entered indemnification agreements with its directors and certain of its officers and employees that will require the Company to, among other things, indemnify them against certain liabilities that may arise due to their status or service as directors, officers or employees. The Company has also agreed to indemnify certain former officers, directors and employees of acquired companies in connection with the acquisition of such companies. The Company maintains director and officer insurance, which may cover certain liabilities arising from its obligation to indemnify its directors and certain of its officers and employees, and former officers, directors and employees of acquired companies, in certain circumstances.

It is not possible to determine the maximum potential amount of exposure under these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each agreement. Such indemnification agreements may not be subject to maximum loss clauses.

Employment agreements

We have entered employment agreements with key employees. These agreements may include provisions for base salary, guaranteed and discretionary bonuses and option grants. The agreements may contain severance provisions if the employees are terminated without cause, as defined in the agreements.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. In addition, the Company may receive letters alleging infringement of patent or other intellectual property rights. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company's business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash and accounts payable, approximate their respective fair values due to the short-term nature of such instruments.

The fair value of the 2017 Senior Secured Convertible Notes was $6,545,158 as of September 30, 2018. The fair value of the Convertible Notes was $6,845,158 as of December 31, 2017. All Convertible Notes fall within Level 3 of the fair value hierarchy as their value is based on the credit worthiness of the Company, which is an unobservable input. The Company used a Tsiveriotis - Fernandes model to value the 2017 Senior Convertible Notes as of September 30, 2018.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. The following table summarizes the conclusions reached regarding fair value measurements as of September 30, 2018 and December 31, 2017:

		Quoted Prices in Active Markets	Significant Other	Significant
	Balance as of	for	Observable	Unobservable
	September 30,	Identical Assets	Inputs	Inputs
	2018	(Level 1)	(Level 2)	(Level 3)
Put Warrant liability	$—	$—	$—	$—
Embedded Warrant Put Option	—	—	—	—
Embedded Derivatives in Convertible Notes	—	—	—	—
Total liabilities	$—	$—	$—	$—
Securities:
Certificates of deposit	—	—	—	—
Money Market funds	1,382,926	1,382,926	—	—
U.S. government-sponsored agency securities	13,000,000	13,000,000	—	—
Total assets	$14,382,926	$14,382,926	$—	$—

		Quoted Prices in Active Markets	Significant Other	Significant
	Balance as of	for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2017	(Level 1)	(Level 2)	(Level 3)
Put Option Liability	$—	$—	$—	$—
Contingent Consideration	—	—	—	—
Embedded Warrant Put Option	—	—	—	—
Embedded Derivatives	—	—	—	—
Total liabilities	$—	$—	$—	$—
Securities:
Certificates of deposit	—	—	—	—
Money Market Funds	1,017,299	1,017,299	—	—
U.S. government-sponsored agency securities	—	—	—	—
Total assets	$1,017,299	$1,017,299	$—	$—

The Company’s warrant liability, embedded warrant put option and the contingent consideration payments as well as the securities are measured at fair value on a recurring basis. As of September 30, 2018 and December 31, 2017, the these items are reported on the balance sheets in derivative and warrant liability, while the trading securities are reported on the balance sheets in marketable securities and long-term investments. As of December 31, 2016, the embedded put option is reported on the balance sheet in derivative and warrant liability. The Company used the settlement value for liability, the put option at December 31, 2016. The outstanding put option at December 31, 2016 was settled in January 2017. The Company incurred a warrant put option liability as a result of warrants issued in the January 2017 equity financing. This warrant put option liability was settled in April 2017 as its fair value of $2.5 million.

SOCIAL REALITY, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

A reconciliation of the beginning and ending balances for the derivative and warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows (in thousands):

	September 30, 2018	December 31, 2017
Balance as of beginning of period	$—	$1,500,000
Payments	—	(1,500,000)
Adjustment to fair value	—	—
Balance as of end of period	$—	$—

NOTE 15 – SUBSEQUENT EVENTS

Effective October 29, 2018, we provided holders of our 12.5% convertible debentures with notice of our intent to optionally redeem the debentures.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Social Reality, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying balance sheet of the Stand-alone Carve Out Financial Statements of BigToken, Inc., (a wholly-owned subsidiary and a Carve Out of Social Reality, Inc.) as of December 31, 2017, and the related statements of operations, changes in stockholder’s equity (deficit), and cash flows for the period from December 14, 2017 (inception date) and ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the stand-alone financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the stand-alone results of its operations and its cash flows for the period from December 14, 2017 and ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Carve Out Financial Statements

As discussed in Note 1, BigToken, Inc., (“BigToken”) is an integrated business of SRI and is not an independent stand-alone entity. The stand-alone financial statements of BigToken reflect the assets, liabilities, revenue and expenses directly attributable to BigToken, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in invested equity and cash flows of BigToken on a stand-alone basis and do not necessarily reflect the stand-alone financial position, results of operations, changes in invested equity and cash flows of BigToken in the future or what they would have been had BigToken been a separate and independent, stand-alone entity during the periods presented.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

 /s/ RBSM LLP

We have served as the Company’s auditor since 2018 New York, New York February 11, 2019

BIG TOKEN, INC.

BALANCE SHEET

DECEMBER 31, 2017

December 31,
2017

Assets
Current assets:
Digital Currency Asset	$1,877
Total current assets	1,877

Intangibles – net	12,054

Total assets	$13,931

Liabilities and stockholders' deficit

Current liabilities:
Due to Parent Entity	$222,554
Total current liabilities	222,554

Total liabilities	222,554

Commitments and contingencies (Note 7)

Stockholders' deficit
Preferred stock, authorized 398,000,000 shares, $0.001 par value, 0 shares issued or outstanding at December 31, 2017	—
Class A common stock, authorized 1,000,000 shares, $0.001 par value, 0 and 0 shares issued and outstanding at December 31, 2017	—
Class B common stock, authorized 1,000,000 shares, $0.001 par value, 1,000,000 shares issued and outstanding at December 31, 2017	1,000
Additional paid in capital	—
Accumulated deficit	(209,623)
Total stockholders' deficit	(208,623)

Total liabilities and stockholders' deficit	$13,931

These accompanying footnotes are integral to these financial statements.

BIG TOKEN, INC.

STATEMENTS OF OPERATIONS

PERIOD STARTING FROM DECEMBER 14, 2017 (INCEPTION DATE) AND ENDED DECEMBER 31, 2017

For year ended
December, 31
2017
Revenues	$—

Operating expense
General, selling and administrative expense	209,181
Depreciation	442
Total operating expense, net	209,623

Loss from operations	(209,623)

Other income (expense)

Total other income (expense)	—

Income (loss) before provision for income taxes	(209,623)

Provision for income taxes	—

Net income (loss)	$(209,623)

Net (loss) income per share, basic and diluted	$(0.21)

Weighted average shares outstanding, basic and diluted	1,000,000

These accompanying footnotes are integral to these financial statements.

BIG TOKEN, INC

STATEMENT OF STOCKHOLDERS (DEFICIT) EQUITY

PERIOD STARTING FROM DECEMBER 14, 2017 (INCEPTION DATE) AND ENDED DECEMBER 31, 2017

	Preferred Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2017	—	$—	—	$—	—	$—	$—	$—	$—

Shares issued to Parent Company	—	—	—	—	1,000,000	1,000	—		—

Net loss	—	—	—	—	—	—	—	(209,623)	(209,623)

Balance, December 31, 2017	—	—	—	$—	1,000,000	$1,000	$—	$(209,623)	$(209,623)

These accompanying footnotes are integral to these financial statements.

BIG TOKEN, INC

STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2017

For year ended
December, 31
2017
Cash flows from operating activities:
Net loss	$(209,623)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	442
Changes in operating assets and liabilities:
Cash used in operating activities	(209,181)

Cash flows from investing activities:
Internally developed software	(12,496)
Digital Currency Assets	(1,877)
Cash used in investing activities	(14,373)

Cash flows from financing activities:
Intercompany loans from parent entity	222,554
Sale of common stock	1,000
Net cash provided by financing activities	223,554

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$—

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	—
Cash paid for taxes	—
Non-cash financial activities:

These accompanying footnotes are integral to these financial statements.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Big Token, Inc. (“we”, “us”, "BIG", “BigToken”, or “the Company”) is a Delaware corporation formed on December 14, 2017, and the fiscal year end is December 31, 2017.  The Company is a wholly owned subsidiary of Social Reality, Inc., and has no direct subsidiaries. We are headquartered in Los Angeles, California.

We are a pre-revenue stage business, currently in an open Beta stage of launch of the BigToken application.  BIGToken is designed for consumers to own, manage, and earn from their digital identity and data. Consumers are rewarded for providing their data and completing other activities in the BIGToken platform The Company anticipates it will begin generating revenue in the third quarter of 2019, once a significant user base is developed on the BigToken platform, through the sale of advertising to advertising agencies and brands. Currently the working capital needs of Big Token are funded by the parents.

Basis of Presentation

These Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Social Reality, Inc. (“SRI”) (NASDAQ: SRAX). The Stand-alone Financial Statements reflect the Company’s financial position, results of operations and cash flows as it was historically managed, in conformity with accounting principles generally accepted in the United States of America, or GAAP.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

Our stand-alone Financial Statements does not fully include expense allocations for: (1) certain corporate functions historically provided by SRI including, but not limited to, finance, legal, information technology, human resources, communications, ethics and compliance, and any shared services; (2) employee benefits and incentives; and (3) share-based compensation. These expenses have not been allocated to us.  Since our formation on December 14, 2017, there were no material allocation of general and administrative expenses during the period from December 14, 2017 to December 31, 2017.

Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

SRI uses a centralized approach to cash management and financing of its operations, excluding debt if we are the legal obligor. SRI funds our operating and investing activities as needed. Cash transfers to and from SRI’s cash management accounts are reflected in intercompany payable to SRI.

The cash and cash equivalents held by SRI at the corporate level are not specifically identifiable to us and therefore were not allocated to us for any of the periods presented. Any SRI third-party debt, and the related interest expense has not been allocated to us for any of the periods presented as we were not the legal obligor of the debt and were not directly attributable to our business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses and Sources of Liquidity

BIGToken’s primary need for liquidity is currently to fund working capital requirements of our business and the development of the BIGToken platform. Once the BIGToken platform is complete, we anticipate generating revenue through the platform.  Our general, selling and administrative expenses for the year ended December 31, 2017 were $209,181. We generated a net loss of $209,623 for the year ended December 31, 2017.

At December 31, 2017, we had an accumulated deficit of $209,623. We had a working capital deficit of $220,677 at December 31, 2017.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

We are an early stage company facing a challenging competitive environment. While we continue to build out our platform to begin targeting revenue generating opportunities, we reported losses and have historically funded all of our operations and investing activities with cash provided by our parent company, Social Reality, Inc.  We anticipate that our parent company will fund our operational requirements for the next 12 months. We expect our parent company will fund our operations for the next twelve months through cash on hand, cash generated from its core operations and potential sales of other non-core assets.  SRI had cash and equivalents of 14,423,573 as of September 30, 2018.

Use of Estimates

The financial statements have been prepared in conformity with GAAP and requires management of the Company to make estimates and assumptions in the preparation of these financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting periods. Actual results could differ from these estimates and assumptions.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern and liquidity: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred a loss and is pre-revenue, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors. The Company has relied on support from its parent company to meet its operating and working capital needs.

(iii)	Estimates and assumptions used in valuation of intangible assets: Management estimates expected life of the intangible assets, which is internally developed software

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on their experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company held no financial instruments as of December 31, 2017.

Cash and Cash Equivalents

As of December 31, 2017, the Company had no cash accounts. In the future, the Company will consider all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk, Significant Customers and Supplier Risk

The Company does not have any bank accounts as of December 31, 2017.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

Internal use software.

In accordance with the authoritative guidance, we capitalize application development stage costs associated with the development of new functionality for internal-use software and software developed related to our planned product offerings. The capitalized costs are then amortized over the estimated useful life of the software, which is generally three to five years, and are included in property and equipment in the accompanying balance sheet.

The Company's intangible assets subject to amortization are amortized using the straight-line method over their estimated useful lives of three years. The Company evaluates the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. Amortization expense of intangible assets was not material during the period ended December 31, 2017.

Digital Currency Assets

Digital Currency Assets are included in current assets in the balance sheet. Digital Currency Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Currency Assets are included in other income (expense) in the statements of operations. The Company had no realized gain or loss on sale of digital currency during the period ended December 31, 2017.

The Company assesses impairment of Digital Currency Assets quarterly if the fair value of Digital Currency Assets is less than its cost basis. The Company recognizes impairment losses on Digital Currency Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Currency Assets are recorded as a component of costs and expenses in our statements of operations. There was no impairment to Digital Currency Assets during the period ended December 31, 2017.

Long-lived Assets

Management evaluates the recoverability of the Company's identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company's stock price for a sustained period of time; and changes in the Company's business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

No impairments have been recorded regarding its identifiable intangible assets or other long-lived assets during the period ended December 31, 2017.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

For the period ended December 31, 2017, the Company had no revenue or cost of sales.

Earnings (Loss) Per Share

We use Accounting Standards Codification (“ASC”) 260, "Earnings Per Share" for calculating the basic and diluted earnings (loss) per share. We compute basic earnings (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards. For periods with a net loss, basic and diluted loss per share are the same, in that any potential common stock equivalents would have the effect of being anti-dilutive in the computation of net loss per share.

There were no common share equivalents at December 31, 2017.

Income taxes

Our income taxes as presented are calculated on a separate tax return basis and may not be reflective of the results that would have occurred on a standalone basis. Our operations have historically been included in SRI’s U.S. federal and state tax returns.

We do not maintain taxes payable to/from our parent and we are deemed to settle the annual current tax balances immediately with the legal tax-paying entities in the respective jurisdictions, if applicable. These settlements are reflected as changes in parent company investment.

We determine the provision for income taxes using the asset and liability approach. Under this approach, deferred income taxes represent the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities.

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. In assessing the need for a valuation allowance, we look to the future reversal of existing taxable temporary differences, taxable income in carryback years, the feasibility of tax planning strategies and estimated future taxable income. The valuation allowance can be affected by changes to tax laws, changes to statutory tax rates and changes to future taxable income estimates.

We recognize tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company did not recognize any tax benefits in the stand-alone Financial Statements because tax benefits are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15. Major tax jurisdictions generally have the right to examine and audit the previous three or four years of tax returns filed.

Taxable loss generated by BigToken has been included in the consolidated federal income tax returns of SRI and its state income tax returns. SRI has allocated income tax/loss to Big Token in the accompanying stand-alone financial statements as if Big Token were held in a separate corporation which filed separate income tax returns. SRI believes the assumptions underlying its allocation of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying stand-alone financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had Big Token been a completely separate stand-alone entity.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

NOTE 3 – IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting Standards Adopted

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): Part 1 – Accounting for Certain Financial Instruments with Down Round Features and Part 2 – Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with Scope Exception (“ASU No. 2017-11”). Part 1 of ASU No. 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are provisions in certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU No. 2017-11 addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification®. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We early adopted the proposed guidance under ASU 2017-11 for the year end December 31, 2017.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU No. 2017-04”). ASU No. 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. A public business entity that is a SEC filer should adopt the amendments of ASU No. 2017-04 for its annual and interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect any impact from the adoption of this standard on its financial statements.

Accounting Standards Issued But Not Yet Effective

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory (“ASU No. 2016-16”). ASU No. 2016-16 will require the tax effects of intercompany transactions, other than sales of inventory, to be recognized currently, eliminating an exception under current GAAP in which the tax effects of intra-entity asset transfers are deferred until the transferred asset is sold to a third party or otherwise recovered through use. The guidance will be effective for the first interim period of our 2019 fiscal year, with earlier adoption permitted.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

In connection with its financial instruments project, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments in September 2016 and ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities in January 2016.

•

ASU No. 2016-13 introduces a new impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a forward-looking “expected loss” model that will replace the current “incurred loss” model and generally will result in earlier recognition of allowances for losses. The guidance will be effective for the first interim period of our 2021 fiscal year, with early adoption in fiscal year 2020 permitted.

•

ASU No. 2016-01 addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Among other provisions, the new guidance requires the fair value measurement of investments in certain equity securities. For investments without readily determinable fair values, entities have the option to either measure these investments at fair value or at cost adjusted for changes in observable prices minus impairment. All changes in measurement will be recognized in net income. The guidance will be effective for the first interim period of our 2019 fiscal year. Early adoption is not permitted, except for certain provisions relating to financial liabilities.

In May 2014, the FASB issued a comprehensive new revenue recognition standard (ASU 2014-09, Revenue from Contracts with Customers (Topic 606)) , effective for fiscal years beginning after December 15, 2017 and interim periods within those years. The guidance may be applied retrospectively for all periods presented or retrospectively with a cumulative-effect adjustment at the date of adoption. The new guidance will supersede nearly all existing revenue recognition guidance under U.S. GAAP; however, it will not impact us because we are a pre-revenue company. When the Company does start generating revenue, it will follow the new revenue recognition guidance, accordingly the adoption will have no impact.

In August 2018, the FASB issued ASU 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40) (ASU 2018-15), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software, and hosting arrangements that include an internal use software license. The accounting for the service element of a hosting arrangement that is a service contract is not affected by the amendments in this Update. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is currently assessing the impact that this updated standard will have on its financial statements and footnote disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 – INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

December 31, 2017
Internally developed software	$12,496
Accumulated amortization	(442)
Carrying value	$12,054

Through December 31, 2017, the Company capitalized $12,496 of costs associated with the development of BIGToken, including directly related payroll costs.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS

Overview

SRI and its subsidiaries provide certain management and administrative services to BigToken. The costs of such services are reflected in appropriate categories in the accompanying stand-alone statements of operations for the period ended December 31, 2017. Additionally, SRI performs cash management functions on behalf of BigToken. BigToken does not have separate cash accounts as of December 31, 2017. As a result, all of our charges and cost allocations covered by these centralized cash management functions were deemed to have been paid by us to SRI, in cash, during the period in which the cost was recorded in the stand-alone financial statements.

We consider all of our transactions with SRI to be financing transactions, which are presented as net cash received from SRI in the accompanying stand-alone statements of cash flows.

Net Contributions from SRI

The significant components of the net cash contributions from SRI for the period ending December 31, 2017, were as follows:

Category:	2017
Expense allocations	$209,623
Accounts payable and other payments	—
Intangible assets and digital currency transfers	12,931
Other	—

Total	$222,554

Contributions from (distributions to) SRI are generally recorded based on actual costs incurred, without a markup.

The basis of allocation to BigToken, for the items described above, is as follows:

Expense allocations — SRI centrally administers and incurs the costs associated with certain functions on a centralized basis, including programming contract administration and programming payments, payroll and related tax and benefits processing, and management of any other administrative costs, and allocates the associated costs to BigToken. The costs incurred have been allocated to BigToken based on the actual amounts processed.

Accounts payable and other payments — All cash disbursements for trade and other accounts payable, and accrued expenses, are funded centrally by a subsidiary of SRI. Transactions processed for trade and other accounts payable, and accrued expenses, associated with the operations of BigToken are reflected net in net cash contributions from (distributions to) SRI in the accompanying stand-alone statements.

Intangible assets and digital currency transfers — Certain assets are internally developed centrally by SRI, and are allocated or transferred to BigToken. BigToken is charged for these assets based on historical cost value paid by SRI or the fair value of the digital currency on the date of transfer.

NOTE 6 – STOCKHOLDERS' EQUITY

The Company was formed as a wholly owned subsidiary of Social Reality, Inc, on December 14, 2017.

The company is authorized to issue 398,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares were issued or outstanding at September 30, 2018 or at December 31, 2017.   The company is authorized to issue 1,000,000 shares of Class A Common Stock, par value $0.001 per share, of which no shares were issued or outstanding at September 30, 2018 or at December 31, 2017.  The company is authorized to issue 1,000,000 shares of Class B Common Stock, par value $0.001 per share, of which 1,000,000 shares were issued and outstanding at September 30, 2018 and at December 31, 2017.

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

At formation, the Company issued 1,000,000 Class B common shares to its parent.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company utilizes office space provided by its parent company, currently at no direct cost to us. There is no lease between us and our parent company. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Other Commitments

None

Employment agreements

None

Litigation

None

NOTE 8 - INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company has not recognized an income tax benefit for its operating losses generated from operations, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of December 31, 2017, the Company has a net operating loss carry forward in the amount of $209,623. The NOLs will begin expiring in 2037.

The provision for Federal and State income tax consists of the following:

2017
Federal income tax benefit attributable to:
Current Operations	$(50,785)
Less: valuation allowance	50,785
Net provision for Federal income taxes	$—

The cumulative tax effect at the expected rate of 24.2% of significant items comprising our net deferred tax amount is as follows:

2017
Deferred tax asset attributable to:
Net operating loss carryover	$50,785
Less: valuation allowance	(50,785)
Net deferred tax asset	$—

BIG TOKEN, INC

NOTES TO FINANCIAL STATEMENTS

Gross deferred tax assets as of December 31, 2017, include $44,021 of federal and $6,764 of state net operating loss carryforwards, determined on a separate return basis, which would expire in periods through 2037. A valuation allowance has been recorded on the state carryforwards because the realizability of such tax benefits on a separate return basis is not more likely than not. The federal net operating loss carryforwards have not been fully utilized in the consolidated federal income tax returns of SRI.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including accounts payable, approximate their respective fair values due to the short-term nature of such instruments.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to December 31, 2017 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

BIG TOKEN, INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Prepaid expenses	$55,445	$—
Digital Currency asset	59,617	1,877
Total current assets	115,062	1,877

Goodwill	—	—
Intangibles – net	134,475	12,054
Other assets	—	—

Total assets	$249,537	$13,931

Liabilities and stockholders' equity deficit

Current liabilities:
Accounts payable and accrued expenses	$20,686	$—
Due to Parent Entity	1,898,731	222,554
Total current liabilities	1,919,417	222,554

Total liabilities	1,919,417	222,554

Commitments and contingencies (Note 8)

Stockholders' equity deficit
Preferred stock, authorized 398,000,000 shares, $0.001 par value, 0 shares issued or outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Class A common stock, authorized 1,000,000 shares, $0.001 par value, 0 and 0 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Class B common stock, authorized 1,000,000 shares, $0.001 par value, 1,000,000 shares issued and outstanding at September 30, 2018 and December 31, 2017.	1,000	1,000
Additional paid in capital	—	—
Accumulated deficit	(1,670,880)	(209,623)
Total stockholders' deficit	(1,669,880)	(208,623)

Total liabilities and stockholders' deficit	$249,537	$13,931

See accompanying footnotes to these unaudited condensed financial statements.

BIG TOKEN, INC.

CONDENSED STATEMENTS OF OPERATIONS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$—	$—	$—	$—

Operating expense
General, selling and administrative expense	522,088	—	1,435,316	—
Depreciation	10,954	—	20,681	—
Total operating expense, net	533,042	—	1,455,997	—

Loss from operations	(533,042)	—	(1,455,997)	—

Other income (expense)
Digital currency assets impairment loss	—	—	(5,260)	—
Total other income (expense)	—	—	(5,260)	—

Income (loss) before provision for income taxes	(533,042)	—	(1,461,257)	—

Provision for income taxes	—	—	—	—

Net income (loss)	$(533,042)	$—	$(1,461,257)	$—

Net (loss) income per share, basic and diluted	$(0.53)	$—	$(1.46)	$—

Weighted average shares outstanding, basic and diluted	1,000,000	—	1,000,000	—

See accompanying footnotes to these unaudited condensed financial statements.

BIG TOKEN, INC.

CONDENSED STATEMENTS OF CASH FLOWS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

	Nine Months ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(1,461,257)	—
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	20,681	—
Digital currency assets impairment loss	5,260	—
Changes in operating assets and liabilities:
Prepaid expenses	(55,445)	—
Accounts payable and accrued expenses	20,686	—
Cash used in operating activities	(1,470,075)	—

Cash flows from investing activities:
Internally developed software	(143,102)	—
Digital Currency Assets	(63,000)
Cash used in investing activities	(206,102)	—

Cash flows from financing activities:
Intercompany loans from parent entity	1,676,177	—
Net cash provided by financing activities	1,676,177	—

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$—	—

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	—	—
Cash paid for taxes	—	—
Non-cash financial activities:

See accompanying footnotes to these unaudited condensed financial statements.

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Big Token, Inc. (“we”, “us”, "BIG", “BIGToken”, or “the Company”) is a Delaware corporation formed on December 14, 2017.  The Company is a wholly owned subsidiary of Social Reality, Inc., and has no direct subsidiaries. We are headquartered in Los Angeles, California.

We are a pre-revenue stage business, currently in an open Beta stage of launch of the BIGToken application.  BIGToken is designed for consumers to own, manage, and earn from their digital identity and data. Consumers are rewarded for providing their data and completing other activities in the BIGToken platform The Company anticipates it will begin generating revenue in the third quarter of 2019, once a significant user base is developed on the BIGToken platform, through the sale of advertising to advertising agencies and brands. Currently the working capital needs of Big Token are funded by the parents.

Basis of Presentation

These Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Social Reality, Inc. (“SRI”) (NASDAQ: SRAX). The Stand-alone Financial Statements reflect the Company’s financial position, results of operations and cash flows as it was historically managed, in conformity with accounting principles generally accepted in the United States of America, or GAAP.

The accompanying unaudited condensed financial statements and notes thereto are unaudited. The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and note disclosures normally included in the Company’s annual financial statements have been condensed or omitted. The December 31, 2017 condensed balance sheet data was derived from our financial statements but does not include all disclosures required by GAAP. These interim financial statements, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the three month and nine months period ended September 30, 2018. These results are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or for any future period. The December 31, 2017 financial statements of Big Token, Inc. are included in this S-1.

Our stand-alone Financial Statements does not fully include expense allocations for: (1) certain corporate functions historically provided by SRI including, but not limited to, finance, legal, information technology, human resources, communications, ethics and compliance, and any shared services; (2) employee benefits and incentives; and (3) share-based compensation. These expenses have not been allocated to us.  Since our formation on December 14, 2017, there were no material allocation of general and administrative expenses during the period from December 14, 2017 to December 31, 2017.

Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

SRI uses a centralized approach to cash management and financing of its operations, excluding debt if we are the legal obligor. SRI funds our operating and investing activities as needed. Cash transfers to and from SRI’s cash management accounts are reflected in intercompany payable to SRI.

The cash and cash equivalents held by SRI at the corporate level are not specifically identifiable to us and therefore were not allocated to us for any of the periods presented. Any SRI third-party debt, and the related interest expense has not been allocated to us for any of the periods presented as we were not the legal obligor of the debt and were not directly attributable to our business.

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses and Sources of Liquidity

BIGToken’s primary need for liquidity is currently to fund working capital requirements of our business and the development of the BIGToken platform. Once the BIGToken platform is complete, we anticipate generating revenue through the platform. Our general, selling and administrative expenses increased from $0 for the three months ended September 30, 2017 to $522,088 for the three months ended September 30, 2018. Our general, selling and administrative expenses increased from $0 for the nine months ended September 30, 2017 to $1,435,316 for the nine months ended September 30, 2018. We generated a net loss of $533,042 for the three months ended September 30, 2018 compared to a net loss of $0 for the three months ended September 30, 2017. We generated a net loss of $1,461,257 for the nine months ended September 30, 2018 compared to a net loss of $0 for the nine months ended September 30, 2017.

At September 30, 2018, we had an accumulated deficit of $1,670,881. As of September 30, 2018, we had $0 in cash and cash equivalents and a deficit in working capital of $1,804,355 as compared to $0 in cash and cash equivalents and a deficit in working capital of $220,677 at December 31, 2017.

We are an early stage company facing a challenging competitive environment. While we continue to build out our platform to begin targeting revenue generating opportunities, we reported losses and have historically funded all of our operations and investing activities with cash provided by our parent company, Social Reality, Inc.  We anticipate that our parent company will fund our operational requirements for the next 12 months. We expect our parent company will fund our operations for the next twelve months through cash on hand, cash generated from its core operations and potential sales of other non-core assets.  SRI had cash and equivalents of 14,423,573 as of September 30, 2018.

Use of Estimates

The unaudited condensed financial statements have been prepared in conformity with GAAP and requires management of the Company to make estimates and assumptions in the preparation of these unaudited condensed financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting periods. Actual results could differ from these estimates and assumptions.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern and liquidity: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred a loss and is pre-revenue, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors. The Company has relied on support from its parent company to meet its operating and working capital needs.

(iii)	Estimates and assumptions used in valuation of intangible assets: Management estimates expected life of the intangible assets, which is internally developed software

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Management bases its estimates on their experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company held no financial instruments as of December 31, 2017.

Cash and Cash Equivalents

As of September 30, 2018, the Company had no cash accounts. In the future, the Company will consider all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Concentration of Credit Risk, Significant Customers and Supplier Risk

The Company does not have any bank accounts as of September 30, 2018.

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Internal use software.

In accordance with the authoritative guidance, we capitalize application development stage costs associated with the development of new functionality for internal-use software and software developed related to our planned product offerings. The capitalized costs are then amortized over the estimated useful life of the software, which is generally three to five years, and are included in property and equipment in the accompanying balance sheet.

The Company's intangible assets subject to amortization are amortized using the straight-line method over their estimated useful lives of three years. The Company evaluates the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired. Amortization expense of intangible assets was $10,954 and $20,681 during the three and nine month periods ended September 30, 2018.

Digital Currency Assets

Digital Assets are included in current assets in the balance sheet. Digital Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Assets are included in other income (expense) in the statements of operations. The Company had no realized gain or loss on sale of digital currency during the period ended September 30, 2018.

The Company assesses impairment of Digital Assets quarterly if the fair value of digital assets is less than its cost basis. The Company recognizes impairment losses on Digital Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Assets are recorded as a component of costs and expenses in our statements of operations. There was an impairment loss of $5,260 related to Digital Assets during the period ended September 30, 2018.

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

Long-lived Assets

Management evaluates the recoverability of the Company's identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company's stock price for a sustained period of time; and changes in the Company's business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

No impairments have been recorded regarding its identifiable intangible assets or other long-lived assets during the three months ended September 30, 2018 or 2017, respectively.

Revenue Recognition

The Company followed guidance contained in Topic 606 (FASB ASC 606). The core principle of Topic 606 (FASB ASC 606) is that an entity should recognize revenue to depict the transfer of goods of services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revenue recognition guidance contained in Topic 606, to follow the five-step revenue recognition model along with other guidance impacted by this standard: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transportation price; (4) allocate the transportation price; (5) recognize revenue when or as the entity satisfies a performance obligation.

For the period ended September 30, 2018, the Company had no revenue or cost of sales.

Earnings (Loss) Per Share

We use Accounting Standards Codification (“ASC”) 260, "Earnings Per Share" for calculating the basic and diluted earnings (loss) per share. We compute basic earnings (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards. For periods with a net loss, basic and diluted loss per share are the same, in that any potential common stock equivalents would have the effect of being anti-dilutive in the computation of net loss per share.

There were no common share equivalents at September 30, 2018.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

NOTE 3 – IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting Standards Adopted

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): Part 1 – Accounting for Certain Financial Instruments with Down Round Features and Part 2 – Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with Scope Exception (“ASU No. 2017-11”). Part 1 of ASU No. 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are provisions in certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU No. 2017-11 addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification®. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company does not expect any impact from the adoption of this standard on its unaudited condensed financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU No. 2017-04”). ASU No. 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. A public business entity that is a SEC filer should adopt the amendments of ASU No. 2017-04 for its annual and interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect any impact from the adoption of this standard on its unaudited condensed financial statements.

Accounting Standards Issued But Not Yet Effective

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other Than Inventory (“ASU No. 2016-16”). ASU No. 2016-16 will require the tax effects of intercompany transactions, other than sales of inventory, to be recognized currently, eliminating an exception under current GAAP in which the tax effects of intra-entity asset transfers are deferred until the transferred asset is sold to a third party or otherwise recovered through use. The guidance will be effective for the first interim period of our 2019 fiscal year, with earlier adoption permitted.

In connection with its financial instruments project, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments in September 2016 and ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities in January 2016.

•

ASU No. 2016-13 introduces a new impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a forward-looking “expected loss” model that will replace the current “incurred loss” model and generally will result in earlier recognition of allowances for losses. The guidance will be effective for the first interim period of our 2021 fiscal year, with early adoption in fiscal year 2020 permitted.

•

ASU No. 2016-01 addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Among other provisions, the new guidance requires the fair value measurement of investments in certain equity securities. For investments without readily determinable fair values, entities have the option to either measure these investments at fair value or at cost adjusted for changes in observable prices minus impairment. All changes in measurement will be recognized in net income. The guidance will be effective for the first interim period of our 2019 fiscal year. Early adoption is not permitted, except for certain provisions relating to financial liabilities.

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard on its unaudited condensed financial statements.

In May 2014, the FASB issued a comprehensive new revenue recognition standard (ASU 2014-09, Revenue from Contracts with Customers (Topic 606)) , effective for fiscal years beginning after December 15, 2017 and interim periods within those years. The guidance may be applied retrospectively for all periods presented or retrospectively with a cumulative-effect adjustment at the date of adoption. The new guidance will supersede nearly all existing revenue recognition guidance under U.S. GAAP; however, it will not impact us because we are a pre-revenue company. When the Company does start generating revenue, it will follow the new revenue recognition guidance, accordingly the adoption to have no impact.

In August 2018, the FASB issued ASU 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40) (ASU 2018-15), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software, and hosting arrangements that include an internal use software license. The accounting for the service element of a hosting arrangement that is a service contract is not affected by the amendments in this Update. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is currently assessing the impact that this updated standard will have on its financial statements and footnote disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed financial statements.

NOTE 4 – INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	September 30, 2018	December 31, 2017
Internally developed software	155,598	12,496
Accumulated amortization	(21,123)	(442)
Carrying value	$134,475	$12,054

During the three and nine months ended September 30, 2018, the Company capitalized $64,687 and $143,102, respectively, of costs associated with the development of internal-use software, including directly related payroll costs.

Amortization expense was $10,954 and $20,681 for the three and nine months ended September 30, 2018.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses are comprised of the following:

	September 30, 2018	December 31, 2017
Accounts payable, trade	$14,686	—
Accrued compensation	6,000	—
Total	$20,686	—

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

NOTE 6 – RELATED PARTY TRANSACTIONS

Overview

SRI and its subsidiaries provide certain management and administrative services to BIGToken. The costs of such services are reflected in appropriate categories in the accompanying stand-alone statements of operations for the period ended September 30, 2018. Additionally, SRI performs cash management functions on behalf of BIGToken. BIGToken does not have separate cash accounts as of September 30, 2018. As a result, all of our charges and cost allocations covered by these centralized cash management functions were deemed to have been paid by us to SRI, in cash, during the period in which the cost was recorded in the stand-alone financial statements.

We consider all of our transactions with SRI to be financing transactions, which are presented as net cash received from SRI in the accompanying stand-alone statements of cash flows.

Net Contributions from SRI

The significant components of the net cash contributions from SRI for the period ending September 30, 2018, were as follows:

Category:	2018

Beginning balance as of December 31, 2017	$222,554
Expense allocations	1,470,075
Accounts payable and other payments	—
Intangible assets and digital currency transfers	206,102
Other	—

Total	$1,898,731

Contributions from (distributions to) SRI are generally recorded based on actual costs incurred, without a markup.

The basis of allocation to BIGToken, for the items described above, is as follows:

Expense allocations — SRI centrally administers and incurs the costs associated with certain functions on a centralized basis, including programming contract administration and programming payments, payroll and related tax and benefits processing, and management of any other administrative costs, and allocates the associated costs to BIGToken. The costs incurred have been allocated to BIGToken based on the actual amounts processed.

Accounts payable and other payments — All cash disbursements for trade and other accounts payable, and accrued expenses, are funded centrally by SRI. Transactions processed for trade and other accounts payable, and accrued expenses, associated with the operations of BIGToken are reflected net in net cash contributions from (distributions to) SRI in the accompanying stand-alone statements.

Intangible assets and digital currency transfers — Certain assets are internally developed centrally by SRI, and are allocated or transferred to BIGToken. BIGToken is charged for these assets based on historical cost value incurred by SRI or the fair value of the digital currency on the date of transfer.

BIG TOKEN, INC.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(Unaudited)

NOTE 7 – STOCKHOLDERS' EQUITY

The Company was formed as a wholly owned subsidiary of Social Reality, Inc, on December 14, 2017.

The company is authorized to issue 398,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares were issued or outstanding at September 30, 2018 or at December 31, 2017. The company is authorized to issue 1,000,000 shares of Class A Common Stock, par value $0.001 per share, of which no shares were issued or outstanding at September 30, 2018 or at December 31, 2017.  The company is authorized to issue 1,000,000 shares of Class B Common Stock, par value $0.001 per share, of which 1,000,000 shares were issued and outstanding at September 30, 2018 and at December 31, 2017.

At formation, the Company issued 1,000,000 Class B common shares to its parent.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company utilizes office space provided by its parent company, currently at no direct cost to us. There is no lease between us and our parent company. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Other Commitments

None

Employment agreements

None

Litigation

None

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash and accounts payable, approximate their respective fair values due to the short-term nature of such instruments.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to September 30, 2018 through the date these unaudited condensed financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these unaudited condensed financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All expenses incurred will be paid by the Company. All of the amounts shown are estimates except the Securities and Exchange Commission, or SEC, registration fees.

To be Paid by the Registrant
SEC registration fees	$484.80
Legal fees and expenses	50,000
Accounting fees and expenses	20,000
Printing and engraving expenses	2,000
Transfer agent’s fees	0
Miscellaneous fees and expenses	2,000
Total	$74,484.80

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law, as amended, or DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our certificate of incorporation states that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as director.

Our bylaws provide that we shall, to the fullest extent authorized by the DGCL, indemnify any person who was or is made a party or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was our director or officer or is or was serving at our request as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, against all expenses, liability or loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Our bylaws also provide that we may enter into one or more agreements with any director, officer, employee or agent of ours, or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, that provides for indemnification rights equivalent to or, if our board of directors so determines, greater than, those provided for in such bylaws.

We maintain a liability insurance policy for our directors and officers, subject to certain exclusions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

The following information is given with regard to unregistered securities sold during the preceding three years including the dates and amounts of securities sold, the persons or class of persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.  The descriptions contained below are a summary and qualified by the agreements, if applicable, included as Exhibits to this Registration Statement. The following securities were issued in private offerings pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and the rules promulgated thereunder:

•

In January 2015 we sold three-year warrants to purchase 882,001 shares of our common stock at an exercise price of $1.50 to 20 existing stockholders of our company in a private transaction.  We received gross proceeds of $8,820 and we did not pay any commissions or finder's fees.  The investors were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that act.

•

On January 28, 2016 we sold 500,000 shares of our Class A common stock to six accredited investors in private transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on exemptions provided by Section 4(a)(2) of that act. We received proceeds of $500,000 and did not pay any commissions or finder's fees. We are using the proceeds for working capital.

•

On February 23, 2016 we issued an aggregate of 50,000 shares of our Class A common stock valued at $70,000 as partial compensation for services under the terms of a consulting agreement. The recipients were accredited or otherwise sophisticated investors with access to business and financial information on our company. The issuances was exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

•

In November 2016, we entered into an advisory agreement with kathy ireland® Worldwide LLC pursuant to which we engaged the company on a non-exclusive basis to provide strategic advisory services to us to be mutually agreed to from time to time which are anticipated to include: (i) if we form an Advisory Committee of independent, third party brand, marketing and/or consumer product C-level executives, to serve on such committee on terms no less favorable than the highest compensated person on such committee; (ii) as an advisor, Ms. Ireland holds the non-executive designation of Chief Branding Advisor; (iii) to provide reasonable input to us on various aspects of corporate branding; and (iv) to use good faith efforts to introduce us to potential business customers. As compensation for these services, in January 2017, we issued affiliates of kathy ireland ® Worldwide LLC 100,000 shares of our Class A common stock valued at $678,000. Under the terms of the agreement the shares were deemed earned upon execution of the advisory agreement. Although the shares to be issued are for future services over the term of the agreement, we have recognized the value of these services as an expense during the year ended December 31, 2016.  The term of the advisory agreement expires on December 31, 2018, but may be terminated by either party upon 30 days' notice to the other party. The recipients were accredited or sophisticated investors who had access to business and financial information on our company and the issuances were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to an exemption provided by Section 4(a)(2) of that act.

•

In January 2017, we issued 3,858 shares of our Class A common stock valued at $12,500 to Mr. Ferguson upon his appointment to our Board of Directors and the Audit Committee of the Board. The recipient is an accredited investor and the issuance was exempt from registration under the Securities Act pursuant to an exemption provided by Section 4(a)(2) of that act. As of the date hereof, Mr. Ferguson is no longer a member of our board of directors

•

In January 2017, contemporaneously with our registered offering, we issued, in a private placement, for no additional consideration, 380,953 Class A common stock purchase warrants with an exercise price of $6.70 per share.  The warrants have a term of five years commencing six months from the date of closing. The warrants are subject to adjustment in the event of stock splits, dividends, and fundamental transactions.  The warrants also contain anti-dilution price protection for subsequent equity issuances with an exercise price floor of $1.20 per share.

•

In February 2017, we issued an individual 150,000 shares of our Class A common stock valued at $420,000 as compensation for services under the terms of a consulting agreement. The recipient, Mr. Steven Antebi, at the time was a principal stockholder of our company. He is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

•

In April 2017, we entered into securities purchase agreements to sell $5,000,000 of our 12.5% secured convertible debentures and issued 833,337 Series A Common Stock Purchase Warrants.  The debentures mature on 4/21/2020, bear interest at an annual rate of 12.5%, payable quarterly on January 1, April 1, July 1, and October 1, beginning on July 1, 2017.  The debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of $1.40 per share. The Series A common stock purchase warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share.  In connection with the sale of the debentures we issued Chardan Capital Markets 100,000 placement agent warrants with an exercise price of $3.75, term of five and a half years (exercisable beginning 6 months after issuance).

•

In August 2017, as consideration for our acquisition of Leapfrog Media Trading, we issued 200,000 shares of Class A common stock and warrants to purchase 350,000 shares of Class A common stock.  The warrants have a term of five years and an exercise price of $3.00 per share and are subject to adjustment in the vent of stock splits, dividends, subsequent rights offerings, and fundamental transactions.  Additionally, the warrants contain anti-dilution price protection for subsequent equity sales.

•

Between September 2017 and January 2018, we issued an aggregate of 225,000 shares of Class A common stock valued at $957,000 as consideration for media and marketing services.

•

In October 2017, we issued 70,409 shares of our Class A common stock to Joseph P. Hannan, our former chief financial officer, pursuant to his October 2017 employment agreement.  The shares were issued pursuant to our 2016 equity compensation plan.

•

In October 2017, we entered into securities purchase agreements to sell an aggregate of $5,180,157.78 of our 12.5% secured convertible debentures and issued 863,365 Series A Common Stock Purchase Warrants.  The debentures mature on 4/21/2020, bear interest at an annual rate of 12.5%, payable quarterly on January 1, April 1, July 1, and October 1, beginning on January 1, 2018.  Pursuant to the greenshoe provision contained in our April 2017 debenture offering, $2,000,000 of debentures were purchased pursuant to the greenshoe provision and the remaining $3,180,157.78 were purchased separately. Of the 863,365 warrants issued, a total of 333,335 were purchased pursuant to the greenshoe provision and 630,030 were purchased separately. The debentures are convertible into shares of our Class A common stock at $3.00 per share, subject to adjustment, and contain anti-dilution protection for subsequent financings and have a conversion price floor of  $1.40 per share (pursuant to shareholder vote approving the offering that occurred on December 29, 2017). The warrants have an exercise price of $3.00 per share, subject to adjustment and contain anti-dilution protection for subsequent financings and have an exercise price floor of $1.40 per share. In connection with the offering we issued Chardan Capital Markets 160,000 placement agent warrants, of which: (i) 129,176 have an exercise price of $3.75 and (ii) 54,161 have an exercise price of $4.49.  We also issued Aspenwood Capital 23,337 placement agent warrants with an exercise price of $3.75. All placement agent warrants have a term of five and a half years (exercisable beginning 6 months after issuance).

•

In January 2018, we issued 150,000 shares of our Class A common stock in exchange for media consulting services.

•

On January 18, 2018, we issued Colleen DiClaudio, a board member, 7,813 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors.  The shares were issued from our 2016 equity compensation plan

•

In January 2018, we issued Hardy Thomas, a former board member, 7,195 Class A common shares valued at $10,000 as payment for 2017 services on our board of directors.  The shares were issued from our 2016 equity compensation plan.

•

In January 2018, we issued Marc Savas, Malcolm CasSelle, and William Packer each 3,774 Class A common shares valued at $10,000 as payment for their respect 2017 service on our board of directors.  The shares were issued from our 2016 equity compensation plan. Mr. Packer is no longer a member of the board of directors of the Company.

•

On April 14, 2018, we issued Marc Savas, Malcolm CasSelle, and Colleen DiClaudio each 5,059 Class A common stock purchase options as partial payment for 2018 services on our board of directors.  The options have an exercise price of $4.92 per share, a term of seven (7) years, and vest quarterly over the grant year. The options were issued as partial payment for their respective 2018 services on our board of directors.   Each option grant is valued at $15,000 and were issued from our 2016 equity compensation plan.

•

In April 2018, 122,950 shares of Class A common stock were awarded to one employee for sales performance achievement pursuant to our 2016 equity compensation plan.

•

In August 2018, we issued 150,000 shares of our Class A common stock in exchange for consulting services.

•

On November 29, 2018, pursuant to the redemption of outstanding 12.5% senior secured convertible debentures, we issued 1,090,862 Class A common stock purchase warrants.  We received no additional consideration for the issuance of the warrants.  The Warrants have a term of five (5) years from the date in which the underlying redeemed debenture was issued, and accordingly, (i) 277,500 warrants have an expiration date of April 21, 2022, and (ii) 813,362 warrants have an expiration date of October 27, 2022.  The Warrants are initially exercisable at $3.000 per share and contain anti-dilution protection for subsequent equity sales with a floor of $1.40.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 17.  UNDERTAKINGS.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this registration statement or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on February 11, 2019.

SOCIAL REALITY, INC.

By:	/s/ CHRISTOPHER MIGLINO
Christopher Miglino,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Miglino and Michael Malone, and each of them acting alone, with full power of substitution and resubstitution and full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and all documents in connection therewith (including all post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act), with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHRISTOPHER MIGLINO	Chief Executive Officer, President and Director	February 11, 2019
Christopher Miglino	(Principal Executive Officer)

/S/ MICHAEL MALONE	Chief Financial Officer	February 11, 2019
Michael Malone	(Principal Financial and Accounting Officer)

/S/ KRISTOFFER NELSON	Chief Operating Officer, Director	February 11, 2019
Kristoffer Nelson

/S/ MARK SAVAS	Director	February 11, 2019
Mark Savas

/S/ MALCOLM CASSELLE	Director	February 11, 2019
Malcolm CasSelle

/S/ ROBERT JORDAN	Director	February 11, 2019
Robert Jordan

/S/ COLLEEN DICLAUDIO	Director	February 11, 2019
Colleen DiClaudio

EXHIBIT INDEX

			Incorporated by Reference
		Filed/
Exhibit		Furnished		Exhibit		Filing
No.	Description	Herewith	Form	No.	File No.	Date

3.01(i)	Certificate of Incorporation, filed on 8/3/11		S-1	3.01(i)	333-179151	1/24/12
3.02(i)	Certificate of Correction to Certificate of Incorporation, filed on 8/31/11		S-1	3.01(ii)	333-179151	1/24/12
3.03(i)	Certificate of Amendment to Certificate of Incorporation authorizing 1:5 reverse stock split		8-K	3.5	000-54996	9/19/16
3.04(i)	Certificate of Designation of Series 1 Preferred Stock		8-K	3.4	000-54996	8/22/13
3.05(i)	Certificate of Designation of BIGToken Preferred Tracking Stock	*
3.05(ii)	Bylaws of Social Reality, Inc. adopted in August 2011		S-1	3.03	333-179151	1/24/12
4.01	Specimen of Class A Common Stock Certificate		8-A12B	4.1	001-37916	10/12/16
4.02	Class A Common Stock Purchase Warrant Issued to Investors in October 2014		8-K	4.7	000-54996	11/4/14
4.03	Class A Common Stock Purchase Warrant issued in Steel Media Transaction dated October 30, 2014		8-K	4.8	000-54996	11/4/14
4.04	Class A Common Stock Warrant issued in September 2016 Offering		8-K	4.6	000-54996	10/6/16
4.05	Class A Common Stock Warrant issued to October 2013 Offering		8-K	4.7	000-54996	10/24/13
4.06	Class A Common Stock Warrant issued to T.R. Winston & Company issued 8/22/13		10-Q	4.5	000-54996	11/13/13
4.07	Class A Common Stock Warrant issued to Investors in January 2014 Offering		8-K	4.6	000-54966	1/27/14
4.08	Class A Common Stock Warrant issued to Investors in September 2016		8-K	4.6	000-54966	10/6/16
4.09	Class A Common Stock Warrant issued to Investors in January 2017 Offering		8-K	4.1	001-37916	1/4/17
4.10	Class A Common Stock Warrant issued to Investors in January 2017 Offering (2nd Warrant)		8-K	4.2	001-37916	1/4/17
4.11	Class A Common Stock Placement Agent Warrant issued in January 2017 Offering		8-K	4.3	001-37916	1/4/17
4.12	Class A Common Stock Placement Agent Warrant issued in October 2016 Offering		10-K	4.12	001-37916	3/31/17
4.13	Class A Common Stock Warrant issued in Leapfrog Media Trading Acquisition		10-K	4.13	001-37916	4/2/18
4.14	Form of 12.5% Secured Convertible Debenture issued in April 2017 Offering		8-K	4.2	001-33672	4/21/17

4.15	Class A Common Stock Warrant issued in April 2017 Offering	8-K	4.1	001-33672	4/21/17
4.16	Form of Class A Common Stock Placement Agent Warrant issued in April 2017 Offering	8-K	4.3	001-33672	4/21/17
4.17**	2016 Equity Compensation Plan	DEF 14A	A-1	001-37916	1/20/17
4.18**	2014 Equity Compensation Plan	8-K	10.33	000-54996	11/10/14
4.19	2012 Equity Compensation Plan	S-1	4.02	333-179151	1/24/12
4.20	Form of Stock Option Agreement for 2012, 2014 and 2016 Equity Compensation Plan	S-1	4.03	333-179151	1/24/12
4.21	Form of Restricted Stock Unit Agreement for 2012, 2014 and 2016 Equity Compensation Plan	8-K	4.04	333-179151	1/24/12
4.22	Form of Restricted Stock Award Agreement for 2012, 2014 and 2016 Equity Compensation Plan	8-K	4.05	333-179151	1/24/12
4.23	Form of 12.5% Secured Convertible Debenture issued in October 2017 Offering	8-K	4.01	001-37916	10/27/17
4.24	Class A Common Stock Warrant Issued to Investors and Placement Agents in October 2017 Offering	8-K	4.02	001-37916	10/27/17
4.25	Amended and Restated Schedule 2 to 12.5% Senior Secured Convertible Debentures	8-K	4.01	001-37916	7/30/18
4.26	Series B Warrant issued pursuant to redemption of 12.5% Senior Secured Convertible Debentures	8-K	4.01	001-37916	11/30/18
5.01+	Opinion of Silvestre Law Group, P.C.
10.01	Purchase Agreement among Richard Steel, Steel Media, and Social Reality, dated 10/30/14	8-K	2.1	000-54996	11/4/14
10.02	Asset Purchase Agreement with LeapFrog Media Trading dated 4/20/17	10-K	10.02	001-37916	4/2/18
10.03	Amendment to Asset Purchase Agreement with Leapfrog Media Trading dated 8/17/17	10-K	10.03	001-37916	4/2/18
10.04	Transition Services Agreement in Leapfrog Media Trading Transaction	10-K	10.04	001-37916	4/2/18
10.05	Sample Leakout Agreement in Leapfrog Media Trading Transaction	10-K	10.05	001-37916	4/2/18
10.06	Form of Securities Purchase Agreement for April 2017 Offering	8-K	10.1	001-37916	4/21/17
10.07	Form of Security Agreement for April 2017 Offering	8-K	10.2	001-37916	4/21/17
10.08	Form of Registration Rights Agreement for April 2017 Offering	8-K	10.3	001-37916	4/21/17
10.09	Form of Securities Purchase Agreement for October 2017 Offering	8-K	10.01	001-37916	10/27/17
10.10	Form of Registration Rights Agreement for October 2017 Offering	8-K	10.02	001-37916	10/27/17
10.11**	Employment Agreement with Christopher Miglino dated 1/1/12	S-1	10.01	333-179151	1/24/12
10.12**	Employment Agreement with Erin DeRuggiero dated 10/19/15	10-K	10.3	000-54996	2/26/16
10.13**	Employment Agreement with Joseph P. Hannan dated 10/17/16	10-Q	10.48	001-37916	11/14/16

10.14**	Employment Agreement with Richard Steel dated 10/30/14	8-K	10.27	000-54996	11/4/14
10.15**	Employment Agreement with Chad Holsinger dated 10/30/14	8-K	10.28	000-54996	11/4/14
10.16	Employment Agreement with Adam Bigelow dated 10/30/14	8-K	10.29	000-54996	11/4/14
10.17**	Separation Agreement and Release with Richard Steel dated 1/25/17	8-K	10.1	333-215791	1/27/17
10.18**	Employment Agreement with Dustin Suchter dated 12/19/14	8-K	10.36	000-54996	12/22/14
10.19**	Form of Proprietary Information, Inventions and Confidentiality Agreement	S-1	10.03	333-179151	1/25/12
10.20**	Form of Indemnification Agreement with Officers and Directors	S-1	10.04	333-179151	1/25/12
10.21	Indemnification Agreement with Richard Steel dated 10/30/14	8-K	10.30	333-215791	11/4/14
10.22	Sublease for principal executive offices dated 8/12/12 with TrueCar, Inc.	S-1	10.16	333-193611	1/28/14
10.23	Services Agreement with Servicios y Asesorias Planic, S.A. de cv dated 1/25/13	10-K	10.9	000-54996	3/31/15
10.24	Sublease Agreement with Amarcore, LLC dated 1/1/15	S-1	10.17	333-206791	9/4/15
10.25	Advisory Agreement with Kathy Ireland Worldwide, LLC dated 11/14/16	10-Q	10.49	001-37916	11/14/16
10.26	Financing and Security Agreement with FastPay Partners, LLC	8-K	10.41	000-54996	9/23/16
10.27	Share Acquisition and Exchange Agreement with Five Delta, Inc.	8-K	10.34	000-54996	12/22/14
10.28	Secured Subordinated Promissory Note to Richard Steel dated 10/30/14	8-K	10.18	000-54996	11/4/14
10.29	Subordination Agreement with Richard Steel and Victory Park Management, LLC dated 10/30/14	8-K	10.22	000-54996	11/4/14
10.30	Securities Purchase Agreement for January 2017 Offering	8-K	10.1	001-37916	1/4/17
10.31	Placement Agent Agreement for January 2017 Offering with Chardan Capital Markets	8-K	10.2	001-37916	1/4/17
10.32	Financing Agreement with certain Lenders and Victory Park Management, LLC	8-K	10.23	000-54996	11/4/14
10.33	First Amendment to Financing Agreement dated 5/14/15	10-Q	10.38	000-54996	5/15/15
10.34	Pledge and Security Agreement with Steel Media and Victory Park Management, LLC dated 10/30/14	8-K	10.25	000-54996	11/4/14
10.35	Registration Rights Agreement dated 10/30/14	8-K	10.26	000-54996	11/4/14
10.36	Forbearance Agreement with Steel Media, Five Delta, Inc, Lenders and Victory Park Management, LLC dated 8/22/16	8-K	10.46	000-54996	8/24/16
10.37	Letter Agreement dated 1/5/17	10-K	10.35	001-37916	3/31/17
10.38	Insider Trading Policy adopted as of 2/23/16	10-K	10.36	001-37916	3/31/17

10.39**	Agreements with Erin DeRuggiero dated March 20, 2018		10-Q	10.38	001-37916	5/15/18
10.40	Amendment to Registration Rights Agreement associated with October 2017 Debenture Financing		10-Q/A	10.39	001-37916	5/24/18
10.41	Form of Asset Purchase Agreement with Halyard MD Opco		8-K	10.01	001-37916	7/30/18
10.42**	Employment Agreement with Michael Malone dated 12/15/18		8-K	10.01	001-37916	12/20/18
18.01	Preference Letter regarding Change in Accounting Principle		10-Q	18.1	001-37916	11/14/16
23.01	Consent of RBSM, LLP	*
23.02+	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.01)
101.INS+	XBRL Instance Document	*
101.SCH+	XBRL Taxonomy Extension Schema	*
101.CAL+	XBRL Taxonomy Extension Calculation Linkbase	*
101.DEF+	XBRL Taxonomy Extension Definition Linkbase	*
101.LAB+	XBRL Taxonomy Extension Label Linkbase	*
101.PRE+	XBRL Taxonomy Extension Presentation Linkbase	*

———————

**	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.
+	To be filed by Amendment